FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-04

July 20, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$893,738,404

(Approximate Total Mortgage Pool Balance)

$782,021,000

(Approximate Offered Certificates)

DBJPM 2016-C3

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

DBJPM 2016-C3 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated July 21, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC
Co-Manager:	Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (47.0%) and JPMorgan Chase Bank, National Association (“JPMCB”) (53.0%) *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in September 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2016.
Cut-off Date:	Payment Date in August 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about August 11, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2049
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
JPMorgan Chase Bank, National Association	11	11	$431,267,371	48.3%
German American Capital Corporation	20	42	$378,471,033	42.3%
German American Capital Corporation/JPMorgan Chase Bank, National Association(1)	1	1	$84,000,000	9.4%
Total:	32	54	$893,738,404	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$893,738,404
Number of Mortgage Loans:				32
Number of Mortgaged Properties:				54
Average Mortgage Loan Cut-off Date Balance:				$27,929,325
Average Mortgaged Property Cut-off Date Balance:				$16,550,711
Weighted Average Mortgage Rate:				4.2599%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				119
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				118
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				1.1%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.04x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				54.4%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):				49.1%
Weighted Average U/W NOI Debt Yield(3):				10.9%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:				29.8%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				47.6%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				22.6%
Weighted Average Remaining Amortization Term (months)(4):				342
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				39.8%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				44.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				15.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				34.3%
% Mortgage Loans with Upfront Engineering Reserves:				28.6%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				55.1%
% Mortgage Loans with In Place Hard Lockboxes:				76.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x(7)				51.9%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				66.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				23.8%
% Mortgage Loans with Prepayment Only after a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				9.4%

(1)	German American Capital Corporation and JPMorgan Bank, National Association each contributed two notes, with aggregate outstanding principal balances as of the Cut-off Date of $42,000,000, securing the Westfield San Francisco Centre Mortgage Loan.

(2)	With respect to the Westfield San Francisco Centre Mortgage Loan, Center 21 Mortgage Loan, Opry Mills Mortgage Loan, 693 Fifth Avenue Mortgage Loan, The Shops at Crystals Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan, Staybridge Suites Times Square Mortgage Loan, Intercontinental Kansas City Hotel Mortgage Loan and Williamsburg Premium Outlets Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

(3)	With respect to the 201 Mentor Drive Mortgage Loan and Mission Bend Shopping Center Mortgage Loan in aggregate representing 2.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Complete” and “Hypothetical As-Is” values, respectively. With respect to the Intercontinental Kansas City Hotel Mortgage Loan representing 3.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated net of a $15,898,677 PIP reserve and Maturity Date or ARD LTV has been calculated based on the “As Stabilized” appraised value. With respect to the 260 Townsend Street Mortgage Loan representing 3.2% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and U/W NOI Debt Yield are calculated net of the $6,000,000 vacant space reserve holdback. Maturity Date or ARD LTV is calculated based on the “As-Is” appraised value and the full Cut-off Date Balance, which includes the release of $6,000,000 vacant space reserve holdback. For additional information see the Footnotes to the Annex A-1 in the Preliminary Prospectus.

(4)	Excludes loans which are interest only for the full loan term.

(5)	Includes FF&E Reserves.

(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.

(7)	Excludes the 693 Fifth Avenue Mortgage Loan representing 7.0% of the Initial Outstanding Pool Balance, which has a Cash Trap Triggered at a DSCR<1.00x through and including July 31, 2018 and DSCR<1.10x thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$33,545,000	30.000%(6)	2.87	1 - 60	38.1%	15.6%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$6,084,000	30.000%(6)	5.00	60 - 60	38.1%	15.6%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$11,000,000	30.000%(6)	6.91	83 - 83	38.1%	15.6%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$45,000,000	30.000%(6)	7.30	60 - 113	38.1%	15.6%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$250,000,000	30.000%(6)	9.70	113 - 119	38.1%	15.6%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$279,987,000	30.000%(6)	9.91	119 - 119	38.1%	15.6%
Class X-A(7)	NR/AAAsf/AAA(sf)	$700,467,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AAAsf/AAA(sf)	$74,851,000	21.625%	9.93	119 - 120	42.6%	13.9%
Class B	A2(sf)/AA-sf/AA-(sf)	$44,687,000	16.625%	10.00	120 - 120	45.4%	13.1%
Class C	NR/A-sf/A(sf)	$36,867,000	12.500%	10.00	120 - 120	47.6%	12.5%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/AA-sf/AAA(sf)	$44,687,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/A-sf/AAA(sf)	$36,867,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BBB-sf/BBB-(sf)	$45,804,000(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$45,804,000	7.375%	10.00	120 – 120	50.4%	11.8%
Class E	NR/BBsf/BB(sf)	$17,874,000	5.375%	10.00	120 – 120	51.5%	11.5%
Class F	NR/NR/BB-(sf)	$8,938,000	4.375%	10.00	120 – 120	52.0%	11.4%
Class G	NR/NR/B-(sf)	$10,054,000	3.250%	10.00	120 – 120	52.6%	11.3%
Class H	NR/NR/NR	$29,047,404	0.000%	10.00	120 – 120	54.4%	10.9%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C and Class X-D certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the pass-through rate of the Class C certificates and (D) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GACC	Preserve at Oslo	Multifamily	$6,600,000	60	66.0%	1.59x	11.0%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	GACC	Valley Fair Shopping Center	Retail	$11,590,000	83	64.0%	1.55x	9.9%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-C certificates will be reduced by the principal distributions and realized losses allocated to the Class C certificates and (iv) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the pass-through rate of the Class C certificates and (D) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the issuing entity with an anticipated repayment date during the related collection period will be distributed to the holders of the Class H Certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust

STRUCTURE OVERVIEW

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Westfield San Francisco Centre secures a Mortgage Loan evidenced by four promissory notes designated as Note A-1-EMP-C1, Note A-1-SFC-C1, Note A-2-EMP-C1 and Note A-2-SFC-C1 with an aggregate outstanding principal balance as of the Cut-off Date of $84,000,000 (the “Westfield San Francisco Centre Mortgage Loan”), representing approximately 9.4% of the Initial Pool Balance. The Westfield San Francisco Centre Whole Loan (as defined below) is evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433,077,000 (the “Westfield San Francisco Centre Senior Notes”) and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Westfield San Francisco Centre Junior Notes”). Eight of the Westfield San Francisco Centre Senior Notes, with an aggregate original principal balance of $182,019,000 and all of the Westfield San Francisco Centre Junior Notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust (the “Westfield San Francisco Centre Standalone Loans”). The remaining Westfield San Francisco Centre Senior Notes are expected to be held by DBNY and JPMCB (or their respective affiliates) and contributed to one or more future securitizations. The Westfield San Francisco Centre Senior Notes are each generally pari passu in right of payment with respect to each other. The Westfield San Francisco Centre Senior Notes are generally senior in right of payment to the Westfield San Francisco Centre Junior Notes.

The Westfield San Francisco Centre Junior Notes, together with the Westfield San Francisco Centre Senior Notes, are referred to as the “Westfield San Francisco Centre Whole Loan”. The Westfield San Francisco Centre Whole Loan will be serviced pursuant to the DBJPM 2016-SFC trust and servicing agreement and the related intercreditor agreement. For additional information regarding the Westfield San Francisco Centre Whole Loan, see “Description of the Mortgage Pool—Whole Loans—Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Center 21 secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $83,000,000 (the “Center 21 Mortgage Loan”), representing approximately 9.3% of the Initial Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $80,000,000 (the “Center 21 Companion Loan”), which is expected to be contributed to the JPMCC 2016-JP2 transaction. The Center 21 Mortgage Loan and the Center 21 Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Center 21 Whole Loan”.

The Center 21 Whole Loan will be serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the Center 21 Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Center 21 Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Opry Mills secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $65,000,000 (the “Opry Mills Mortgage Loan”), representing approximately 7.3% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1, which is expected to be included in the JPMCC 2016-JP2 transaction with an outstanding principal balance of $80,000,000, (iii) one promissory note designated as Note A-3 with an outstanding principal balance as of the Cut-off Date of $80,000,000 which is currently held by JPMCB or an affiliate and (iv) two promissory notes designated as Note A-4 and Note A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $150,000,000 and are currently held by Citigroup Global Markets Realty Corp. (“CGMRC”) or an affiliate (collectively the “Opry Mills Companion Loans”). The Opry Mills Mortgage Loan and the Opry Mills Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Opry Mills Whole Loan”.

The Opry Mills Whole Loan will be serviced pursuant to the JPMCC 2016-JP2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Opry Mills Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Opry Mills Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 693 Fifth Avenue secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $62,500,000 (the “693 Fifth Avenue Mortgage Loan”), representing approximately 7.0% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 which is expected to be included in the JPMCC 2016-JP2 transaction with an outstanding principal balance of $65,000,000 and (iii) two promissory notes designated as Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $122,500,000 which are currently held by JPMCB or an affiliate (collectively the “693 Fifth Avenue Companion Loans”). The 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Companion Loans are pari passu in right of payment and are collectively referred to herein as the “693 Fifth Avenue Whole Loan”.

The 693 Fifth Avenue Whole Loan will be serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the 693 Fifth Avenue Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—693 Fifth Avenue Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as The Shops at Crystals secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-1-B-2 and Note B-1-B-2 with an outstanding principal balance as of the Cut-off Date of $50,000,000 (“The Shops at Crystals Mortgage Loan”), representing approximately 5.6% of the Initial Pool Balance, (ii) two tranches of companion loans (“The Shops at Crystals Companion A Notes” and the “Shops at Crystals Companion B Notes”), each comprised of 10 pari passu notes (together “The Shops at Crystals Pari Passu Companion Notes”), and (iii) three tranches of subordinate companion loans, each comprised of three pari passu notes (“The Shops at Crystals Subordinate Companion Notes”). Each of The Shops at Crystals Pari Passu Companion Notes are pari passu in right of payment with The Shops of Crystals Mortgage Loan and each of The Shops at Crystals Subordinate Companion Notes are pari passu in right of payment with each other note in such tranche. Each tranche of debt comprising The Shops at Crystals Mortgage Loan and each related tranche comprising The Shops at Crystals Pari Passu Companion Notes are pari passu in right of payment with each other and are generally

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

senior in right of payment to The Shops at Crystals Subordinate Companion Notes. A $112,000,000 portion of The Shops at Crystals Companion A Notes along with a $20,700,000 portion of The Shops at Crystals Companion B Notes and all of The Shops at Crystals Subordinate Companion Notes were contributed to the SHOPS 2016-CSTL mortgage trust. Note A-1-B-1 and Note B-1-B-1 with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 are expected to be contributed to the JPMCC 2016-JP2 transaction. The remaining notes are currently held by Wells Fargo Bank, National Association or Bank of America, N.A. The Shops at Crystals Mortgage Loan, the Shops at Crystals Pari Passu Companion Loans and the Shops at Crystals Subordinate Companion Loans are collectively referred to herein as “The Shops at Crystals Whole Loan”.

The Shops at Crystals Whole Loan is serviced pursuant to the SHOPS 2016-CSTL trust and servicing agreement and the related intercreditor agreement. For additional information regarding The Shops at Crystals Whole Loan, see “Description of the Mortgage Pool—Whole Loans—The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as U-Haul AREC Portfolio secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $46,000,000 (the “U-Haul AREC Portfolio Mortgage Loan”), representing approximately 5.1% of the Initial Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $48,500,000 (the “U-Haul AREC Portfolio Companion Loan”), which is currently held by DBNY or an affiliate. The U-Haul AREC Portfolio Mortgage Loan and the U-Haul AREC Portfolio Companion Loan are pari passu in right of payment and are collectively referred to herein as the “U-Haul AREC Portfolio Whole Loan”.

The U-Haul AREC Portfolio Whole Loan will be initially serviced pursuant to the PSA and the related intercreditor agreement. After the date of the securitization of Note A-1, the U-Haul AREC Portfolio Whole Loan will be serviced pursuant to the U-Haul AREC Portfolio Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the U-Haul AREC Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—U-Haul AREC Portfolio Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Staybridge Suites Times Square secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $38,600,000 (the “Staybridge Suites Times Square Mortgage Loan”), representing approximately 4.3% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $28,900,000 (the “Staybridge Suites Times Square Companion Loan”), which is currently held by CGMRC or an affiliate. The Staybridge Suites Times Square Mortgage Loan and the Staybridge Suites Times Square Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Staybridge Suites Times Square Whole Loan”.

The Staybridge Suites Times Square Whole Loan will be serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the Staybridge Suites Times Square Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Staybridge Suites Times Square Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Intercontinental Kansas City Hotel secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,140,000 (the “Intercontinental Kansas City Hotel Mortgage Loan”), representing approximately 3.4% of the Initial Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $45,000,000 (the “Intercontinental Kansas City Hotel Companion Loan”), which was included in the COMM 2016-DC2 Mortgage Trust with an outstanding principal balance of $45,000,000. The Intercontinental Kansas City Hotel Mortgage Loan and the Intercontinental Kansas City Hotel Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Intercontinental Kansas City Hotel Whole Loan”.

The Intercontinental Kansas City Hotel Whole Loan is being serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Intercontinental Kansas City Hotel Whole Loan, see

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Description of the Mortgage Pool—The Whole Loans—Intercontinental Kansas City Hotel Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Williamsburg Premium Outlets secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-5-B, with an outstanding principal balance as of the Cut-off Date of $15,000,000 (the “Williamsburg Premium Outlets Mortgage Loan”), representing approximately 1.7% of the Initial Pool Balance, (ii) two promissory notes designated as Note A-1 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 which are currently held in the DBJPM 2016-C1 Mortgage Trust, (iii) two promissory notes designated as Note A-2 and Note A-5-A with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 which are currently held in the JPMDB 2016-C2 Mortgage Trust and (iv) two promissory notes designated as Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 which are currently held in the COMM 2016-DC2 Mortgage Trust (collectively the “Williamsburg Premium Outlets Companion Loans”). The Williamsburg Premium Outlets Mortgage Loan and the Williamsburg Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Williamsburg Premium Outlets Whole Loan”.

The Williamsburg Premium Outlets Whole Loan is be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Williamsburg Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than the Servicing Shift Whole Loan).

It is expected that BlackRock Realty Advisors, Inc., as agent for its managed account, will be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loan (other than the Servicing Shift Whole Loan).

For a description of the directing holder for each Non-Serviced Whole Loan and each Servicing Shift Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Settlement Date will be the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) for which an Appraisal Reduction Event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any Control Rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts or collateral deficiency amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) with or without cause at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans and the Servicing Shift Whole Loan) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of at least 50% of a Certificateholder Quorum the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans and the Servicing Shift Whole Loan) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan) and Serviced Whole Loans (other than Servicing Shift Whole Loans) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans and the Servicing Shift Whole Loan.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
$4,239,969	-	$7,499,999	7	$42,702,254	4.8%	4.8656%	108	1.63x	67.8%	56.6%
$7,500,000	-	$14,999,999	4	$44,570,794	5.0%	4.6717%	109	1.53x	65.2%	56.6%
$15,000,000	-	$24,999,999	8	$150,116,032	16.8%	4.5217%	118	1.69x	64.9%	55.8%
$25,000,000	-	$49,999,999	7	$249,349,324	27.9%	4.3595%	118	2.00x	51.8%	47.3%
$50,000,000	-	$74,999,999	4	$240,000,000	26.9%	4.1528%	119	1.91x	51.1%	45.2%
$75,000,000	-	$84,000,000	2	$167,000,000	18.7%	3.7648%	120	2.85x	47.3%	47.3%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
3.3940%	-	4.4999%	13	$567,863,402	63.5%	3.9468%	118	2.25x	49.7%	46.2%
4.5000%	-	4.7499%	8	$189,479,000	21.2%	4.6672%	118	1.48x	67.0%	57.5%
4.7500%	-	5.2400%	11	$136,396,002	15.3%	4.9974%	114	1.94x	56.5%	49.0%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Property Type Distribution(1)(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA/ Pads	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Retail	9	$256,909,794	28.7%	2,809,522	$467	4.3089%	117	92.6%	2.06x	56.6%	51.1%
Anchored(4)	9	$256,909,794	28.7%	2,809,522	$467	4.3089%	117	92.6%	2.06x	56.6%	51.1%
Hospitality	8	$186,185,289	20.8%	1,821	$174,205	4.7779%	117	77.4%	2.04x	53.6%	47.9%
Full Service	4	$114,049,324	12.8%	1,219	$174,939	4.8588%	116	69.8%	2.10x	51.7%	48.3%
Limited Service	3	$33,535,965	3.8%	292	$121,599	5.1277%	117	77.7%	1.77x	65.3%	50.4%
Extended Stay	1	$38,600,000	4.3%	310	$217,742	4.2350%	119	99.7%	2.09x	49.1%	44.7%
Office	5	$175,092,342	19.6%	1,141,680	$242	4.2137%	119	88.3%	1.96x	53.7%	54.3%
CBD	3	$153,700,000	17.2%	1,032,595	$249	4.1400%	119	88.0%	2.05x	51.5%	53.7%
Suburban	1	$14,600,000	1.6%	72,043	$203	4.7400%	117	92.1%	1.26x	71.2%	61.2%
Medical	1	$6,792,342	0.8%	37,042	$183	4.7500%	119	87.8%	1.61x	64.7%	52.8%
Mixed Use	2	$146,500,000	16.4%	891,035	$1,417	3.6380%	120	79.2%	2.54x	40.7%	36.3%
Super Regional Mall / Office	1	$84,000,000	9.4%	794,521	$545	3.3940%	120	95.6%	3.68x	35.5%	35.5%
Retail/Office	1	$62,500,000	7.0%	96,514	$2,590	3.9660%	119	57.1%	1.00x	47.6%	37.4%
Self-Storage	27	$96,950,979	10.8%	1,503,422	$173	4.0041%	120	91.8%	1.58x	67.0%	50.9%
Multifamily	2	$24,900,000	2.8%	404	$68,928	4.7034%	100	97.5%	1.49x	69.2%	63.5%
Garden	2	$24,900,000	2.8%	404	$68,928	4.7034%	100	97.5%	1.49x	69.2%	63.5%
Manufactured Housing Community	1	$7,200,000	0.8%	185	$38,919	4.8000%	113	80.0%	1.38x	72.0%	62.0%
Total/Weighted Average	54	$893,738,404	100.0%			4.2599%	118	86.3%	2.04x	54.4%	49.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
California	8	$331,203,630	37.1%	4.1907%	119	2.45x	49.7%	49.3%
Northern(5)	5	$257,700,000	28.8%	3.9418%	119	2.60x	46.1%	47.4%
Southern(5)	3	$73,503,630	8.2%	5.0631%	116	1.96x	62.2%	55.8%
New York	4	$142,573,402	16.0%	4.0880%	119	1.45x	53.3%	43.8%
New York City	4	$142,573,402	16.0%	4.0880%	119	1.45x	53.3%	43.8%
Arizona	4	$102,529,053	11.5%	4.6685%	115	1.52x	57.7%	47.9%
Tennessee	2	$72,474,670	8.1%	4.1805%	119	2.29x	52.6%	51.3%
Nevada	5	$65,380,552	7.3%	3.8573%	118	2.87x	43.0%	39.4%
Other	31	$179,577,097	20.1%	4.4692%	115	1.64x	66.9%	56.0%
Total/Weighted Average	54	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Cut-off Date LTV Ratios(1)(2)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
29.4%	-	54.9%	10	$431,709,324	48.3%	3.9946%	119	2.44x	42.8%	41.4%
55.0%	-	59.9%	3	$129,880,794	14.5%	4.4932%	118	2.10x	58.6%	58.0%
60.0%	-	64.9%	5	$53,943,636	6.0%	4.8144%	110	1.67x	64.4%	52.5%
65.0%	-	69.9%	8	$198,428,041	22.2%	4.3871%	117	1.51x	66.9%	53.5%
70.0%	-	74.8%	6	$79,776,609	8.9%	4.6238%	117	1.36x	72.5%	62.6%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
24.1%	-	49.9%	11	$404,451,413	45.3%	4.0326%	119	2.35x	45.5%	39.8%
50.0%	-	54.9%	6	$137,765,744	15.4%	4.1839%	119	2.03x	57.4%	52.0%
55.0%	-	59.9%	8	$258,792,248	29.0%	4.5363%	118	1.80x	60.7%	57.2%
60.0%	-	64.9%	6	$73,520,000	8.2%	4.6169%	106	1.42x	70.1%	61.8%
65.0%	-	65.5%	1	$19,209,000	2.1%	4.5000%	119	1.30x	74.8%	65.5%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
1.00x	-	1.00x	1	$62,500,000	7.0%	3.9660%	119	1.00x	47.6%	37.4%
1.19x	-	1.39x	5	$118,739,000	13.3%	4.6752%	119	1.30x	70.5%	58.8%
1.40x	-	1.44x	2	$9,477,577	1.1%	4.8100%	118	1.44x	69.7%	57.1%
1.45x	-	1.54x	2	$39,023,402	4.4%	4.3716%	117	1.47x	68.5%	58.7%
1.55x	-	1.99x	12	$201,989,101	22.6%	4.4115%	114	1.67x	62.3%	52.7%
2.00x	-	2.49x	7	$313,009,324	35.0%	4.3488%	118	2.20x	50.5%	49.6%
2.50x	-	2.87x	1	$15,000,000	1.7%	4.2290%	114	2.52x	54.8%	54.8%
2.88x	-	3.68x	2	$134,000,000	15.0%	3.5246%	120	3.53x	35.2%	35.2%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(1)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	1	$6,600,000	0.7%	4.9900%	60	1.59x	66.0%	60.9%
84	1	$11,590,000	1.3%	4.2500%	83	1.55x	64.0%	60.8%
120	30	$875,548,404	98.0%	4.2545%	118	2.05x	54.2%	48.8%
Total/Weighted Average	32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Remaining Terms to Maturity(1)

Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	-	60	1	$6,600,000	0.7%	4.9900%	60	1.59x	66.0%	60.9%
81	-	84	1	$11,590,000	1.3%	4.2500%	83	1.55x	64.0%	60.8%
111	-	117	11	$202,685,289	22.7%	4.8227%	116	1.93x	58.0%	52.0%
118	-	120	19	$672,863,115	75.3%	4.0833%	119	2.09x	53.0%	47.8%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Distribution of Underwritten NOI Debt Yields(1)(2)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
6.4%	-	8.9%	7	$201,962,402	22.6%	4.4039%	119	1.22x	63.0%	51.6%
9.0%	-	9.9%	6	$143,117,577	16.0%	4.2463%	116	1.80x	62.6%	58.8%
10.0%	-	12.4%	10	$269,732,342	30.2%	4.2191%	117	2.02x	54.4%	50.5%
12.5%	-	14.9%	7	$247,859,094	27.7%	4.1243%	119	2.86x	45.1%	42.4%
15.0%	-	19.4%	2	$31,066,989	3.5%	4.8216%	117	2.07x	35.2%	28.2%
Total/Weighted Average			32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Interest Only	9	$425,700,000	47.6%	4.0541%	119	2.62x	46.8%	47.6%
Amortizing Balloon	14	$219,899,404	24.6%	4.6989%	117	1.57x	62.4%	50.5%
Interest Only, then Amortizing	8	$202,139,000	22.6%	4.3383%	115	1.43x	58.7%	50.7%
Amortizing Balloon, ARD	1	$46,000,000	5.1%	3.7200%	120	1.64x	67.4%	48.0%
Total/Weighted Average	32	$893,738,404	100.0%	4.2599%	118	2.04x	54.4%	49.1%

Footnotes:

(1)	With respect to the Westfield San Francisco Centre Mortgage Loan, Center 21 Mortgage Loan, Opry Mills Mortgage Loan, 693 Fifth Avenue Mortgage Loan, The Shops at Crystals Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan, Staybridge Suites Times Square Mortgage Loan, Intercontinental Kansas City Hotel Mortgage Loan and Williamsburg Premium Outlets Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

(2)	With respect to the 201 Mentor Drive Mortgage Loan and Mission Bend Shopping Center Mortgage Loan in aggregate representing 2.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Complete” and “Hypothetical As-Is” values, respectively. With respect to the Intercontinental Kansas City Hotel Mortgage Loan representing 3.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated net of a $15,898,677 PIP reserve and Maturity Date or ARD LTV has been calculated based on the “As Stabilized” appraised value. With respect to the 260 Townsend Street Mortgage Loan representing 3.2% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio and Underwritten NOI Debt Yield are calculated net of the $6,000,000 vacant space reserve holdback. Maturity Date or ARD LTV is calculated based on the “As-Is” appraised value and the full Cut-off Date Balance, which includes the release of $6,000,000 vacant space reserve holdback. For additional information see the Footnotes to the Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(4)	Anchored retail includes anchored, super regional mall and single tenant properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2016-C3 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/ NRA	Cut-off Date LTV Ratio(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Westfield San Francisco Centre	GACC/JPMCB	San Francisco, CA	Mixed Use	$84,000,000	9.4%	$545	35.5%	3.68x	13.1%
Center 21	JPMCB	Oakland, CA	Office	83,000,000	9.3%	$236	59.2%	2.01x	9.7%
Opry Mills	JPMCB	Nashville, TN	Retail	65,000,000	7.3%	$321	50.8%	2.33x	10.1%
693 Fifth Avenue	JPMCB	New York, NY	Mixed Use	62,500,000	7.0%	$2,590	47.6%	1.00x	6.4%
Yuma Palms	JPMCB	Yuma, AZ	Retail	62,500,000	7.0%	$157	67.9%	1.28x	8.5%
The Shops at Crystals	JPMCB	Las Vegas, NV	Retail	50,000,000	5.6%	$1,459	34.8%	3.28x	12.9%
U-Haul AREC Portfolio	GACC	Various, Various	Self-Storage	46,000,000	5.1%	$77	67.4%	1.64x	10.3%
1901 Harrison Street	JPMCB	Oakland, CA	Office	42,500,000	4.8%	$153	41.8%	2.30x	11.1%
Staybridge Suites Times Square	GACC	New York, NY	Hospitality	38,600,000	4.3%	$217,742	49.1%	2.09x	13.8%
Marina Del Rey Hotel	GACC	Marina del Rey, CA	Hospitality	38,000,000	4.3%	$231,707	57.5%	2.40x	14.3%
Total/Weighted Average				$572,100,000	64.0%		50.9%	2.24x	10.8%
(1)	With respect to the Westfield San Francisco Centre Mortgage Loan, Center 21 Mortgage Loan, Opry Mills Mortgage Loan, 693 Fifth Avenue Mortgage Loan, The Shops at Crystals Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan and Staybridge Suites Times Square Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
Westfield San Francisco Centre	$84,000,000	$349,077,000	$558,000,000	DBJPM 2016-SFC	Wells Fargo	Pacific Life Insurance Company	DBJPM 2016-SFC
Center 21	$83,000,000	$80,000,000	$163,000,000	DBJPM 2016-C3	Midland Loan Services	Midland Loan Services	DBJPM 2016-C3
Opry Mills	$65,000,000	$310,000,000	$375,000,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMC 2016-JP2
693 Fifth Avenue	$62,500,000	$187,500,000	$250,000,000	DBJPM 2016-C3	Midland Loan Services	Midland Loan Services	DBJPM 2016-C3
The Shops at Crystals	$50,000,000	$332,700,000	$550,000,000	SHOPS 2016-CSTL	KeyBank	Aegon	SHOPS 2016-CSTL
U-Haul AREC Portfolio	$46,000,000	$48,500,000	$94,500,000	(1)	(1)	(1)	(1)
Staybridge Suites Times Square	$38,600,000	$28,900,000	$67,500,000	DBJPM 2016-C3	Midland Loan Services	Midland Loan Services	DBJPM 2016-C3
Intercontinental Kansas City Hotel	$30,140,000	$45,000,000	$75,140,000	COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2
Williamsburg Premium Outlets	$15,000,000	$170,000,000	$185,000,000	DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1

(1)	Upon the securitization of the U-Haul AREC Portfolio Note A-1, the U-Haul AREC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Westfield San Francisco Centre	$84,000,000	$349,077,000	$124,923,000	3.68x	2.85x	35.5%	45.7%	13.1%	10.1%
The Shops at Crystals	$50,000,000	$332,700,000	$167,300,000	3.28x	2.28x	34.8%	50.0%	12.9%	9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Mortgage Loan Information
Loan Seller:	GACC/JPMCB
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/ KBRA)(1):	A2/AAA/AA-
Sponsor:	Westfield America, Inc.
Borrower:	Emporium Mall LLC; S.F. Centre Limited Partnership
Original Balance(2):	$84,000,000
Cut-off Date Balance(2):	$84,000,000
% by Initial UPB:	9.4%
Interest Rate:	3.3940%
Payment Date:	1st of each month
First Payment Date:	September 1, 2016
Maturity Date:	August 1, 2026
Amortization:	Interest Only
Additional Debt(2)(3):	$349,077,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt
Call Protection(4):	L(24), DorYM1(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Rent:	$0	Springing
Zara Free Rent / TI (LOC)(6):	$4,300,000	NAP

Financial Information
	Senior Notes(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$545	$702
Balloon Balance / Sq. Ft.:	$545	$702
Cut-off Date LTV:	35.5%	45.7%
Balloon LTV:	35.5%	45.7%
Underwritten NOI DSCR:	3.79x	2.95x
Underwritten NCF DSCR:	3.68x	2.85x
Underwritten NOI Debt Yield:	13.1%	10.1%
Underwritten NCF Debt Yield:	12.7%	9.8%
Underwritten NOI Debt Yield at Balloon:	13.1%	10.1%
Underwritten NCF Debt Yield at Balloon:	12.7%	9.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall / Office
Collateral:	Fee Simple/Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	1908, 1988 / 2006
Total Sq. Ft.:	794,521
Property Management:	Westfield Property Management LLC
Underwritten NOI:	$56,554,190
Underwritten NCF:	$54,817,690
Appraised Value:	$1,220,000,000
Appraisal Date:	April 27, 2016

Historical NOI
Most Recent NOI:	$51,963,988 (T-12 March 31, 2016)
2015 NOI:	$50,954,179 (December 31, 2015)
2014 NOI:	$48,128,023 (December 31, 2014)
2013 NOI:	$48,398,462 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	95.6% (April 30, 2016)
2015 Occupancy:	93.4% (December 31, 2015)
2014 Occupancy:	95.1% (December 31, 2014)
2013 Occupancy:	92.1% (December 31, 2013)
(1)	Moody’s/Fitch/Kroll provided the above ratings for the Westfield San Francisco Centre mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Westfield San Francisco Centre A.

(2)	The Original Balance and Cut-off Date Balance of $84.0 million represents the senior non-controlling Notes A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1 and A-2-SFC-C1 which, together with the pari passu Senior Notes, with an aggregate original principal balance of $349.077 million, and four subordinate Junior Notes, with an aggregate original principal balance of $124.923 million, comprises the Westfield San Francisco Centre Whole Loan with an aggregate original principal balance of $558.0 million. For additional information regarding the pari passu Senior Notes and the Junior Notes, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The borrower has the option of prepayment in full together with the greater of 1% or yield maintenance or defeasance in full. The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	In lieu of depositing a cash reserve to cover the free rent and landlord’s work associated with the Zara lease, the borrower has delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank. See “Letters of Credit” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Senior Notes only, which have an aggregate principal balance of $433.077 million.

(8)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Westfield San Francisco Centre Whole Loan balance of $558.0 million, which includes the $124.923 Junior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Retail Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	% of Retail Collateral Sq. Ft.	% of Total Collateral Sq. Ft.	Base Rent PSF(2)	Lease Expiration	TTM March 2016 Sales (000s)(3)	TTM March 2016 Sales PSF(3)

Anchors (non-collateral)
Bloomingdale’s	BBB/Baa2/BBB	338,928	NAP	NAP	NAP	NAP	$122,876	$363
Nordstrom	BBB+/Baa1/BBB+	312,000	NAP	NAP	NAP	NAP	$89,220	$286
Total Anchor Tenants		650,928					$212,096	$326

Major Tenants (>10,000 sq. ft.)
Century Theatres(4)	NR/B2/BB	52,636	9.5%	6.6%	$27.00	9/30/2021	$6,377	$708,598
Bespoke	NR/NR/NR	36,977	6.7%	4.7%	$25.75	12/31/2021	NAP	NAP
Zara(5)	NR/NR/NR	27,579	5.0%	3.5%	$108.78	3/31/2027	$11,874	$1,403
H&M	NR/NR/NR	25,289	4.6%	3.2%	$71.07	1/31/2022	$11,170	$442
Bristol Farms	NR/NR/NR	22,135	4.0%	2.8%	$42.27	1/31/2017	$10,690	$483
Abercrombie & Fitch	NR/NR/BB-	16,488	3.0%	2.1%	$107.29	1/31/2022	$12,907	$783
Express/Express Men	NR/NR/NR	15,660	2.8%	2.0%	$74.00	1/31/2023	$4,587	$293
J. Crew	NR/B2/B-	11,284	2.0%	1.4%	$83.44	1/31/2022	$11,033	$978
Victoria’s Secret	NR/NR/NR	11,037	2.0%	1.4%	$76.41	1/31/2023	$14,772	$1,338
Total Major Tenants(6)		219,085	39.6%	27.6%	$58.51		$77,032	$802

In-line		218,415	39.5%	27.5%	$91.28		$173,234	$793
Restaurant/Food Court		38,711	7.0%	4.9%	$109.69		$39,331	$1,016
Exterior		29,808	5.4%	3.8%	$172.03		$32,956	$1,106
Specialty Leasing(7)		5,203	0.9%	0.7%	NAP		NAP	NAP
Kiosk/ATM		4,360	0.8%	0.5%	NAP		NAP	NAP
Patio		2,672	0.5%	0.3%	$71.57		NAP	NAP

Total Occupied Retail Collateral		518,254	93.7%	65.2%

Vacant Retail		35,112	6.3%	4.4%
Total Retail Collateral Sq. Ft.		553,366	100.0%	69.6%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sq. Ft. and Base Rent PSF are based on the April 30, 2016 rent roll.

(3)	All sales information presented herein with respect to the Westfield San Francisco Centre Property is based upon information provided by the Borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(4)	TTM March 2016 Sales PSF for Century Theatres represents sales per screen based on nine screens.

(5)	TTM March 2016 Sales PSF figures for Zara are based upon the 8,463 sq. ft. that Zara currently occupies at the Westfield San Francisco Centre Property. The Total Sq. Ft. for Zara above includes Zara’s expansion space. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant will commence paying rent on October 1, 2017.

(6)	Century Theatres’ sales are excluded from the total TTM March 2016 Sales and TTM March 2016 Sales PSF.

(7)	Specialty Leasing represents tenants with short-term lease or license agreements with a duration that is typically 12 months or less.

Office Tenant Summary
Tenant Name	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Office Sq. Ft.	% of Collateral Sq. Ft.	Underwritten Base Rent PSF	Underwritten Gross Rent PSF	Lease Expiration
San Francisco State University(1)	A+/Aa3/AA-	125,483	52.0%	15.8%	$37.12	$37.95	12/31/2021
Crunchyroll, Inc.(2)	NR/NR/NR	71,614	29.7%	9.0%	$58.71	$60.50	1/31/2020
True Ultimate Standards Every	NR/NR/NR	28,217	11.7%	3.6%	$53.56	$55.35	2/29/2020
Burke Williams Day Spa	NR/NR/NR	15,841	6.6%	2.0%	$44.00	$54.87	1/31/2022
Total / Wtd. Avg. Occupied		241,155	100.0%	30.4%	$45.90	$47.80
(1)	San Francisco State University subleases 18,354 sq. ft. to San Francisco Examiner through December 2021 and 18,712 sq. ft. to Westfield Labs, a Westfield affiliate, through December 2021. San Francisco State University has a termination option for the entirety of its space effective December 31, 2018 which requires 15 months prior notice and the payment of a termination fee equal to three months of base rent and the unamortized tenant improvement and broker commissions.

(2)	Crunchyroll, Inc. subleases 30,000 sq. ft. to GoPro, Inc. through June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Specialty(3)	3	5,203	0.7%	5,203	0.7%	$0.00	0.0%	0.0%
MTM	19	35,382	4.5%	40,585	5.1%	$105.14	7.0%	7.0%
2016	6	9,979	1.3%	50,564	6.4%	$40.88	0.8%	7.7%
2017	39	84,308	10.6%	134,872	17.0%	$112.54	17.8%	25.5%
2018	13	19,948	2.5%	154,820	19.5%	$73.74	2.8%	28.3%
2019	10	4,929	0.6%	159,749	20.1%	$191.71	1.8%	30.0%
2020	11	108,570	13.7%	268,319	33.8%	$62.61	12.7%	42.8%
2021	19	244,139	30.7%	512,458	64.5%	$35.13	16.1%	58.8%
2022	22	114,412	14.4%	626,870	78.9%	$83.76	17.9%	76.8%
2023	10	43,434	5.5%	670,304	84.4%	$70.79	5.8%	82.5%
2024	5	16,070	2.0%	686,374	86.4%	$70.83	2.1%	84.7%
2025	5	13,601	1.7%	699,975	88.1%	$179.66	4.6%	89.2%
2026	8	15,341	1.9%	715,316	90.0%	$125.73	3.6%	92.9%
Thereafter	4	44,093	5.5%	759,409	95.6%	$86.54	7.1%	100.0%
Vacant	NAP	35,112	4.4%	794,521	100.0%	NAP	NAP
Total / Wtd. Avg.	174	794,521	100.0%			$70.31	100.0%
(1)	Based on the April 30, 2016 rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Specialty tenants represent tenants with short-term leases or license agreements with a duration that is typically 12 months or less. Rent for the Specialty tenants was not included in underwritten base rent but has been underwritten with other income.

The Loan. The Westfield San Francisco Centre loan (the “Westfield San Francisco Centre Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interests in 794,521 sq. ft. of a 1,445,449 sq. ft super regional mall and office property located at 865 Market Street in the Union Square neighborhood of San Francisco, California (the “Westfield San Francisco Centre Property”). The Westfield San Francisco Centre Loan is evidenced by the senior non-controlling notes A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1 and A-2-SFC-C1 with an aggregate original principle balance of $84.0 million and is a part of a $558.0 million whole loan that is evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433.077 million (the “Senior Notes”) and four subordinate notes with an aggregate original principal balance of $124.923 million (the “Junior Notes” and, together with the Senior Notes, the “Westfield San Francisco Centre Whole Loan”). Only the Westfield San Francisco Centre Loan will be included in the DBJPM 2016-C3 mortgage trust. Eight of the Senior Notes with an aggregate original principal balance of $182.019 million and all of the Junior Notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust. The remaining Senior Notes are expected to be held by DBNY or an affiliate and JPMCB or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Junior Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Whole Loan—Westfield San Francisco Centre” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Control
A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1 , A-2-SFC-C1	$84,000,000	$84,000,000	DBJPM 2016-C3	No
DBJPM 2016-SFC Mortgage Trust Notes	$306,942,000	$306,942,000	DBJPM 2016-SFC	Yes
DBNY Non-Trust Senior Notes	$83,529,000	$83,529,000	DBNY	No
JPMCB Non-Trust Senior Notes	$83,529,000	$83,529,000	JPMCB	No
Total Debt	$558,000,000	$558,000,000

The Westfield San Francisco Centre Loan has a 10-year term and pays interest only for the duration of the term. The Westfield San Francisco Centre Loan accrues interest at a rate equal to 3.3940% per annum and has a Cut-off Date Balance of approximately $84.0 million. The Westfield San Francisco Centre Whole Loan proceeds were used to refinance existing debt of approximately $555.5 million and pay closing costs of approximately $4.2 million. Based on the appraised value of $1.22 billion as of April 27, 2016, the Cut-off Date LTV for the Senior Notes is 35.5%. Previous financing on the property consisted of a $120.5 million floating-rate loan encumbering the leasehold interest in the San Francisco Centre and a $435.0 million fixed-rate loan encumbering the fee interest in the Emporium retail and office. The $435.0 million loan was bifurcated into a $300.0 million senior note which was included in the LBUBS 2007-C1 transaction and a $135.0 million junior note which was sold separately.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$558,000,000	99.7%	Loan Payoff	$555,500,000	99.3%
Sponsor Equity	$1,661,400	0.3%	Closing Costs	$4,161,400	0.7%
Total Sources	$559,661,400	100.0%	Total Uses	$559,661,400	100.0%

The Borrower / Sponsor. The borrowers are Emporium Mall LLC, a Delaware limited liability company and S.F. Centre Limited Partnership, a Delaware limited partnership, each structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the non-recourse carve-out guarantor is Westfield America, Inc. (“Westfield”), provided that (i) any related recourse liability is subject to a cap of 10% of the then outstanding principal balance of the Westfield San Francisco Centre Whole Loan and (ii) in no event will Westfield be liable for losses solely related to the borrowers’ failure to (a) pay debt service on or repay the Westfield San Francisco Centre Loan, (b) remain solvent, (c) remain adequately capitalized or (d) pay their debts as they become due.

Emporium Mall LLC owns the Emporium retail and office in fee simple and S.F. Centre Limited Partnership holds the leasehold interest in the San Francisco Centre. Westfield and Forest City indirectly own a majority of the S.F. Centre Limited Partnership and Emporium Mall LLC. Westfield indirectly controls both S.F. Centre Limited Partnership and Emporium Mall LLC.

Westfield, an affiliate of Westfield Corporation, is a real estate investment trust (“REIT”) that is in the business of owning, operating, developing, and acquiring iconic retail destinations in the world’s leading cities (including in major metropolitan areas in the United States) attracting over 330 million shopper visits last year, Westfield’s portfolio of 32 shopping centers in the United States includes nearly 5,800 stores encompassing approximately 40 million sq. ft. of retail space in eight states.

The Property. The Westfield San Francisco Centre Property is a portion of a 1,445,449 sq. ft. super regional mall and office property located at 865 Market Street in San Francisco’s Union Square neighborhood. The Westfield San Francisco Centre Property is divided between the San Francisco Centre (23.4% of collateral NRA) and the Emporium retail and office building (76.6% of collateral NRA). The San Francisco Centre portion of the mall was originally developed in 1988 and purchased by Westfield in 2002. The Emporium portion of the mall, which is a redevelopment of the historic Emporium department store that dates back to the 1890s, was co-developed by Westfield and Forest City in 2006. The San Francisco Centre is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term. The retail portion of the Westfield San Francisco Centre Property is anchored by the west coast flagship of Bloomingdale’s and the second largest Nordstrom in the United States, neither of which are collateral for the Westfield San Francisco Centre Whole Loan.

As of April 30, 2016, the Westfield San Francisco Centre Property’s retail portion was 93.7% leased by approximately 160 tenants (97.1% including non-collateral anchor tenants). The Westfield San Francisco Centre Property features a nine-screen movie theater and several noteworthy major and in-line tenants, including Zara, H&M, J. Crew, Victoria’s Secret, Banana Republic, Foot Locker, and Champs Sports. Furthermore, the Westfield San Francisco Centre Property offers approximately 23 restaurant and dining concepts. No tenant contributes more than 5.1% of gross rent. Sales for all reporting categories, including non-collateral tenants, for the trailing 12 months ending March 2016 totaled $599.3 million, with specialty store (all tenants excluding major tenants and theatre tenants) sales of $1,028 PSF. From 2011 to 2015, specialty store sales PSF has grown at a compound annual growth rate of 7.4%.

The retail portion of the Westfield San Francisco Centre Property also features a new digital space, called Bespoke, which Westfield unveiled May of 2015. Bespoke, which is a Westfield affiliate, consists of co-working, technology demonstration, and event spaces. As of July 2016, Bespoke was host to over 100 events, showcased over 30 demonstrations, and was home to more than 75 retail-tech start-ups. Clients of Bespoke include several prominent technology companies including Google, Salesforce and Facebook. The co-working space has over 200 paying members and achieved 100% occupancy in its first nine months.

The Westfield San Francisco Centre Property is a located in one of the top retail destinations in the country (Market Street in San Francisco’s Union Square neighborhood), with strong historical sales and average mall and office occupancies of 96.6% and 97.5%, respectively, from 2007 to 2015 (including non-collateral anchors). As of April 30, 2016, the Westfield San Francisco Centre Property’s Office portion was 100% leased to four tenants. Historical occupancy of both the retail and office portions of the Westfield San Francisco Centre Property is further detailed in the charts below.

Historical Occupancy
	2007	2008	2009	2010	2011	2012	2013	2014	2015	Apr-16
Collateral Retail Occupancy	99.3%	95.8%	93.6%	87.7%	89.6%	89.1%	89.4%	94.5%	93.7%	93.7%
Total Mall Occupancy	99.7%	98.1%	97.1%	94.4%	95.3%	95.0%	95.1%	97.5%	97.1%	97.1%
Office Occupancy	94.0%	96.0%	100.0%	100.0%	100.0%	100.0%	98.3%	96.6%	92.7%	100.0%

Since January 2015, 29,853 sq. ft. of new in-line tenants have been signed at the retail portion of the Westfield San Francisco Centre Property. These leases are 27.4% higher than the average in-place base rent PSF of all in-line tenants. Additionally, Zara signed a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

lease to expand their space by 19,116 sq. ft. in June 2016. The space is expected to be delivered to Zara in April 2017 and Zara is required to begin paying rent in October 2017. The borrower has delivered a letter of credit in the amount of $4,300,000 to cover gap rent and the tenant improvement obligations of the borrower associated with the Zara lease. The average in-place gross office rent of $47.80 PSF is a 19.1% discount to the most recently signed office leases at the Westfield San Francisco Centre Property (Crunchyroll, Inc. and TRUSTe).

Historical Sales PSF(1)
Tenant	2012 PSF	2013 PSF	2014 PSF	2015 PSF	TTM March 2016 Sales	TTM March 2016 PSF
Anchors (Non Collateral)(2)
Bloomingdale’s	$320	$361	$376	$364	$122,875,937	$363
Nordstrom	$334	$321	$297	$277	$89,219,568	$286

Major Tenants (>10,000 Sq. Ft.)
H&M	$466	$441	$448	$448	$11,170,323	$442
Bristol Farms	$524	$505	$475	$472	$10,690,027	$483
Abercrombie & Fitch	$1,122	$977	$837	$786	$12,906,555	$783
Express/Express Men	$0	$401	$312	$299	$4,587,178	$293
J. Crew	$1,133	$1,143	$1,032	$980	$11,033,132	$978
Victoria’s Secret	$0	$1,103	$1,151	$1,332	$14,771,539	$1,338
Total Major	$727	$685	$637	$640	$65,158,754	$639

Comp In-line (<10,000 Sq. Ft.)(3)	$847	$881	$898	$909	$170,664,253	$915

Exterior Tenants
Adidas	$506	$591	$630	$751	$8,899,470	$805
Timberland	$603	$895	$1,028	$889	$2,056,192	$879
Tourneau	$4,314	$4,941	$5,469	$5,147	$13,477,648	$5,132
American Eagle Outfitters	$1,190	$1,050	$940	$1,029	$8,522,466	$1,013
Total Exterior	$1,160	$1,246	$1,295	$1,332	$32,955,776	$1,349

Century Theatres(4)	$675,847	$642,737	$618,177	$663,681	$6,377,379	$708,598
(1)	All sales information presented herein with respect to the Westfield San Francisco Centre Property is based upon information provided by the Borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(2)	Anchor sales reflect estimates from the general manager’s communication with the tenant.

(3)	Comp In-line Sales include tenants that have reported two full years of sales.

(4)	Sales for Century Theatres reflect sales per screen based on nine screens.

Environmental Matters. The Phase I environmental report dated May 5, 2016 reported a recognized environmental concern in connection with a 4,000 gallon underground storage tank, which is being monitored in compliance with regulatory standards and warrants no further action, as well as de minimis leaks of hydraulic fluid associated with the two truck elevators on lower level 1, which is not expected to represent a significant environmental concern as of the time of the report.

The Market. The Westfield San Francisco Centre Property is located in the Union Square neighborhood within the greater San Francisco Bay Area. According to the appraiser, Union Square is the San Francisco Bay Area’s premier retail district and in a class with the top tier of high end shopping districts nationally, such as New York’s Fifth/Madison Avenues, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive.

According to industry reports, the San Francisco retail market did not experience much change in market conditions in the first quarter of 2016. The vacancy rate went from 2.1% in the previous quarter to 2.2% in the current quarter. Net absorption was negative 88,851 sq. ft., and vacant sublease space decreased by 5,885 sq. ft. Quoted rental rates increased from fourth quarter 2015 levels, ending at $37.92 PSF per year. There was no new retail space delivered to the market in the first quarter, and there is currently 356,786 sq. ft. still under construction as of the end of the quarter.

According to industry reports, the Union Square submarket has a retail inventory of 3.29 million sq. ft. The submarket had a vacancy rate of 2.9%, net absorption of 20,476 sq. ft. and an average rental rate of $72.16 PSF, triple net. The appraiser determined a stabilized vacancy of 4.0% for the Westfield San Francisco Centre Property. As of the first quarter of 2016, the population within a 5-mile radius of the Westfield San Francisco Centre Property was 724,333, with expected growth of 1.15% over the next five years, and average household income was $129,484.

The appraiser noted that the Westfield San Francisco Centre Property is very well-located for a super regional mall and office project and represents a prime destination retail property that acts as the anchor for the larger surrounding Union Square District. Due to its size and location, the Westfield San Francisco Centre Property does not have any truly comparable competition. However, according to industry reports there are five retail centers located between six and 12 miles away, which are summarized in the chart below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Competitive Set(1)
Name	Westfield San Francisco Centre	Stonestown Galleria	Bay Street	Serramonte Center	Shops at Tanforan	Village at Corte Madera
Distance from Property (mi)	N/A	6	8	9	11	12
Property Type	Mall	Mall	Lifestyle Center	Mall	Mall	Mall
Year Built / Renovated	1988 / 2006	1952 / 1988	2002	1968 / 2007	1971 / 2005	1985 / 2005
Owner(s)	Westfield / Forest City	General Growth	Madison Marquette	Equity One, Inc.	QIC Limited	Calpers / Macerich
Total Occupancy	98.0%	97.0%	90.0%	91.0%	89.0%	98.0%
Sales PSF(2)	$960	$610	$300	$490	$375	$1,070
Size (Sq. Ft.)	1,220,000(3)	836,454	400,000	865,000	979,000	460,000
Anchors / Major Tenants	Bloomingdale’s / Nordstrom	Macy’s / Nordstrom / Trader Joe’s / United Artists Theatres	AMC Theatres	Dick’s Sporting Goods / JCP / Macy’s / Target	Century Theatres / JCP / Sears / Target / Toys R Us	Macy’s / Nordstrom / Tesla Motors

(1)	Source: Retail Industry Report.
(2)	Sales PSF figures exclude Apple where applicable.

(3)	Based on the retail sq. ft. only. Variances between the above table and the underwritten sq. ft. are due to measurement differences and/or reporting methodology.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	TTM 3/31/2016	U/W	U/W PSF
Base Rent(1)	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$53,475,187	$67.30
Straight Line(2)	0	0	0	0	242,069	0.30
Step Rents(3)	0	0	0	0	1,261,179	1.59
Value of Vacant Space(4)	0	0	0	0	3,985,753	5.02
Gross Potential Rent	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$58,964,187	$74.21
Total Recoveries	28,021,791	29,445,379	30,419,008	30,668,606	31,197,107	39.27
Total Other Income	10,401,563	8,693,512	9,857,994	10,666,686	8,841,187	11.13
Less: Vacancy(5)	0	0	0	0	(3,985,753)	(5.02)
Effective Gross Income	$84,120,789	$84,621,362	$88,603,550	$90,654,772	$95,016,729	$119.59
Total Operating Expenses	35,722,327	36,493,338	37,649,371	38,690,784	38,462,539	48.41
Net Operating Income	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$56,554,190	$71.18
TI/LC	0	0	0	0	1,578,636	1.99
Capital Expenditures	0	0	0	0	157,864	0.20
Net Cash Flow	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$54,817,690	$68.99

(1)	Underwritten Base Rent is based on the April 2016 rent roll with base rent equal to the contractual amount as of August 1, 2016. Underwritten Base Rent includes an adjustment for recently signed leases and the Zara expansion lease. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant is required to commence paying rent on October 1, 2017. Base rent generated by the leases currently encumbering the Zara expansion space was removed from the Underwritten Base Rent. Excludes straight lining of rents.

(2)	Straight Line average of Microsoft’s and San Francisco State University’s contractual base rent through tenants’ lease expiration date.

(3)	Step Rents are based on the contractual minimum rent increases occurring between August 1, 2016 and August 1, 2017.

(4)	Value of Vacant Space is grossed up at the average contractual base rent PSF for leases signed since January 1, 2015 by leasing category.

(5)	Vacancy haircut based on in-place economic vacancy.

Property Management. The Westfield San Francisco Centre Property is managed by Westfield Property Management LLC, a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

Lockbox / Cash Management. The Westfield San Francisco Centre Loan is structured with a hard lockbox and springing cash management. The borrower requires that tenants deposit all rents directly into a clearing account controlled by the lender (the “Lockbox Account”). Prior to a Cash Sweep Period (defined below), funds on deposit in the Lockbox Account will be transferred on a daily basis into the borrower’s operating account. During the continuance of a Cash Sweep Period, funds deposited into the Lockbox Account will be swept on a weekly basis and on each monthly payment date into a deposit account controlled by the lender, to be applied and disbursed in accordance with the loan documents. Any excess cash will, during the continuance of a Cash Sweep Period, be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the loan. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to borrower on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the occurrence or commencement of an event of default and will end on the date upon which the event of default has been cured.

Initial Reserves. None.

Letters of Credit. The borrower has delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank to cover gap rent and the tenant improvement obligations of the borrower associated with the Zara Lease. The landlord’s work letter of credit in the amount of $1,756,435 and the gap rent letter of credit in the amount of $2,543,565 (together the “Zara Letter of Credit”).

Ongoing Reserves. During a DSCR Trigger Period (as defined below), the borrower will be required to make monthly deposits of (i) 1/12 of the annual real estate taxes, and to the extent a blanket insurance policy is not in effect, 1/12 of annual insurance premiums into a tax and insurance reserve account, (ii) $13,155 into a replacement reserve account subject to a cap of $315,727, (iii) $82,221 into a leasing reserve account subject to a cap of $1,973,295 as well as any sum or termination fee payable to the borrower in connection with any tenant’s election to exercise any early termination option and (iv) 1/12 of the base rent due to the ground lessor under the ground lease during the ensuing 12 months and 1/12 of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year.

In lieu of making payments to any of the reserve accounts, the borrower may deliver to lender a letter of credit with respect to any reserve. Additionally, the borrower may deliver to lender a letter of credit in lieu of deposits previously made to any of the reserve accounts. Other than with respect to the Zara Letter of Credit, upon delivery of a letter of credit, the lender will disburse an amount equal to the face value of the letter of credit from the applicable reserve account to the borrower.

A “DSCR Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) a debt service coverage ratio falling below 1.45x as of the last calendar day of any fiscal quarter and shall end if the Westfield San Francisco Centre Property has achieved a debt service coverage ratio of at least 1.45x for two consecutive calendar quarters or borrower prepays or defeases, as applicable, a portion of the Westfield San Francisco Centre Whole Loan or deposits additional collateral acceptable to the lender to achieve a debt service coverage ratio of at least 1.45x.

Current Mezzanine or Subordinate Indebtedness. The Westfield San Francisco Centre Whole Loan includes the Junior Notes, with an aggregate principal balance of $124.923 million. The Junior Notes are co-terminus with the Senior Notes and accrue interest at a rate of 3.3940%. The Senior Notes are generally senior in right of payment to the Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 1 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,000,000 35.5% 3.68x 13.1%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Oakland
Alamo
Danville
San Francisco
Alameda
Daly City
San Leandro
Dublin
San Francisco Bay
Hayward
Pleasanton
Pacifica
Millbrae
Union City
Sunol
San Mateo
Fremont
Montara
Belmont
Newark
Half Moon Bay
Redwood City
Milpitas
Pacific Ocean
Palo Alto
Mountain View
Sunnyvale
Santa Clara
San Jose
San Gregorio
Campbell
Saratoga
Pescadero
Los Gatos
JACKSON SQUARE
NOB HILL
NORTH FINANCIAL DISTRICT
CABLE CAR
CENTRAL SUBWAY (2019)
Union Square
BART
MUNI
TRANSBAY TERMINAL
SOUTH FINANCIAL DISTRICT
FERRY TERMINAL
THE EMBARCADERO
San Francisco Bay
SOUTH OF MARKET
MID-MARKET
SOUTH BEACH
CHINA BASIN
SHOWPLACE SQUARE
CALTRAIN EXT.
GREEN ST
VALLEJO ST
BROADWAY ST
PACIFIC AVE
JACKSON ST
SACRAMENTO ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
O'LEARY CT
ELLIS ST
EDDY ST
TURK ST
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
POWELL ST
STOCKTON ST
GRANT AVE
KEARNY ST
MONTGOMERY ST
SANSOME ST
BATTERY ST
FRONT ST
DAVIS ST
DRUMM ST
MASON ST
TAYLOR ST
NEW MONTGOMERY ST
3RD ST
4TH ST
5TH ST
6TH ST
8TH ST
80
Westfield San Francisco Centre
865 Market Street
San Francisco, CA 94103

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Recapitalization
Sponsor(1):	CIM Commercial Trust Corporation
Borrower:	CIM/Oakland Center 21, LP
Original Balance(2):	$83,000,000
Cut-off Date Balance(2):	$83,000,000
% by Initial UPB:	9.3%
Interest Rate:	4.1400%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest Only
Additional Debt(2)(3):	$80,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
TI/LC:	$0	Springing
Required Repairs:	$1,500,000	NAP
Outstanding TI:	$11,893,677	$0
Free Rent:	$2,308,634	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$236
Balloon Balance / Sq. Ft.:	$236
Cut-off Date LTV:	59.2%
Balloon LTV:	59.2%
Underwritten NOI DSCR:	2.31x
Underwritten NCF DSCR:	2.01x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	9.7%
Underwritten NCF Debt Yield at Balloon:	8.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Oakland, CA
Year Built / Renovated:	1986, 2008 / NAP
Total Sq. Ft.:	689,302
Property Management:	CIM Management, Inc.
Underwritten NOI(6):	$15,783,613
Underwritten NCF:	$13,746,563
Appraised Value:	$275,500,000
Appraisal Date:	May 19, 2016

Historical NOI
Most Recent NOI(6):	$11,476,847 (T-12 March 31, 2016)
2015 NOI:	$11,399,165 (December 31, 2015)
2014 NOI:	$12,170,217 (December 31, 2014)
2013 NOI:	$10,994,239 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(6):	98.8% (March 1, 2016)
2015 Occupancy:	90.4% (December 31, 2015)
2014 Occupancy:	79.5% (December 31, 2014)
2013 Occupancy:	80.5% (December 31, 2013)
(1)	The sponsor is also the sponsor of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as 1901 Harrison Street and 260 Townsend Street, which have Cut-off Balances of $42.5 million and $28.2 million, respectively.

(2)	The Center 21 Whole Loan is evidenced by two pari passu notes with an aggregate original principal balance of $163.0 million. The controlling Note A-2, with an original principal balance of $83.0 million will be included in the DBJPM 2016-C3 mortgage trust. The pari passu companion loan is the non-controlling Note A-1 with an original principal balance of $80.0 million, which is expected to be included in the JPMCC 2016-JP2 mortgage trust. For additional information on the pari passu companion loan, see “The Loan” herein.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Center 21 Whole Loan.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily related to Pandora’s expansion into suites 400, 600, 700 and 1650, and Most Recent Occupancy of 98.8% includes the total expansion of 99,871 sq. ft. The expansion space lease commences on August 1, 2016 with respect to suite 700, September 1, 2016 with respect to suites 400 and 1650 and October 1, 2016 with respect to suite 600. In total, the expansion contributes approximately $3.9 million in annual underwritten base rent. The increase is also attributed to underwritten rent steps of approximately $543,434.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Pandora Media, Inc.(3)(4)	NR/NR/NR	183,783	26.7%	$37.63	27.3%	9/30/2020
Kaiser Foundation Health Plan, Inc.(5)	NR/NR/AA-	96,002	13.9%	$36.19	13.7%	12/31/2022
Federal Bureau of Investigation(6)	AAA/Aaa/AA+	76,737	11.1%	$41.47	12.6%	10/4/2026
Cerexa, Inc.(4)	BBB-/Baa3/NR	49,311	7.2%	$32.50	6.3%	5/31/2020
iParadigms, LLC(7)	NR/B3/B-	48,912	7.1%	$37.70	7.3%	6/30/2025
Sierra Club	NR/NR/NR	38,776	5.6%	$41.04	6.3%	7/31/2026
Sedgwick CMS, Inc	NR/NR/NR	37,206	5.4%	$34.09	5.0%	11/30/2018
The Regents of the University of California(8)	NR/NR/NR	34,631	5.0%	$39.60	5.4%	10/17/2021
Social Security Administration(9)	AAA/Aaa/AA+	30,416	4.4%	$41.27	5.0%	7/31/2019
Gensler & Associates(10)	NR/NR/NR	23,535	3.4%	$36.23	3.4%	5/31/2022
Subtotal / Wtd. Avg.		619,309	89.8%	$37.71	92.2%
Other		61,751	9.0%	$32.03	7.8%
Total / Wtd. Avg. Occupied		681,060	98.8%	$37.20	100.0%
Vacant		8,242	1.2%
Total / Wtd. Avg.		689,302	100.0%

(1)	Based on the U/W rent roll as of March 1, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Pandora has a one time right to contract its space occupying part of the sixth or 16th floors as of March 1, 2018, upon notice and payment of a termination fee.

(4)	Pandora occupies 49,311 sq. ft. of additional space (7.2% of the net rentable area) under a sublease from Cerexa, Inc.

(5)	Kaiser Foundation Health Plan, Inc. has the right (i) to contract its space at any time by up to two full floors with 12 months’ notice and the payment of a contraction fee, and (ii) to terminate its lease any time after (A) with respect to Suite 900, December 31, 2020, (B) with respect to Suite 1100, March 2, 2020, (C) with respect to Suite 1400, December 31, 2019, (D) with respect to Suite 1700, November 30, 2020, and (E) with respect to Suite 2000, October 31, 2018, in each case with nine months’ notice and the payment of a termination fee.

(6)	FBI has the right to terminate its lease at any time on or after October 4, 2021, with 120 days’ notice.

(7)	iParadigms, LLC has a one time right to terminate its lease as of April 1, 2024, with 15 months’ notice and the payment of a termination fee.

(8)	The Regents of the University of California has a one-time right to terminate its lease as of February 28, 2018, with 12 months’ notice and the payment of a termination fee.

(9)	Social Security Administration has the right to terminate its lease at any time after the eighth lease year with 60 days’ notice.

(10)	Gensler & Associates has a one-time right to terminate its lease or contract its space by up to 9,000 sq. ft. as of June 30, 2018, with 12 months’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq.Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	3	41,756	6.1%	41,756	6.1%	$34.23	5.6%	5.6%
2019	1	30,416	4.4%	72,172	10.5%	$41.27	5.0%	10.6%
2020	6	261,767	38.0%	333,939	48.4%	$35.83	37.0%	47.6%
2021	2	35,349	5.1%	369,288	53.6%	$39.49	5.5%	53.1%
2022	4	130,388	18.9%	499,676	72.5%	$36.46	18.8%	71.9%
2023	1	3,000	0.4%	502,676	72.9%	$28.62	0.3%	72.2%
2024	0	0	0.0%	502,676	72.9%	$0.00	0.0%	72.2%
2025	3	60,089	8.7%	562,765	81.6%	$36.34	8.6%	80.9%
2026	2	115,513	16.8%	678,278	98.4%	$41.33	18.8%	99.7%
Thereafter(4)	1	2,782	0.4%	681,060	98.8%	$28.02	0.3%	100.0%
Vacant	NAP	8,242	1.2%	689,302	100.0%	NAP	NAP
Total / Wtd. Avg.	23	689,302	100.0%			$37.20	100.0%

(1)	Based on the U/W rent roll as of March 1, 2016.

(2)	Certain tenants have lease termination options, which may become exercisable prior to the originally stated expiration date of the tenant lease, that are not considered in the lease rollover schedule.

(3)	Annual U/W Base Rent PSF is inclusive of approximately $543,434 in base rent steps.

(4)	Includes 2,451 sq. ft. used as a management office and 331 sq. ft. used as storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

The Loan. The Center 21 loan (the “Center 21 Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 689,302 sq. ft. Class A office building located in Oakland, California (the “Center 21 Property”) with an Original and Cut-off Date Balance of $83.0 million. The Center 21 Loan is evidenced by the controlling Note A-2 with an original principal balance of $83.0 million, which will be included in the DBJPM 2016-C3 mortgage trust. The non-controlling Note A-1 with an original principal balance of $80.0 million, which is expected to be included in the JPMCC 2016-JP2 mortgage trust, is a pari passu companion loan (and together with the Center 21 Loan, “the Center 21 Whole Loan”).

The relationship of the holders of the Center 21 Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool-The Whole Loans–Center 21 Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2016-JP2	No
A-2	$83,000,000	$83,000,000	DBJPM 2016-C3	Yes
Total	$163,000,000	$163,000,000

The Center 21 Loan has a 10-year term and pays interest only for the term of the loan. The Center 21 Loan accrues interest at a fixed rate equal to 4.1400%. The Center 21 Whole Loan proceeds were primarily used to recapitalize and return equity of approximately $146.9 million to the sponsor, fund upfront reserves of approximately $15.7 million and pay closing costs of approximately $0.4 million. Based on the “As-is” appraised value of $275.5 million as of May 19, 2016, the Cut-off Date LTV for loan is 59.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$163,000,000	100.0%	Recapitalization	$146,924,529	90.1%
			Upfront Reserves	$15,702,311	9.6%
			Closing Costs	$373,160	0.2%
Total Sources	$163,000,000	100.0%	Total Uses	$163,000,000	100.0%

The Borrower / Sponsor. The borrowing entity for the Center 21 Whole Loan is CIM/Oakland Center 21, LP, a Delaware limited partnership and special purpose entity.

The loan sponsor and nonrecourse carve-out guarantor is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and a publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million sq. ft. of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT has a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that mitigates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the Century 21 Property in 2008 for approximately $162.1 million (approximately $235 PSF). Since acquisition, the loan sponsor has invested approximately $58.7 million (approximately $85 PSF) for a total cost basis of approximately $220.9 million (approximately $320 PSF).

The Property. Center 21 is a 689,302 sq. ft. Class A multi-tenant office building located in Oakland, California. The Center 21 Property is situated on an approximately 1.3-acre site and is comprised of two separate buildings, 2150 Franklin Street and 2101 Webster Street. 2150 Franklin Street is a nine-story building originally constructed in 2008 consisting of 216,666 sq. ft., while 2101 Webster Street is a 20-story building originally constructed in 1986 consisting of 472,636 sq. ft. The two towers are adjacent to one another and are joined by a ground-level lobby and sky-lit atrium located on the 10th floor. The Center 21 Property comprises an entire city block and primary access to the Center 21 Property is provided along 21st Street. Office tenants at the Century 21 Property also benefit from a parking garage located in the basement that offers 127 spaces and a parking ratio of approximately 0.18 spaces per 1,000 sq. ft. of net rentable area. Additionally, the Century 21 Property contains 7,468 sq. ft. of ground floor retail space consisting of an Umami Burger, Burn Pilates and The Octopus Literary Salon, amongst other tenants. As of March 1, 2016, the Century 21 Property was 98.8% occupied by 23 tenants.

Environmental Matters. The Phase I environmental report dated May 24, 2016 recommended no further action at the Center 21 Property other than the implementation of an asbestos operations and maintenance plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

Major Tenants.

Pandora Media, Inc. (183,783 sq. ft.; 26.7% of NRA; 27.3% of U/W Base Rent) Pandora Media, Inc. (“Pandora”) (NYSE:P) is an internet music streaming services company that was originally founded in 2000 and has grown to over 2,000 employees. The company offers ticketing and marketing software and services for venues and event promoters to promote their events, as well as allow fans to find and purchase tickets for events. The Center 21 Property serves as Pandora’s headquarters. Pandora currently leases its space through September 2020 and has been in occupancy since October 2009. Additionally, Pandora subleases 7.2% of the net rentable area from Cerexa, Inc. through May 31, 2020. Most recently, Pandora executed an expansion into an additional 99,871 sq. ft. and its lease contains two remaining five-year lease renewal options.

Kaiser Foundation Health Plan, Inc. (96,002 sq. ft.; 13.9% of NRA; 13.7% of U/W Base Rent; NR/NR/AA- by Fitch/Moody’s/S&P) Kaiser Foundation Health Plan, Inc. (“KFHP”) is a subsidiary of Kaiser Permanente (“Kaiser”), one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser brand. Founded in 1945, Kaiser has grown to over 10.6 million members across eight states and the District of Columbia. Kaiser currently leases its space through December 2022 and has been in occupancy since June 2005. The tenant’s lease contains one remaining five-year renewal option.

Federal Bureau of Investigation (76,737 sq. ft.; 11.1% of NRA; 12.6% of U/W Base Rent; AAA/Aaa/AA+ by Fitch/Moody’s/S&P) The Federal Bureau of Investigation (“FBI”) leases its space until October 2026 and has been in occupancy since October 2011. The Century 21 Property serves as the FBI’s main location in Oakland, California. There are no remaining lease renewal options for the tenant.

The Market. The Center 21 Property is located in the downtown Oakland neighborhood of Lake Merritt. The metropolitan area is benefiting from growth from the high technology industry, which is expected to remain the driving force behind the Oakland economy. As the business cycle matures, strong demand for technology workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area, with Uber being the latest and most high profile relocation. Uber recently purchased Uptown Station, a historic downtown Oakland building (located two blocks from Center 21) for $123.5 million and reportedly plans to eventually move 3,000 employees to the site in 2017. Additionally, the Center 21 Property has many demand drivers within walking distance of the property, including the Oakland City Center and the City Center BART station, both of which are within approximately 0.5 miles. There are also a number of diverse restaurants surrounding the Century 21 Property, including Ozumo, Pican, Plum and Umami Burger, which is one of the property’s tenants. The Center 21 Property is also located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the Center 21 Property is located approximately 0.6 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 1.0 mile southeast of the property and is historic for being the United States’ oldest official wildlife refuge established in 1870. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

The Center 21 Property is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million sq. ft. of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 PSF. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million sq. ft. of net rentable area with an overall vacancy rate of 3.4% and average rents of $51.60 PSF. Additionally, according to the appraisal, there is only one Class A building that can accommodate a full floor tenant. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 sq. ft. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 PSF, with a weighted average of $49.45 PSF. The weighted average underwritten office rents for the Center 21 Property are $37.34 PSF, which is below the appraisal’s concluded market rent of $49.80 PSF. Additionally, the appraisal identified three directly comparable retail properties built between 1923 and 1980. Recently executed leases for the comparable retail properties ranged from $22.56 to $36.00 PSF, with a weighted average of $32.20 PSF. The weighted average underwritten retail rents for the Center 21 Property are $26.46 PSF, which is below the appraisal’s concluded market rent of $36.00 PSF.

The appraisal identified three comparable Class A office properties that are under construction. Uptown Station is a 380,000 sq. ft. building undergoing approximately $40.0 million of renovations prior to Uber relocating 3,000 employees to the property in 2017. EmeryStation West and San Leandro Tech Campus are 248,000 and 132,000 sq. ft., respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 3/31/16(1)	U/W(1)	U/W PSF
Base Rent(1)	$20,529,691	$19,254,562	$20,029,225	$20,235,728	$25,335,159	$36.75
Value of Vacant Space	0	0	0	0	188,707	0.27
Gross Potential Rent	$20,529,691	$19,254,562	$20,029,225	$20,235,728	$25,523,866	$37.03
Total Recoveries	236,672	657,371	101,865	118,749	312,703	0.45
Parking(2)	160,000	160,000	160,000	160,000	160,000	0.23
Total Other Income(3)	542,478	889,194	489,158	466,319	426,604	0.62
Less: Vacancy/Credit Loss	(2,291,500)	(239,137)	(563,973)	(464,825)	(1,299,828)	(1.89)
Effective Gross Income	$19,177,341	$20,721,990	$20,216,275	$20,515,971	$25,123,345	$36.45
Total Fixed Expenses	2,150,766	2,674,800	2,734,327	3,037,987	3,016,950	4.38
Total Operating Expenses	6,032,335	5,876,973	6,082,783	6,001,138	6,322,782	9.17
Net Operating Income	$10,994,239	$12,170,217	$11,399,165	$11,476,847	$15,783,613	$22.90
TI/LC	0	0	0	0	1,830,259	2.66
Capital Expenditures	0	0	0	0	206,791	0.30
Net Cash Flow	$10,994,239	$12,170,217	$11,399,165	$11,476,847	$13,746,563	$19.94
(1)	The increase in U/W Base Rent in Place from T-12 3/31/16. Base Rent is primarily related to Pandora’s expansion into suites 400, 600, 700 and 1650. The expansion space lease commences on August 1, 2016 with respect to suite 700, September 1, 2016 with respect to suites 400 and 1650 and October 1, 2016 with respect to suite 600. In total, the expansion contributes approximately $3.9 million in annual underwritten base rent. The increase is also attributed to underwritten rent steps of approximately $543,434.

(2)	The property contains 127 parking garage spaces that are leased to Ace Parking at an annual fee of $160,000.

(3)	Total Other Income represents after hours HVAC usage revenue, telecom revenue and miscellaneous revenue.

Property Management. The Center 21 Property is managed by CIM Management Inc., an affiliate of the loan sponsor.

Lockbox / Cash Management. The Center 21 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence of a Cash Sweep Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account after payment of monthly debt service, required reserves and operating expenses will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) any bankruptcy or insolvency action of the borrower or the property manager (provided, to the extent the manager is not affiliated with the borrower, the manager is not replaced with a qualified manager in accordance with the loan documents within 60 days, or such filing is not dismissed within 30 days following the filing).

A Cash Sweep Event may be cured by (a) if caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused solely by clause (ii) above only with respect to the property manager, the borrower replacing such manager in accordance with the loan agreement or the bankruptcy action of property manager is dismissed or discharged within 30 days following its filing and (c) with respect to an involuntary bankruptcy filing by the borrower in which neither the borrower nor the guarantor (or their affiliates) colludes with any creditor for such filing, the dismissal of such action within 90 days without adverse consequences to the Century 21 Property or the borrower (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default under the loan documents has occurred and is continuing and (ii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower will have no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

Initial Reserves. At origination, the borrower deposited into escrow (i) $11,893,677 for outstanding tenant improvements and leasing commissions related to eight tenants, (ii) $2,308,634 for outstanding free rent related to four tenants and (iii) $1,500,000 for upfront immediate repairs related to a roof replacement, which represents 125% of the recommended replacement cost, at 2101 Webster Street. The guarantor also delivered the guaranty referenced in “Ongoing Reserves” below at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

Ongoing Reserves. The requirement for the borrower to make deposits into the tax escrow on a monthly basis is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date. The requirement for the borrower to make deposits into the insurance escrow on a monthly basis is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. So long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. In the event that monthly deposits are required, the borrower is required to deposit an amount that is equal to the quotient of the reserve cap divided by the number of payment dates remaining through and including the payment date in May 2020. The reserve is subject to a cap of $5,500,000 (approximately $7.98 PSF). The loan documents require that the reserve cap be reduced by the amount attributed under the loan documents to Pandora Media, Inc. ($4,336,500 attributed) and Cerexa, Inc. ($1,163,500 attributed), when either (i) such tenant(s) has either renewed or extended its lease or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender, or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets the qualified transferee definition in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2150 Franklin Street and 2101 Webster Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 2 Center 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,000,000 59.2% 2.01x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Sponsor(2):	Simon Property Group, L.P.
Borrower:	Opry Mills Mall Limited Partnership
Original Balance(3):	$65,000,000
Cut-off Date Balance(3):	$65,000,000
% by Initial UPB:	7.3%
Interest Rate:	4.0920%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest Only
Additional Debt(3):	$310,000,000 Pari Passu Debt
Call Protection(4):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC(6):	$3,943,000	$0

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$321
Balloon Balance / Sq. Ft.:	$321
Cut-off Date LTV:	50.8%
Balloon LTV:	50.8%
Underwritten NOI DSCR:	2.43x
Underwritten NCF DSCR:	2.33x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.7%
Underwritten NOI Debt Yield at Balloon:	10.1%
Underwritten NCF Debt Yield at Balloon:	9.7%

(1)	The Opry Mills Whole Loan was co-originated by JPMCB and Citigroup Global Markets Realty Corp. (“CGMRC”).

(2)	The sponsor is also the sponsor of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as The Shop at Crystals and Williamsburg Premium Outlets, with a Cut-off Date Balances of $50.0 million and $15.0 million, respectively.

(3)	The Opry Mills Whole Loan is evidenced by five pari passu notes with an aggregate original principal balance of $375.0 million. The non-controlling Note A-2, with an original principal balance of $65.0 million, will be included in the DBJPM 2016-C3 trust. The controlling Note A-1, with an original principal balance of $80.0 million, is expected to be included in the JPMCC 2016-JP2 trust. The non-controlling note A-3, with an original principal balance of $80.0 million, is held by JPMCB or an affiliate and expected to be contributed to one or more future securitizations. The non-controlling Note A-4 and Note A-5, with an aggregate original principal balance of $150.0 million, are held by CGMRC or an affiliate and expected to be contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall – Retail
Collateral:	Fee Simple
Location:	Nashville, TN
Year Built / Renovated:	2000 / 2012
Total Sq. Ft.:	1,169,633
Property Management:	Simon Management Associates II, LLC
Underwritten NOI(8):	$37,762,894
Underwritten NCF:	$36,274,285
Appraised Value:	$738,000,000
Appraisal Date:	May 10, 2016

Historical NOI
Most Recent NOI(8):	$36,895,150 (T-12 January 31, 2016)
2015 NOI(9) :	$36,707,859 (December 31, 2015)
2014 NOI:	$34,987,235 (December 31, 2014)
2013 NOI(9):	$34,502,158 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(10):	98.6% (March 14, 2016)
2015 Occupancy:	97.0% (December 31, 2015)
2014 Occupancy:	97.0% (December 31, 2014)
2013 Occupancy:	96.0% (December 31, 2013)

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $375.0 million Opry Mills Whole Loan is permitted after the earlier to occur of (i) August 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2019, the borrower is permitted to prepay the Opry Mills Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Opry Mills Whole Loan that has been securitized for at least two years must be defeased). The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer. For additional information on the pari passu companion loans, see “The Loan” herein.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	The Outstanding TI/LC reserve represents a guaranty from the loan sponsor for outstanding tenant improvements and leasing commissions.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Opry Mills Whole Loan.

(8)	The increase in Underwritten NOI from Most Recent NOI was primarily due to (i) the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy, accounting for $743,170 in underwritten base rent and $253,025 of reimbursements and (ii) contractual rent increases through June 2017 in the amount of $799,000.

(9)	The increase in 2015 NOI from 2013 NOI is primarily associated with contractual rent increases.

(10)	Most Recent Occupancy includes four tenants, Madame Tussauds (25,854 sq. ft.), Hofbrauhaus Beer Garden (14,658 sq. ft.), Abercrombie & Fitch Outlet (6,500 sq. ft.), and Swarovski (1,231 sq. ft.), all of which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet, and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016. Occupancy excluding tenants which have signed leases but not yet taken occupancy is 94.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	U/W Base Rent PSF	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost (3)
Top Tenants
Bass Pro Shops	NR/NR/NR	130,131	11.1%	4/30/2020	$7.80	$44,478	$342	2.8%
Regal Cinema(4)	NR/Ba1/B+	100,056	8.6%	5/31/2020	$21.50	$11,144	$557,200	24.6%
Dave & Buster’s	NR/NR/NR	56,886	4.9%	11/30/2021	$23.20	$15,733	$277	9.6%
Forever 21	NR/NR/NR	53,244	4.6%	1/31/2019	$27.52	$8,966	$168	18.9%
Bed Bath & Beyond	NR/Baa1/BBB+	30,966	2.6%	3/31/2022	$12.59	$4,590	$148	10.0%
Off Broadway Shoes	NR/NR/NR	29,722	2.5%	1/31/2021	$32.38	$6,802	$229	19.2%
Saks Fifth Avenue Off 5th	NR/B1/B+	27,567	2.4%	4/30/2020	$7.00	$5,293	$192	7.8%
Madame Tussauds(5)	NR/NR/NR	25,854	2.2%	4/30/2032	$5.80	NAP	NAP	NAP
H&M	NR/NR/NR	25,022	2.1%	1/31/2024	$35.08	$9,753	$390	9.9%
Sun & Ski Sports	NR/NR/NR	21,429	1.8%	5/31/2022	$21.90	$4,064	$190	14.5%
Subtotal / Wtd. Avg.(6)		500,877	42.8%		$17.96	$110,823	$266	9.9%
Remaining Tenants(7)		652,915	55.8%		$31.86	$286,908	$473	11.6%
Total / Wtd. Avg. Occupied		1,153,792	98.6%		$25.82	397,731	$394	11.1%
Vacant		15,841	1.4%
Total		1,169,633	100.0%

(1)	Based on the U/W rent roll as of March 14, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent trailing 12 months ending December 31, 2015 for all tenants.

(4)	Sales PSF reflects sales per screen for Regal Cinema. Sales per screen is based on a total of 20 screens. Regal Cinema has the right to terminate its lease if the occupancy rate at the shopping center falls below 50% of the total leasable area, not including the premises of Regal Cinema, and such occupancy rate continues for 12 months.

(5)	Madame Tussauds’ lease commenced May 2016 and therefore Sales PSF figures are not available.

(6)	Subtotal / Wtd. Avg. Sales PSF excludes Regal Cinema as the Sales PSF figure shown for Regal Cinema above reflects sales per screen, as well as Madame Tussauds, for which historical sales are not available.

(7)	Remaining Tenants Sales PSF and Occupancy Cost exclude 46,377 sq. ft. associated with tenants for which historical sales are not available.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	7	10,727	0.9%	10,727	0.9%	$47.76	1.7%	1.7%
2018	6	31,640	2.7%	42,367	3.6%	$29.95	3.2%	4.9%
2019	8	74,806	6.4%	117,173	10.0%	$30.58	7.7%	12.6%
2020	8	302,926	25.9%	420,099	35.9%	$14.70	14.9%	27.5%
2021	4	109,093	9.3%	529,192	45.2%	$24.27	8.9%	36.4%
2022	82	343,763	29.4%	872,955	74.6%	$30.75	35.5%	71.9%
2023	35	168,702	14.4%	1,041,657	89.1%	$28.92	16.4%	88.3%
2024	5	34,792	3.0%	1,076,449	92.0%	$39.94	4.7%	92.9%
2025	4	8,597	0.7%	1,085,046	92.8%	$69.56	2.0%	94.9%
2026	8	42,892	3.7%	1,127,938	96.4%	$31.69	4.6%	99.5%
Thereafter	1	25,854	2.2%	1,153,792	98.6%	$5.80	0.5%	100.0%
Vacant	NAP	15,841	1.4%	1,169,633	100.0%	NAP	NAP
Total / Wtd. Avg.	168	1,169,633	100.0%			$25.82	100.0%
(1)	Based on the U/W rent roll as of March 14, 2016.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Annual U/W Base Rent PSF is inclusive of approximately $799,000 in base rent steps through June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

The Loan. The Opry Mills Loan (the “Opry Mills Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,169,633 sq. ft. super regional mall located in Nashville, Tennessee (the “Opry Mills Property”) with an Original and Cut-off Date Balance of $65.0 million. The whole loan has an aggregate original principal balance of $375.0 million (the “Opry Mills Whole Loan”) and is comprised of five pari passu notes, each a pari passu companion loan. The Opry Mills Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $65.0 million, which will be included in the DBJPM 2016-C3 mortgage trust. The pari passu controlling Note A-1, with original principal balance of $80.0 million, is expected to be included in the JPMCC 2016-JP2 mortgage trust. The pari passu non-controlling Note A-3, with an original principal balance of $80.0 million, is expected to be held by JPMCB or an affiliate and contributed to one or more future securitizations. The pari passu non-controlling Note A-4 and Note A-5, with an aggregate original principal balance of $150.0 million, are expected to be held by CGMRC or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Opry Mills Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Opry Mills Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2016-JP2	Yes
A-2	$65,000,000	$65,000,000	DBJPM 2016-C3	No
A-3	$80,000,000	$80,000,000	JPMCB	No
A-4	$70,000,000	$70,000,000	CGMRC	No
A-5	$80,000,000	$80,000,000	CGMRC	No
Total	$375,000,000	$375,000,000

The Opry Mills Whole Loan has a 10-year term and pays interest only for the term of the loan. The Opry Mills Whole Loan accrues interest at a fixed rate equal to 4.0920%. The Opry Mills Whole Loan proceeds were used to refinance existing debt of approximately $346.6 million, pay closing costs of approximately $2.1 million and return approximately $26.3 million of equity to the loan sponsor. Based on the “As-is” appraised value of $738.0 million as of May 10, 2016 the Cut-off Date LTV is 50.8%. The most recent prior financing of the Opry Mills Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$375,000,000	100.0%	Loan Payoff	$346,592,719	92.4%
			Return of Equity	$26,280,526	7.0%
			Closing Costs	$2,126,755	0.6%
Total Sources	$375,000,000	100.0%	Total Uses	$375,000,000	100.0%

The Borrower / Sponsor. The borrowing entity for the Opry Mills Whole Loan is Opry Mills Mall Limited Partnership, a Delaware limited partnership and special purpose entity. The loan sponsor and non-recourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising approximately 191 million sq. ft. SPG purchased the Opry Mills Property in connection with its acquisition of Mills Corporation in 2007 through a joint venture with Farallon Capital Management (“Farallon”). In 2012, SPG purchased Farallon’s equity stake in the Opry Mills Property and now has a 100% ownership interest. SPG’s liability under the non-recourse carve-out provisions in the loan documents is capped at $75.0 million plus reasonable collection costs.

The Property. The Opry Mills Property is a 1,169,633 sq. ft., super regional mall located adjacent to the Opryland Resort & Convention Center in Nashville, Tennessee. The Opry Mills Property serves as a shopping, dining and entertainment destination in Tennessee and is the only mall in Nashville that features designer factory outlet shopping. The property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the mall include Bass Pro Shops, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, a Regal Cinema movie theater with IMAX and H&M, among others. Additionally, the Opry Mills Property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The Opry Mills Property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 sq. ft. of net rentable area.

As of March 14, 2016, the Opry Mills Property was approximately 98.6% leased by 168 tenants. The property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12-month period ending December 31, 2015 were approximately $401.2 million. In-line sales PSF for comparable stores less than 10,000 sq. ft. were

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 sq. ft. for the same time periods were approximately 11.8%, 11.8% and 11.8% respectively.

The Opry Mills Property originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the Opry Mills Property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps. of Engineers (“USACE”). The Opry Mills Property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE outlining how it contributed to the crisis and its intent to use this information in order to reduce consequences of any potential future flooding. Immediately following the flooding, the Opry Mills Property was rebuilt, and re-opened in March 2012 after the loan sponsor spent over $130.0 million to redevelop the property. Operating performance improved following the redevelopment as the re-tenanting of the center resulted in a higher proportion of national and credit tenancy.

Environmental Matters. The Phase I environmental report dated May 13, 2016 recommended no further action at the Opry Mills Property.

The Market. Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes the Opry Mills Property, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draw a substantial number of visitors per year including 1.5 million hotel guests and 2.6 million banquet facility guests, which support foot traffic at the Opry Mills Property. The Grand Ole Opry, Tennessee’s largest tourist attraction and often called the “home of American music”, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises docks at Opryland.

According to the Urban Land Institute, Nashville is an “18-Hour City” and the “#7 U.S. Market to Watch for 2016.” Factors contributing to Nashville’s emergence in the top 10 markets in the Urban Land Institute’s report include a re-emergent downtown, consistent in-migration, high quality of life, and low costs of doing business. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of the Opry Mills Property along Interstate-40 and is served by 14 carriers with an average of more than 375 flights arriving and departing the airport on a daily basis. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

The table below summarizes the Opry Mills Property’s competitive set as defined by the appraiser:

Competitive Set(1)
	Distance From Subject	Property Type	Year Built / Renovated	Occupancy	Size (Sq. Ft.)	Estimated Sales PSF	Anchors/Major Tenants
Opry Mills	NAP	Super Regional Mall	2000 / 2012	98.6%(2)	1,169,633	$485(3)	Bass Pro Shops, Dave & Buster’s, Forever 21
Rivergate Mall	9.5 Miles	Super Regional Mall	1971 / 2011	94%	1,138,169	$280 - $300	Dillard’s, JC Penney, Macy’s, Sears
The Mall at Green Hills	13.8 Miles	Regional Center	1955 / 2011	98%	869,000	$650 - $670	Dillard’s, Macy’s, Nordstrom
Providence Marketplace	14.0 Miles	Regional Center	2006 / NA	98%	835,000	NAV	Target, Belk, JC Penney, Kroger, Dick’s Sporting Goods
Cool Springs Galleria	22.0 Miles	Super Regional Mall	1991 / 2006	99%	1,381,800	NAV	Dillard’s, JC Penney, Macy’s, Belk
Lebanon Premium Outlets(4)	29.0 Miles	Outlet Center	1988 / NA	100%	227,262	NAV	Gap Factory Store, Nike, AnnTaylor, The Children’s Place
The Avenue Murfressboro	31.0 Miles	Lifestyle/Specialty Center	2007 / NA	90%	747,497	NAV	Belk, Dick’s Sporting Goods, Best Buy, Haverty’s Furniture
Stones River Mall	31.0 Miles	Regional Center	1992 / 2008	97%	598,688	NAV	Dillard’s, JC Penney, Sears
(1)	Source: Appraisal.

(2)	Based on the U/W rent roll as of March 14, 2016.

(3)	Based on in-line sales per sq. ft. for 2015.

(4)	Owned by Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 1/31/2016	U/W	U/W PSF
Base Rent(1)(2)	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47
Value of Vacant Space	0	0	0	0	583,384	0.50
Gross Potential Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$30,376,276	$25.97
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82
Other Reimbursements(3)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97
Total Other Income	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84
Less: Vacancy & Credit Loss	0	0	0	0	(2,490,141)	(2.13)
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	$51,765,862	$52,975,528	$45.29
Total Operating Expenses(4)	14,625,041	15,076,680	15,026,181	14,870,712	15,212,634	13.01
Net Operating Income	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$37,762,894	$32.29
TI/LC	0	0	0	0	1,254,682	1.07
Capital Expenditures	0	0	0	0	233,927	0.20
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$36,274,285	$31.01
(1)	U/W Base Rent includes $799,000 in contractual rent increases through June 2017.

(2)	The increase in U/W Net Operating Income from T-12 1/31/2016 Net Operating Income is primarily due to (i) the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy, accounting for $743,170 in U/W Base Rent and $253,025 in reimbursements and (ii) contractual rent increases through June 2017 in the aggregate amount of $799,000.

(3)	Other Reimbursements include utilities and real estate taxes.

(4)	Total Operating Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. SPG has provided a guaranty related to the payment of any future legal expenses in connection with such event.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Lockbox / Cash Management. The Opry Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept weekly to a segregated cash management account. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event (as defined below), after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A Lockbox Event may be cured (i) if the Lockbox Event is caused solely by a DSCR Trigger Event the achievement of a debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of a such determination is 1.60x or greater for two consecutive quarters, (ii) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default, or (iii) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a replacement property manager acceptable to the lender under a new management agreement within 60 days after such bankruptcy action or such property manager is discharged within 90 days after such bankruptcy action without any adverse consequences to the Opry Mills Property or the loan (each of the foregoing, a “Lockbox Termination Event”).

Each Lockbox Termination Event is also subject to the following conditions: (i) no event of default under the loan documents has occurred and is continuing, (ii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Lockbox Event, including reasonable attorney’s fees and expenses.

A “Lockbox Event” means the occurrence of (a) an event of default, (b) any bankruptcy action of the borrower, (c) a bankruptcy action of the property manager if the manager is an affiliate of borrower and provided the manager is not replaced within 60 days with a qualified manager or (d) a DSCR Trigger Event.

A “DSCR Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

Initial Reserves. No upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet, Swarovski and Mission BBQ.

Ongoing Reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no event of default under the loan documents has occurred and is continuing, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) provides the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $19,494 per month ($0.20 PSF annually) for replacement reserves. The reserve is subject to a cap of $701,780 (approximately $0.60 PSF).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $160,825 per month (approximately $1.65 PSF annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,789,683 (approximately $4.95 PSF).

A “DSCR Reserve Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Litigation Guaranty. In connection with a casualty from a flooding that occurred at the property in 2010, the loan sponsor was involved in a five-year lawsuit against the insurers. The loan sponsor was initially awarded $50.0 million out of the $200.0 million that the loan sponsor claimed, and was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, awarding the sponsor $204.0 million. The case is currently being appealed and the sponsor has provided a guaranty to the lender related to the payment of all obligations, costs, expenses and liabilities of the borrower or its affiliates incurred in connection with such insurance proceedings, including any post-trial motions and appeals, all attorney’s fees or disbursements, expert witness fees or other related expenses, costs or fees. Neither lender nor servicer has (i) any right to participate in the insurance proceedings in any manner whatsoever or (ii) any right to approve any decisions of borrower with respect to the insurance proceedings or any appeals or settlement thereof. Any amounts received by borrower from the insurance proceedings are not required to be deposited into the lockbox account and belong to the borrower, to be retained or disbursed by the borrower in its sole discretion and control and otherwise in accordance with its organizational documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

433 Opry Mills Drive Nashville, TN 37214	Collateral Asset Summary – Loan No. 3 Opry Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 50.8% 2.33x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Sponsor:	Marc de Lacharrière
Borrower:	693 Fifth Owner LLC
Original Balance(1):	$62,500,000
Cut-off Date Balance(1):	$62,500,000
% by Initial UPB:	7.0%
Interest Rate:	3.9660%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest only for first 24 months; 300 months thereafter
Additional Debt(1):	$187,500,000 Pari Passu Debt
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Outstanding TI:	$3,022,060	$0
Free Rent:	$305,793	$0

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$2,590
Balloon Balance / Sq. Ft.:	$2,032
Cut-off Date LTV:	47.6%
Balloon LTV:	37.4%
Underwritten NOI DSCR:	1.01x
Underwritten NCF DSCR(4):	1.00x
Underwritten NOI Debt Yield:	6.4%
Underwritten NCF Debt Yield:	6.3%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1993 / 2015
Total Sq. Ft.(5):	96,514
Property Management:	Savitt Partners LLC
Underwritten NOI:	$15,917,963
Underwritten NCF:	$15,711,152
Appraised Value:	$525,000,000
Appraisal Date:	May 24, 2016

Historical NOI
Most Recent NOI:	$14,590,731 (T-12 March 31, 2016)
2015 NOI(6):	$14,208,201 (December 31, 2015)
2014 NOI(6):	$4,902,318 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	57.1% (April 1, 2016)
2015 Occupancy:	62.0% (December 31, 2015)
2014 Occupancy(7):	62.0% (December 31, 2014)
2013 Occupancy(7):	36.7% (December 31, 2013)
(1)	The 693 Fifth Avenue Whole Loan is evidenced by four pari passu notes with an aggregate original principal balance of $250.0 million. The controlling Note A-2 with an original principal balance of $62.5 million will be included in the DBJPM 2016-C3 mortgage trust. The non-controlling Note A-1, with an original principal balance of $65.0 million, is expected to be included in the JPMCC 2016-JP2 securitization. The non-controlling Note A-3 and non-controlling Note A-4, with an aggregate original principal balance of $122.5 million, will not be included in the trust and are currently held by JPMCB or an affiliate and are expected to be contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 693 Fifth Avenue Whole Loan, which has an original principal balance of $250.0 million.

(4)	The Underwritten NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current Underwritten NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied Underwritten NCF would result in an Underwritten NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

(5)	Total Sq. Ft. consists of 82,089 sq. ft. (85.1% of net rentable area) of office space and 14,425 sq. ft. (14.9% of net rentable area) of retail space.

(6)	The increase in 2015 NOI from 2014 NOI is primarily due to the rent commencement under Valentino’s lease.

(7)	The increase in 2014 Occupancy from 2013 Occupancy is primarily driven by the lease up associated with Valentino.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Valentino	NR/NR/NR	14,425	14.9%	$1,143.85	83.7%	7/31/2029
JDS Development Group	NR/NR/NR	11,635	12.1%	$72.15	4.3%	4/30/2020
Pierson Capital	NR/NR/NR	9,629	10.0%	$80.30	3.9%	8/31/2020
Carpenters Workshop Gallery	NR/NR/NR	5,075	5.3%	$95.38	2.5%	2/28/2031
Louis Licari	NR/NR/NR	4,847	5.0%	$84.40	2.1%	5/31/2025
New York Smile Institute	NR/NR/NR	4,838	5.0%	$73.96	1.8%	10/31/2031
Hays Worldwide Research	NR/NR/NR	4,665	4.8%	$76.16	1.8%	6/30/2020
Total / Wtd. Avg. Occupied		55,114	57.1%	$357.78	100.0%
Vacant		41,400	42.9%
Total / Wtd. Avg.		96,514	100.0%

(1)	Based on the U/W rent roll as of April 1, 2016.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	3	25,929	26.9%	25,929	26.9%	$75.90	10.0%	10.0%
2021	0	0	0.0%	25,929	26.9%	$0.00	0.0%	10.0%
2022	0	0	0.0%	25,929	26.9%	$0.00	0.0%	10.0%
2023	0	0	0.0%	25,929	26.9%	$0.00	0.0%	10.0%
2024	0	0	0.0%	25,929	26.9%	$0.00	0.0%	10.0%
2025	1	4,847	5.0%	30,776	31.9%	$84.40	2.1%	12.1%
2026	0	0	0.0%	30,776	31.9%	$0.00	0.0%	12.1%
Thereafter(2)	3	24,338	25.2%	55,114	57.1%	$712.54	87.9%	100.0%
Vacant	NAP	41,400	42.9%	96,514	100.0%	NAP	NAP
Total / Wtd. Avg.	7	96,514	100.0%			$357.78	100.0%

(1)	Based on the U/W rent roll as of April 1, 2016.

(2)	Thereafter Annual U/W Base Rent PSF includes a retail space occupied by Valentino, for which the tenant pays approximately $1,144 PSF.

The Loan. The 693 Fifth Avenue loan (the “693 Fifth Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 20-story, 96,514 sq. ft., Class A office building with four levels of retail along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan (the “693 Fifth Avenue Property”). The 693 Fifth Avenue Loan has an Original and Cut-off Date Balance of $62.5 million. The 693 Fifth Avenue Loan is evidenced by the controlling Note A-2 with an original principal balance of $62.5 million, which will be included in the DBJPM 2016-C3 mortgage trust. The non-controlling Note A-1, with an original principal balance of $65.0 million, which is expected to be included in the JPMCC 2016-JP2 mortgage trust, and the non-controlling Note A-3 and non-controlling Note A-4, with an aggregate original principal balance of $122.5 million, which are currently held by JPMCB or an affiliate and expected to be contributed to one or more future securitizations, are pari passu companion loans (and together with the 693 Fifth Avenue Loan, the “693 Fifth Avenue Whole Loan”).

The relationship between the holders of the 693 Fifth Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–693 Fifth Avenue Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2016-JP2	No
A-2	$62,500,000	$62,500,000	DBJPM 2016-C3	Yes
A-3	$80,000,000	$80,000,000	JPMCB	No
A-4	$42,500,000	$42,500,000	JPMCB	No
Total	$250,000,000	$250,000,000

The 693 Fifth Avenue Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 25-year schedule. The 693 Fifth Avenue Whole Loan accrues interest at a fixed rate equal to 3.9660%. The 693 Fifth Avenue Whole Loan proceeds were used to acquire the property for $525.0 million, pay closing costs of approximately $6.5 million and fund upfront reserves of approximately $3.3 million. Based on the “As-is” appraised value of $525.0 million as of May 24, 2016, the Cut-off Date LTV is 47.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$284,819,681	53.3%	Purchase Price	$525,000,000	98.2%
Mortgage Loan	$250,000,000	46.7%	Closing Costs	$6,491,828	1.2%
			Reserves	$3,327,853	0.6%
Total Sources	$534,819,681	100.0%	Total Uses	$534,819,681	100.0%

The Borrower / Sponsor. The borrowing entity for the 693 Fifth Avenue Loan is 693 Fifth Owner LLC, a Delaware limited liability company and special purpose entity. The loan sponsor is Marc de Lacharrière. Mr. Lacharrière is a French investor with a reported net worth of approximately $2.8 billion and is the Chairman and CEO of Fimalac, a Paris-based holding company with investments in financial services, hotels, entertainment and real estate. As of December 31, 2015, Fimalac’s financial services investments include an approximately 20.0% non-controlling equity interest in the Fitch Group, which is the parent company of Fitch Ratings. There is no separate non-recourse carve-out guarantor for the 693 Fifth Avenue Whole Loan. The borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 693 Fifth Avenue Property is a 20-story, 96,514 sq. ft., Class A boutique office building with a four-level retail component located along Fifth Avenue between East 54th and East 55th Streets within Midtown Manhattan. The office and retail components of the property consist of 82,089 sq. ft. (85.1% of net rentable area) and 14,425 sq. ft. (14.9% of net rentable area), respectively. The 693 Fifth Avenue Property was built in 1993 and was renovated in 2015 to include a new eight-story glass and steel façade and new lobby. The floors range from approximately 4,978 to 5,671 sq. ft. on floors two through eight and are 4,975 sq. ft. on floors nine to 18. The top two floors range between 2,090 and 2,566 sq. ft. The retail ceiling heights range from 14 to 17.5 feet. Typical office floor ceiling heights range from 13 to 15 feet and the penthouse extends just over 35 feet.

As of April 1, 2016, the property was 57.1% occupied by seven tenants. The retail component of the property is 100.0% occupied by Valentino U.S.A., Inc. (“Valentino”) and the office component of the property is approximately 49.6% occupied by six tenants. The prior owner was primarily focused on leasing the retail component of the property, which accounts for approximately 82.7% of the in-place base rent. The current loan sponsor plans to focus on leasing the office space up to market level.

Major Tenants.

Valentino (14,425 sq. ft.; 14.9% of NRA; 83.7% of U/W Base Rent), a luxury fashion company based in Milan, Italy, is the largest tenant and has occupied the space since August 2013. The property serves as Valentino’s flagship U.S. location. According to the loan sponsor, prior to taking occupancy, Valentino invested $40.0 million ($2,773 PSF) into its space in addition to approximately $10.0 million ($693 PSF) invested by the previous owner of the 693 Fifth Avenue Property, Thor Equities. Valentino’s annual base rent is currently $16.5 million ($1,144 PSF) and increases contractually by 15.0% to approximately $19.0 million ($1,315 PSF) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 PSF) in August 2023. Valentino leases its space through July 2029 and has no renewal or termination options.

JDS Development Group (“JDS”, 11,635 sq. ft.; 12.1% of NRA; 4.3% of U/W Base Rent), the second largest tenant, has occupied the space since February 2015. JDS is a Manhattan-based real estate development company, which purchases and develops luxury real estate in New York and Miami, including developments at 626 First Avenue and 111 West 57th Street in New York. JDS leases its space through April 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Pierson Capital (“Pierson”, 9,629 sq. ft.; 10.0% NRA; 3.9% of U/W Base Rent), the third largest tenant, has occupied the space since September 2015. Pierson is an international construction firm focused on the development of social housing programs, highways, railways, pipelines, power stations and other government projects. Pierson leases its space through August 2020.

Environmental Matters. The Phase I environmental report dated April 15, 2016 recommended no further action at the 693 Fifth Avenue Property.

The Market. The 693 Fifth Avenue Property is surrounded by a number of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions, and is accessible from several major transportation hubs. The 693 Fifth Avenue Property is located in the Upper Fifth Avenue retail submarket. According to the appraisal, this portion of Fifth Avenue is the single most expensive area in Manhattan and the second most expensive retail corridor in the world. As of the first quarter of 2016, the Upper Fifth Avenue retail submarket reported an overall vacancy rate of 13.0% and overall average asking rents of $2,906 PSF (ranging between $2,700 and $4,450 PSF). The appraisal identified 11 comparable ground floor retail leases on Fifth Avenue ranging from $3,175 to $5,337 PSF, including Bulgari ($5,337 PSF; August 2015), Harry Winston ($4,146; April 2015) and Ermeneglido Zegna ($3,800; February 2016).

The 693 Fifth Avenue Property is located within the Madison/Fifth Avenue office submarket, which consists of approximately 21.1 million sq. ft. of Class A office space. According to the appraisal, as of the first quarter of 2016, the Madison/Fifth Avenue office submarket reported an overall vacancy rate of 13.3% and overall average asking rents of $99.98 PSF. The appraisal identified six directly comparable office properties built between 1926 and 1987 and ranging in size from approximately 52,500 to 142,023 sq. ft. The comparable office properties reported average asking rents ranging from $70.00 to $85.00 PSF with a weighted average of $79.80 PSF. The appraisal identified six comparable office projects currently under construction in Midtown Manhattan as well as seven proposed developments.

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
608 Fifth Avenue	105,290	0	0	100.0%	100.0%	N/A	N/A
One East 52nd Street	52,500	4,026	33,371	92.3%	28.8%	$70.00	$75.00
665 Fifth Avenue	135,300	0	0	100.0%	100.0%	N/A	N/A
689 Fifth Avenue	90,000	0	0	100.0%	100.0%	N/A	N/A
70 East 55th Street	142,023	4,730	0	96.7%	96.7%	$80.00	$85.00
1 East 57th Street	67,097	0	0	100.0%	100.0%	N/A	N/A
Total / Wtd. Avg.	592,210	8,756	33,371	98.52%	92.9%	$70.00	$85.00
(1)	Source: Appraisal.

The appraiser’s market rent conclusions demonstrate that gross rents for office space and retail space at the 693 Fifth Avenue Property are approximately 4.4% and 20.0% below market, respectively. The following table details the appraiser’s rent conclusions by type and location.

Market Rents
Type	Average Floorplate (Sq. Ft.)(1)	Market Rent PSF(1)	In Place Annual Gross Rent PSF(2)	% Above (Below) Market
Floors 4-9	5,818	$75.00	$70.05	-6.6%
Floors 10-15	4,795	$77.00	$73.17	-5.0%
Office Floors 16-18	4,815	$80.00	$77.98	-2.5%
Office Floors 19-20	2,538	$95.00	$93.06	-2.0%
Total / Wtd. Avg. Office	4,492	$79.13	$75.61	-4.4%
Retail-Multi level	14,425	$1,430.00	$1,143.85	-20.0%
(1) Source: Appraisal.
(2) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	T-12 3/31/2016	U/W	U/W PSF
Base Rent(1)	$7,976,634	$18,395,122	$18,934,587	$19,718,919	$204.31
Value of Vacant Space	0	0	0	3,025,669	31.35
Gross Potential Rent	$7,976,634	$18,395,122	$18,934,587	$22,744,589	$235.66
Total Recoveries	724,651	341,761	368,637	434,831	4.51
Less: Vacancy	0	0	0	(3,025,669)	(31.35)
Effective Gross Income	$8,701,285	$18,736,883	$19,303,224	$20,153,750	$208.82
Total Fixed Expenses	1,958,489	2,243,528	2,245,039	2,735,940	28.35
Total Operating Expenses	1,840,478	2,285,154	2,467,454	1,499,848	15.54
Net Operating Income	$4,902,318	$14,208,201	$14,590,731	$15,917,963	$164.93
TI/LC	0	0	0	187,508	1.94
Replacement Reserves	0	0	0	19,303	0.20
Net Cash Flow	$4,902,318	$14,208,201	$14,590,731	$15,711,152	$162.79
(1)	The increase in Base Rent from 2014 to 2015 is primarily due to the rent commencement under Valentino’s lease.

Property Management. The 693 Fifth Avenue Property is managed by Savitt Partners LLC, a New York limited liability company.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or the property manager, unless the property manager that files bankruptcy is not an affiliate of the borrower and is replaced in accordance with the loan agreement within 30 days, (iii) a DSCR Trigger Event (as defined below) has occurred and is ongoing or (iv) a Specified Tenant Trigger Event (as defined below) has occurred and is ongoing. A Cash Sweep Event arising from a DSCR Trigger Event may be prevented if the borrower provides cash or a letter of credit that, if used to reduce the outstanding principal balance of the loan, would otherwise prevent or cure the applicable DSCR Trigger Event (a “DSCR Trigger Cure Deposit”).

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above only with respect to the property manager, the borrower replacing such property manager or if such bankruptcy action by the property manager is dismissed without any material adverse modifications to the terms of the loan documents, (c) clause (ii) above only with respect to the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and neither the borrower nor its affiliates has colluded with such party or has solicited creditors for any involuntary petition against the borrower, and such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (d) clause (iii) above, either (1) the applicable debt service coverage ratio for two consecutive three month periods is not less than (A) from the origination date through and including July 31, 2018, 1.05x, and (B) thereafter, 1.10x, or (2) the borrower delivers a DSCR Trigger Cure Deposit or (e) clause (iv) above, if (1) Valentino (or any replacement tenant) is in possession of its space and open to the public for business during customary hours, (2) Valentino has revoked all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (3) with respect to any bankruptcy or insolvency proceedings involving Valentino, Valentino is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (4) Valentino is paying full, unabated rent under its lease (each of (a) through (e) above, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default under the loan documents has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event caused by clause (i) above no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower will have no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

A “DSCR Trigger Event” will commence when the trailing three-month debt service coverage ratio as calculated in accordance with the loan documents is less than (i) 1.00x through and including July 31, 2018 and (ii) 1.10x thereafter.

A “Specified Tenant Trigger Event” means (i) Valentino “going dark”, (ii) the occurrence of a bankruptcy action with respect to Valentino, (iii) Valentino giving notice that it is terminating its lease for all or any material portion of its lease and such notice is not fully rescinded within 10 business days or (iv) any termination or cancellation of Valentino’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding).

Initial Reserves. At loan origination, the borrower deposited into reserve (i) $3,022,060 for outstanding tenant improvements and leasing commissions related to two existing tenants and (ii) $305,793 for free rent related to one existing tenant.

Ongoing Reserves. The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the lender receives evidence reasonably satisfactory that the taxes are paid by the borrower no later than the date on which taxes are due. The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a stand-alone insurance policy in accordance with the loan documents and (iii) the lender receives evidence reasonably satisfactory that such premiums have been paid on or prior to their due date.

Current Mezzanine or Subordinate Indebtedness. None.

Right of First Offer. The largest tenant, Valentino, has a right of first offer in the event the borrower intends to sell the space currently occupied by Valentino or the entire property. The option is not applicable to any foreclosure or deed-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

Floor	Tenant	SF	Exp.
20	Carpenters Workshop Gallery	2,538 SF	Exp. 2/2031
19	Carpenters Workshop Gallery	2,537 SF	Exp. 2/2031
18	Pierson Capital	4,815 SF	Exp. 8/2020
17	Pierson Capital	4,814 SF	Exp. 8/2020
16	Vacant (Fully Pre-Built)	4,831 SF	
15	Louis Licari	4,847 SF	Exp. 5/2025
14	New York Smile Institute	4,838 SF	Exp. 10/2031
13	Vacant	4,831 SF	
12	Vacant	4,833 SF	
11	Vacant	4,729 SF	
10	Hays Worldwide Research	4,665 SF	Exp. 6/2020
9	Vacant	4,617 SF	
8	Vacant	5,874 SF	
7	Vacant	5,818 SF	
6	Vacant (Fully Pre-Built)	5,867 SF	
5	JDS Development Group	5,818 SF	Exp. 4/2020
4	JDS Development Group	5,817 SF	Exp. 4/2020
3	Valentino	3,607 SF	Exp. 7/2029
2	Valentino	3,606 SF	Exp. 7/2029
1	Valentino	3,606 SF	Exp. 7/2029
B	Valentino	3,606 SF	Exp. 7/2029

Vacant | 2020 | 2025 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

693 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 4 693 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 47.6% 1.00x 6.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Sponsor:	Inland Private Capital Corporation
Borrower:	Yuma Palms DST
Original Balance:	$62,500,000
Cut-off Date Balance:	$62,500,000
% by Initial UPB:	7.0%
Interest Rate:	4.7300%
Payment Date:	1st of each month
First Payment Date:	September 1, 2016
Maturity Date:	August 1, 2026
Amortization:	360 months
Additional Debt(1):	Future Unsecured Guarantor Loan
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$5,654	$5,654
TI/LC(3):	$500,000	$41,667
Sports Authority(4):	$935,000	$0
Rent Abatement(5):	$627,000	$0
Outstanding TI:	$57,645	$0
Additional Collateral:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(6):	$157
Balloon Balance / Sq. Ft.(6):	$128
Cut-off Date LTV:	67.9%
Balloon LTV:	55.4%
Underwritten NOI DSCR:	1.35x
Underwritten NCF DSCR:	1.28x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	10.4%
Underwritten NCF Debt Yield at Balloon:	9.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Yuma, AZ
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	802,049
Total Collateral Sq. Ft.(7):	399,083
Property Management:	Inland Commercial Real Estate Services LLC
Underwritten NOI:	$5,281,698
Underwritten NCF:	$5,014,313
Appraised Value:	$92,000,000
Appraisal Date:	April 1, 2016

Historical NOI
Most Recent NOI:	$5,726,440 (T-12 May 31, 2016)
2015 NOI:	$5,920,845 (December 31, 2015)
2014 NOI:	$5,939,321 (December 31, 2014)
2013 NOI:	$5,800,995 (December 31, 2013)

Historical Occupancy(6)(7)
Most Recent Occupancy(8):	95.2% (June 9, 2016)
2015 Occupancy:	96.5% (December 31, 2015)
2014 Occupancy:	96.7% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	TI/LC reserve is subject to a cap of $3,935,000.

(4)	Sports Authority Reserves in the amount of $935,000 are to be used towards re-leasing costs in anticipation of Sports Authority’s imminent departure caused by its recently announced bankruptcy.

(5)	Rent Abatement Reserves in the amount of $627,000 represent 1.5 years of rent under the Sports Authority lease, and will be used towards the payment of debt service on a monthly basis through February 2018.

(6)	Based on Total Collateral Sq. Ft. of 399,083.

(7)	Total Collateral Sq. Ft. and Historical Occupancy exclude sq. ft. associated with Target, JCPenney, Dillard’s and 14 other tenants that do not serve as collateral for the Yuma Palms Loan.

(8)	Most Recent Occupancy as of June 9, 2015 is significantly higher than the contemplated underwritten occupancy of 85.9% as Sports Authority (34,867 sq. ft.) and CenturyLink (2,155 sq. ft.), have been underwritten as vacant, though still in occupancy. Sports Authority filed for bankruptcy, while CenturyLink plans to vacate upon lease expiration in December 2016. At origination, the borrower deposited $935,000 for free rent and re-leasing costs associated with the Sports Authority space, as well as $500,000 for general TI/LC related expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.(2)	Lease Expiration	U/W Base Rent PSF	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost(3)
Non-Collateral Anchor Tenants(4)
Target	A-/A2/A	138,000	17.2%	NAP	NAP	NAP	NAP	NAP
Dillards	BBB-/Baa3/BBB-	98,060	12.2%	NAP	NAP	$15,600	$159	NAP
JCPenney	B+/NR/B	91,609	11.4%	NAP	NAP	$7,800	$85	NAP
Subtotal / Wtd. Avg.		327,669	40.9%		NAP	$23,400	$123	NAP

Anchor Tenants
Harkins Theatre(5)	NR/NR/NR	63,255	15.9%	1/31/2020	$14.50	$8,710	$622,119	15.1%
Ross Dress for Less	NR/A3/A-	29,983	7.5%	1/31/2020	$13.25	$5,200	$173	9.9%
Marshalls	NR/A2/A+	28,500	7.1%	9/30/2024	$9.90	$8,088	$284	4.8%
Jo-Ann	NR/B3/B	25,056	6.3%	1/31/2019	$12.00	$2,381	$95	17.7%
Bealls Outlet(6)	NR/NR/NR	24,943	6.3%	1/31/2024	$10.62	$2,405	$96	11.0%
Total Anchor Tenants(7)		171,737	43.0%		$12.59	$26,783	$167	10.8%

Major Tenants
Best Buy	BBB-/Baa1/BB+	19,792	5.0%	1/31/2020	$13.50	$27,300	$1,379	1.3%
Petsmart	NR/B3/B+	19,184	4.8%	1/31/2020	$13.50	$3,120	$163	10.6%
Old Navy	BB+/Baa2/BB+	14,800	3.7%	4/30/2017	$13.23	$4,879	$330	5.3%
Famous Footwear	NR/NR/NR	8,005	2.0%	12/31/2020	$20.57	$1,611	$201	12.3%
Buffalo Wild Wings	NR/NR/NR	7,805	2.0%	12/31/2035	$29.00	$5,601	$718	5.2%
Kirkland’s	NR/NR/NR	6,533	1.6%	1/31/2021	$22.00	$1,225	$188	14.1%
Planet X	NR/NR/NR	5,490	1.4%	4/30/2022	$21.00	$943	$172	14.2%
American Eagle Outfitters	NR/NR/NR	5,000	1.3%	1/31/2019	$26.00	$2,034	$407	7.5%
Total Major Tenants(8)		86,609	21.7%		$17.34	$46,713	$539	4.0%

Total In-Line Tenants		84,515	21.2%		$27.12	$23,916	$364	9.3%
Total Occupied Collateral/ Wtd. Avg.(7)(8)		342,861	85.9%		$17.37	$97,413	$340	7.2%
Vacant		56,222	14.1%
Total / Wtd. Avg.(9)		399,083	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	% of Total Sq. Ft. for Non-Collateral Anchor Tenants is based on the total Yuma Palms sq. ft. of 802,049, with the remaining tenants based on the Yuma Palms Property collateral sq. ft. of 399,083.

(3)	Total Sales (000s), Sales PSF and Occupancy Cost are based on historical operating statements and third party estimates provided by the borrower for the fiscal year 2015 and includes only those tenants reporting sales.

(4)	Non-Collateral Anchor Tenants with no attributable underwritten base rent are liable for their proportionate share of reimbursements, equal to an annual total of $245,394 as of June 9, 2016. Total reimbursement for all non-collateral tenants is equal to an annual amount of $419,915.

(5)	Sales PSF for Harkins Theatre represents sales per screen based on 14 total screens.

(6)	Bealls Outlet has the right to terminate its lease after May 31, 2018 if its gross sales during the period between the 48th month and 60th month of the lease term do not exceed $2.5 million, with 90 days’ notice and the payment of a termination fee.

(7)	Sales PSF for Total Anchor Tenants and Total Occupied Collateral / Wtd. Avg. excludes Harkins Theatre, which is measured on a per screen basis.

(8)	Weighted average Occupancy Cost for Total Major Tenants and Total Occupied Collateral / Wtd. Avg. excluding Best Buy is 7.9% and 9.5%, respectively.

(9)	Total / Wtd. Avg. does not include Non-Collateral Anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,400	0.4%	1,400	0.4%	$31.36	0.7%	0.7%
2016	2	6,331	1.6%	7,731	1.9%	$22.06	2.3%	3.1%
2017	4	23,533	5.9%	31,264	7.8%	$17.41	6.9%	10.0%
2018	4	12,383	3.1%	43,647	10.9%	$18.38	3.8%	13.8%
2019	11	47,531	11.9%	91,178	22.8%	$20.41	16.3%	30.1%
2020	11	153,388	38.4%	244,566	61.3%	$15.86	40.8%	70.9%
2021	3	9,386	2.4%	253,952	63.6%	$24.15	3.8%	74.7%
2022	3	12,132	3.0%	266,084	66.7%	$21.12	4.3%	79.0%
2023	1	3,150	0.8%	269,234	67.5%	$25.00	1.3%	80.3%
2024	7	62,422	15.6%	331,656	83.1%	$13.22	13.9%	94.2%
2025	1	3,400	0.9%	335,056	84.0%	$35.00	2.0%	96.2%
2026	0	0	0.0%	335,056	84.0%	$0.00	0.0%	96.2%
Thereafter	1	7,805	2.0%	342,861	85.9%	$29.00	3.8%	100.0%
Vacant	NAP	56,222	14.1%	399,083	100.0%	NAP	NAP
Total / Wtd. Avg.	49	399,083	100.0%			$17.37	100.0%
(1)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule or the site plan.

(2)	The rollover schedule includes contractual rent steps through April 2017.

The Loan. The Yuma Palms loan (the “Yuma Palms Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 399,083 sq. ft. of Yuma Palms (the “Yuma Palms Property”), an 802,049 sq. ft. anchored retail property located in Yuma, Arizona (the “Yuma Palms Regional Center”) with a Cut-off Date Balance of $62.5 million. The Yuma Palms Loan has a 10-year term and will amortize on a 30-year schedule. The Yuma Palms Loan accrues interest at a fixed rate equal to 4.7300%. Loan proceeds along with approximately $2.9 million of equity from the sponsor were used to refinance existing debt of approximately $62.8 million, fund upfront reserves of approximately $2.1 million and pay closing costs of approximately $0.5 million. Based on the “As-is” appraised value of $92.0 million as of April 1, 2016, the Cut-off Date LTV is 67.9%. The most recent prior financing of the Yuma Palms Property was included in the WBCMT 2006-C27 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$62,500,000	95.5%	Loan Payoff	$62,817,024	96.0%
Sponsor Equity	$2,932,179	4.5%	Sports Authority Reserve	$935,000	1.4%
			Rent Abatement Reserve	$627,000	1.0%
			TI/LC Reserve	$500,000	0.8%
			Other Reserves	$63,299	0.1%
			Closing Costs	$489,856	0.7%
Total Sources	$65,432,179	100.0%	Total Uses	$65,432,179	100.0%

The Borrower / Sponsor. The borrower, Yuma Palms DST, is a newly formed Delaware Statutory Trust. IPCC (as defined below) will be the sole member of the Yuma Palms LeaseCo, L.L.C., which is the tenant under the master lease executed with the borrower at origination to accommodate the Delaware Statutory Trust structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”), an affiliate of The Inland Real Estate Group of Companies, Inc. (“Inland”). IPCC was formed in March 2001 to provide replacement properties for people wishing to complete a Section 1031 Exchange, as well as investors seeking a multiple-owner real estate investment. As of December 31, 2015, IPCC had sponsored 182 private placement programs, offering more than $2.6 billion in equity to over 7,500 investors. The 182 private placement programs included 451 properties, with over 26.1 million sq. ft. of gross leasable area, for an aggregate offering price of more than $5.3 billion. Of these properties, 364 are retail centers, 48 are office buildings, nine are industrial and distribution centers and 30 are multifamily communities.

Inland is a fully-integrated group of legally and financially independent companies, engaged in several diverse facets of real estate including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for more than 40 years. Since inception, Inland has created 696 sponsored programs with over 490,000 investors and approximately $10.5 billion in institutional transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

The Property. The Yuma Palms Regional Center consists of a two-story, 802,049 sq. ft. open-air regional anchored shopping center situated on an approximately 101.3 acre site and located in Yuma, Arizona. 399,083 sq. ft. serves as collateral for the Yuma Palms Loan. The Yuma Palms Property was originally built in 2005 and is known as the largest commercial development in Yuma County’s history. The Yuma Palms Property was subsequently acquired by the sponsor in June 2006 for an all in purchase price of approximately $105.1 million ($263 PSF). In connection with the acquisition of the Yuma Palms Property in June 2006, the sponsor contributed approximately $44.1 million of equity and, in connection with the re-financing of the Yuma Palms Property, contributed an approximately $2.9 million in additional equity.

As of June 9, 2016, the Yuma Palms Property collateral was 95.2% physically occupied by a broad mix of 51 national and international brand-name retailers. Occupancy was underwritten to 85.9%, driven by the recent bankruptcy of Sports Authority (34,867 sq. ft.). Additionally, CenturyLink (2,155 sq. ft.) provided notice of its intention to vacate its space upon the lease expiration in December 2016. Sports Authority and CenturyLink were underwritten as vacant. The property has experienced significant leasing momentum since 2015, as evidenced by three successfully executed new leases and 27 lease renewals totaling approximately 154,000 sq. ft. Non-collateral anchors at the property include Target (138,000 sq. ft.), Dillard’s (98,060 sq. ft.; $15.6 million in 2015 Sales) and JCPenney (91,609 sq. ft.; $7.8 million in 2015 Sales). Collateral anchor tenants include Harkins Theater (63,255 sq. ft.; 15.4% U/W Base Rent; $622,119 Sales per screen), Ross Dress for Less (29,983 sq. ft.; 6.7% U/W Base Rent; $173 Sales PSF; rated NR/A3/A- by Fitch/Moody’s/S&P), Marshalls (28,500 sq. ft.; 4.7% U/W Base Rent; $284 Sales PSF; rated NR/A2/A+ by Fitch/Moody’s/S&P), Jo-Ann (25,056 sq. ft.; 5.0% U/W Base Rent; $95 Sales PSF; rated NR/B3/B by Fitch/Moody’s/S&P) and Bealls Outlet (24,943 sq. ft.; 4.4% U/W Base Rent; $96 Sales PSF). Major tenants include Best Buy, Petsmart, Old Navy, Famous Footwear, Buffalo Wild Wings, Kirkland’s, Planet X and American Eagle Outfitters, which together total 86,609 sq. ft. Most recent sales for the collateral tenants totaled approximately $97.4 million excluding nine tenants for whom sales are not reported. The Yuma Palms Regional Center features 5,008 parking spaces, which equates to a ratio of 6.24 spaces per 1,000 sq. ft. The weighted average sales PSF and occupancy cost for the Yuma Palms Property are $340 and 7.2%, respectively, compared to a market comparison of $342 and 13.9%, respectively. The Yuma Palms Property has historically maintained consistently stable occupancy rates, shown by an eight year average occupancy rate of 93.2% over the preceding eight years with a trough occupancy rate of approximately 90.0% in 2011.

Historical Comparable Sales(1)
	2013	2014	2015
Harkins Theatre	$8,342,569	$8,434,536	$8,709,666
Per Screen	$595,898	$602,467	$622,119
Ross Dress for Less	NAV	NAV	$5,200,000
PSF	NAV	NAV	$173
Marshalls	$7,481,317	$7,647,402	$8,088,222
PSF	$263	$268	$284
Jo-Ann	$2,798,425	$2,574,907	$2,380,607
PSF	$112	$103	$95
Bealls Outlet	NAV	$2,615,387	$2,404,703
PSF	NAV	$105	$96
Major Tenants(2)	$15,661,431	$15,981,177	$16,293,067
PSF	$329	$336	$342
In-Line Tenants(3)	$17,785,218	$18,762,633	$19,305,928
PSF	$346	$365	$376
(1)	Historical Comparable Sales PSF/Per Screen is based on historical operating statements and third party estimates provided by the borrower.

(2)	Major Tenants does not include Best Buy (19,792 sq. ft.) and PetSmart (19,184 sq. ft.), for which 2015 sales were $27.3 million ($1,379 PSF) and $3.1 million ($163 PSF), respectively, as historical sales were unavailable for 2013 and 2014.

(3)	In-line Tenants does not include 17 tenants consisting of 33,112 sq. ft. for which historical sales are unavailable or incomplete.

Environmental Matters. The Phase I environmental report dated May 17, 2016 recommended no further action at the Yuma Palms Property.

The Market. The Yuma Palms Property is located within the Yuma City submarket, adjacent to the Colorado River, California and Mexico. The property is situated directly off the intersection of Interstate 8 and Highway 95 and benefits from high visibility with an average of 34,407 vehicles passing daily. The property sits in a key NAFTA trade corridor within 300 miles of San Diego, California, Los Angeles, California, Phoenix, Arizona and Mexico. Additionally, the Yuma Palms Property is part of the larger Yuma Palms Regional Center, which encompasses four main shopping districts including a village, a power center, a regional center and a restaurant row. All districts are interconnected through shaded pedestrian walkways.

The Yuma Palms Property is one of just two regional centers located within a 60-mile radius. The primary trade area of the Yuma Palms Property is an approximately 30-mile radius. Within a 30-mile radius of the Yuma Palms Property, the 2015 average household

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

income was $54,356 with a population of 203,197. The population is projected to increase approximately 1.5% annually from 2015 to 2020 according to the appraisal. Additionally, as of 2015, Yuma City had a population of approximately 96,000 people with this number almost doubling in the winter months, courtesy of more than 23,000 spots in RV parks and resorts. The community also offers nearly 4,300 hotel rooms, conference and meeting facilities and three casinos.

According to the appraisal, as of the second quarter of 2016, the Yuma City submarket contained approximately 6.3 million sq. ft. of retail space with a vacancy rate of approximately 9.7%. The appraisal identified two competitive properties that serve as the primary competition to the Yuma Palms Property and four competitive properties that serve as secondary competition to the Yuma Palms Property. The two primary competitors, Imperial Valley Mall and Promenade at Casa Grande, are located approximately 59.5 miles and 181.0 miles from the Yuma Palms Property, respectively. Average rents within the primary competitive set ranged from $20.00 to $30.00 PSF, while average rents within the secondary competitive set ranged from $14.00 to $24.00 PSF.

The table below summarizes the Yuma Palm Property’s primary and secondary competitive set.

Competitive Set(1)
	Distance from Subject	Property Type	Year Built / Renovated	Occupancy	Size (Sq. Ft.)	Estimated Sales PSF	Anchors / Major Tenants
Yuma Palms	NAP	Anchored Retail	2005 / N/A	85.9%(2)	399,083(2)	$340	Dillard’s, JCPenney, Target, Harkins Theatres, Sam’s Club, Kohl’s(3).
Primary Competitors:
Imperial Valley Mall	59.5 Miles	Super Regional Center	2005 / N/A	98.7%	826,094	$340	Dillard’s, JCPenney, Macy’s, Sears, Kohl’s

Promenade at Casa Grande	181.0 Miles	Regional Center	2007 / N/A	95.9%	1,030,000	$225 - $250	Dillard’s, JCPenney, Target, Kohl’s
Secondary Competitors:
Las Palmillas	Adjacent	Power Center	2006 / N/A	82.1%	151,000	N/A	Bed Bath & Beyond, Dollar Tree, Party City

Palo Verde Village	2.9 Miles	Community Center	1990 / N/A	92.1%	277,014	N/A	Walmart

Southgate Mall	3.2 Miles	Regional Center	1967 / 2009	82.1%	241,703	N/A	Sears, Burlington Coat Factory, Goodwill

Cielo Verde Center	8.2 Miles	Community Center	2006 / N/A	95.8%	220,740	N/A	Walmart
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

(3)	Dillard’s, JCPenney, Target, Sam’s Club and Kohl’s are non-collateral tenants.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 5/31/2016	U/W	U/W PSF
Base Rent(1)	$6,203,118	$6,358,418	$6,389,253	$6,289,309	$5,955,974	$14.92
Value of Vacant Space	0	0	0	0	1,118,368	2.80
Gross Potential Rent	$6,203,118	$6,358,418	$6,389,253	$6,289,309	$7,074,342	$17.73
Total Recoveries	2,162,426	2,007,030	2,107,325	2,035,252	2,365,172	5.93
Percentage Rent	263,574	$243,587	$322,058	$336,858	$272,110	0.68
Total Other Income	49,415	45,196	37,965	34,006	34,006	0.09
Less: Vacancy & Credit Loss(2)	0	0	0	0	(1,535,290)	(3.85)
Effective Gross Income	$8,678,533	$8,654,231	$8,856,601	$8,695,425	$8,210,339	$20.57
Total Operating Expenses	2,877,538	2,714,910	2,935,756	2,968,985	2,928,641	7.34
Net Operating Income	$5,800,995	$5,939,321	$5,920,845	$5,726,440	$5,281,698	$13.23
TI/LC	0	0	0	0	199,542	0.50
Capital Expenditures	0	0	0	0	67,844	0.17
Net Cash Flow	$5,800,995	$5,939,321	$5,920,845	$5,726,440	$5,014,313	$12.56

(1)	U/W Base Rent includes $57,230 in contractual step rent through April 2017.

(2)	U/W Vacancy represents 15.8% of gross income, significantly above the property’s historical average.

Property Management. The Yuma Palms Property is managed by Inland Commercial Real Estate Services LLC, a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

Lockbox / Cash Management. The Yuma Palms Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Cash Sweep Period (as defined below) is continuing, all amounts on deposit in the lockbox account are required to be swept daily into an account controlled by the borrower. Upon the occurrence of a Cash Sweep Event, the borrower is required to establish a cash management account under the control of the lender. During a Cash Sweep Period, all amounts on deposit in the lockbox account are required to be swept each business day into the cash management account and applied and disbursed in accordance with the loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of (a) the payment date following the related Cash Sweep Event Cure (as defined below), or (b) the payment in full of all principal and interest on the loan and other amounts due under loan documents.

A “Cash Sweep Event” will occur upon (a) an event of default by the borrower, (b) any bankruptcy action of the borrower or manager, or (c) the date that the debt service coverage ratio based on the trailing three month period of less than 1.25x.

A “Cash Sweep Event Cure” means, with respect to a Cash Sweep Event (a) caused solely by an event of default, the lender accepts a cure of such event of default, (b) caused solely by a bankruptcy action of the manager, the borrower replaces the manager with another qualified manager in accordance with the loan documents (or, if the bankruptcy is an involuntary bankruptcy to which the manager did not consent, upon the same being discharged, stayed or dismissed within 90 days of filing without adverse consequences to the Yuma Palms Property or loan), or (c) caused by a low debt service coverage ratio, the Yuma Palms Property achieves a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters based on the trailing three month period.

Initial Reserves. At closing, the borrower deposited (i) $5,654 into a replacement reserve account, (ii) $500,000 into a TI/LC account, (iii) $935,000 into a Sports Authority reserve account, (iv) $627,000 into a rent abatement reserve account and (v) $57,645 into an outstanding TI reserve account towards Planet X.

The $935,000 upfront Sports Authority reserve is in anticipation of Sports Authority’s imminent departure caused by its recently announced bankruptcy, to be used towards re-leasing costs for the Sports Authority space. The $627,000 rent abatement reserve represents 1.5 years of base rent under the Sports Authority lease, and will be used towards the payment of debt service on a monthly basis in equal installments of $34,833 through February 2018. The funds in the rent abatement reserve will be released prior to February 2018 upon the occurrence of a Sports Authority Rent Cure (as defined below) or a Sports Authority BK Cure (as defined below). Additionally, there is a $500,000 reserve for general tenant improvements and leasing commissions.

A “Sports Authority Rent Cure” shall mean all or a portion of the Sports Authority space is re-leased to one or more replacement tenants and the contractual rent paid by such tenant(s) is equal to or greater than 70% of the contractual rent that would have been payable under the Sports Authority lease.

A “Sports Authority BK Cure” shall mean (a) the affirmation of the Sports Authority lease pursuant to a final, non-appealable order of a court with jurisdiction, and the tenant delivers an estoppel confirming that its lease is in full force and effect, there is no default under the lease agreement and Sports Authority is in occupancy and conducting business in the space and paying full contractual rent, or (b) the Sports Authority lease is assigned as part of bankruptcy proceedings to a replacement tenant reasonably acceptable to the lender.

Ongoing Reserves. The requirement for the borrower to make the monthly deposits into the tax escrow is waived so long as either (i) (a) there is no event of default, (b) no Cash Sweep Event has occurred, (c) the borrower provides the lender at least 10 days prior to the date on which such taxes would be delinquent with satisfactory evidence that taxes have been paid in timely manner, and (d) the debt service coverage ratio based on the trailing three month period is not less than 1.25x, or (ii) with respect to a tenant’s space (a) there is no event of default, (b) no Cash Sweep Event has occurred, (c) the tenant occupies one or more parcels not constituting a portion of any other tax lot and pays taxes directly to the appropriate authority, (d) the borrower provides the lender at least 10 days prior to the date on which such taxes would be delinquent with satisfactory evidence that taxes have been paid in timely manner, (e) such tenant’s lease remains in full force and effect with no event of default.

The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

On a monthly basis, the borrower is required to deposit reserves of (i) $5,654 into a replacement reserve account, (ii) $41,667 into a TI/LC reserve account, subject to a cap of $3,935,000 and (iii) $84,500 per month from equity sources other than the revenues generated by the property (or, at borrower’s request, funds to be allocated from the excess cash flow reserve in substitute of this amount) during any Cash Collateral Reserve Period to be held as additional collateral for the loan.

A “Cash Collateral Reserve Period” shall mean each period commencing upon the occurrence of a DSCR Cash Collateral Reserve Event (as defined below) and continuing until the earlier of (a) the payment date next occurring following the achievement of a debt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

service coverage ratio of 1.40x or greater for one calendar quarter based upon the trailing three month period, or (b) payment in full of the loan.

A “DSCR Cash Collateral Reserve Event” shall occur if from and after August 1, 2024, the debt service coverage ratio, based on the trailing three months immediately preceding a date of determination, is less than 1.40x.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The guarantor may make one or more unsecured loans to the borrower without the consent of the lender in an amount up to the lesser of (i) $4,687,500 or (ii) 7.5% of the outstanding principal balance of the loan. Each such loan is required to, among other conditions, be (1) unsecured, (2) payable only out of excess cash flow, (3) subordinated to the mortgage loan pursuant to a subordination and standstill agreement in the form attached to the loan agreement with changes satisfactory to the mortgage lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

TARGET
JO-ANN
KOHL'S
CASTLE DOME AVENUE
PALMS PARKWAY
HOT TOPIC
Bath&BodyWorks
REGIS SALONS
rue21
verizon
chico's
at&t
BEST BUY
Marshalls
BEALLS
ROSS
SPORTS AUTHORITY
PETSMART
OLD NAVY
SUBWAY
GNC
carter's
Famous Footwear
THE CHILDREN'S PLACE
Kneaders Bakery
Olive Garden
16TH STREET
PACSUN
AÉROPOSTALE
Foot Locker
jcpenney
Edible
CenturyLink
KAY JEWELERS
LANE BRYANT
Payless
Dillard's
Sam's Club
PACIFIC AVENUE
Sprint
RED LOBSTER
DEL TACO
IN-N-OUT
Anchor
Major / In-line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1305-1550 South Yuma Palms Parkway Yuma, AZ 85365	Collateral Asset Summary – Loan No. 5 Yuma Palms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 67.9% 1.28x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Recapitalization
Credit Assessment (Moody’s/Fitch/Kroll/DBRS)(2):	A2/AAA/AA-/BBB(high)
Sponsor(3):	Simon Property Group, L.P.; ICRE REIT Holdings
Borrower:	The Crystals Las Vegas, LLC
Original Balance(4):	$50,000,000
Cut-off Date Balance(4):	$50,000,000
% by Initial UPB:	5.6%
Interest Rate:	3.7440%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest Only
Additional Debt(4)(5):	$332,700,000 Pari Passu Debt; $167,300,000 Subordinate Secured Debt
Call Protection(6):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC(8):	$185,000	Springing

Financial Information(4)
	Pari Passu Notes(9)	Whole Loan(10)
Cut-off Date Balance / Sq. Ft.:	$1,459	$2,097
Balloon Balance / Sq. Ft.:	$1,459	$2,097
Cut-off Date LTV:	34.8%	50.0%
Balloon LTV:	34.8%	50.0%
Underwritten NOI DSCR:	3.41x	2.37x
Underwritten NCF DSCR:	3.28x	2.28x
Underwritten NOI Debt Yield:	12.9%	9.0%
Underwritten NCF Debt Yield:	12.4%	8.7%
Underwritten NOI Debt Yield at Balloon:	12.9%	9.0%
Underwritten NCF Debt Yield at Balloon:	12.4%	8.7%

(1)	The Shops at Crystals Whole Loan was co-originated by JPMCB, Bank of America, N.A. and Wells Fargo Bank, National Association.

(2)	Moody’s/Fitch/Kroll provided the above ratings for The Shops at Crystals Mortgage Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated The Shops at Crystals BBB+. DBRS provided a rating of BBB (high) in the context of the loan’s inclusion in the JPMCC 2016-JP2 mortgage trust.

(3)	The sponsor is also the sponsor of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Opry Mills and Williamsburg Premium Outlets with Cut-off Date Balances of $65.0 million and $15.0 million, respectively.

The Shops at Crystals Whole Loan is evidenced by (i) a mortgage loan (evidenced by two tranches of debt (each comprised of one pari passu note) with an aggregate original principal balance of $50.0 million), (ii) companion loans, each of which is pari passu with respect to one tranche of The Shops at Crystals Mortgage Loan (each such companion loan being comprised of 10 pari passu notes) with an aggregate outstanding principal balance of $332.7 million and (iii) three subordinate companion loans (each companion loan being comprised of three pari passu notes) with an aggregate original principal balance of $167.3 million. The Financial Information presented in the chart above reflects the $382.7 million aggregate Cut-off Date balance of The Shops at Crystals Mortgage Loan and The Shops at Crystals Pari Passu Companion Loans and the aggregate Cut-off Date balance of the $550.0 million The Shops at Crystals Whole Loan. For additional information on the pari passu notes, see “The Loan” herein.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.(11):	262,327
Property Management:	Simon Management Associates, LLC
Underwritten NOI(12):	$49,467,860
Underwritten NCF:	$47,610,231
Appraised Value(13):	$1,100,000,000
Appraisal Date:	April 26, 2016

Historical NOI
2015 NOI(12)(14):	$46,376,811 (December 31, 2015)
2014 NOI:	$43,642,314 (December 31, 2014)
2013 NOI(14):	$40,054,352 (December 31, 2013)
2012 NOI:	$34,351,614 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(15):	87.6% (April 21, 2016)
2015 Occupancy:	91.0% (December 31, 2015)
2014 Occupancy:	93.8% (December 31, 2014)
2013 Occupancy:	95.7% (December 31, 2013)
(4)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(5)	The lockout period will be at least 25 payments beginning with and including the first payment date of August 1, 2016. Defeasance of the full $550.0 million The Shops at Crystals Whole Loan is permitted after the date that is the earlier of (i) the payment date in August 2019 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

(6)	See “Initial Reserves” and “Ongoing Reserves” herein.

(7)	At origination, the Borrower provided a guaranty to the mortgage lenders, which guaranteed payment of the tenant improvement and leasing commission reserve deposit amounts (including the monthly deposit required at origination) in lieu of cash deposits as permitted under the mortgage loan documents.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Pari Passu Notes only, which have an aggregate principal balance of $382.7 million.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate The Shops at Crystals Whole Loan, which has an aggregate principal balance of $550.0 million.

(10)	Represents the total rentable space at the property, equal to approximately 262,327 sq. ft., which excludes the space on the third floor of the property. The third floor of the property is currently used as mezzanine and storage space, a portion of which is unimproved. No income was underwritten related to this third floor space but it does serve as collateral for The Shops at Crystals Mortgage Loan. There are currently no plans for developing the unimproved portion of the third floor space.

(11)	The increase in Underwritten NOI from 2015 NOI is predominantly driven by five new tenant leases (excluding the Hermès expansion lease) since September 2015, which contribute approximately $1.6 million in annual underwritten rent, in addition to rent bumps totaling $939,332.

(12)	The Appraised Value includes 7,485 sq. ft. on the third floor, which Hermès is expected to occupy.

(13)	The increase in 2015 NOI from 2013 NOI is primarily associated with increases in rents in place.

(14)	Most Recent Occupancy does not include three tenants shown on the loan sponsors’ rent roll dated April 21, 2016 (Donna Karan, Miu Miu and Kiki de Montparnasse) that are no longer in occupancy and/or are expected to vacate. Most Recent Occupancy includes DSquared2 (2,200 sq. ft.) and Berluti (960 sq. ft.), which have executed leases but are not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

Tenant Summary(1)(2)
	Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration(4)	U/W Base Rent PSF	Total Sales (000s)(5)	Sales PSF(5)	Occupancy Cost(5)

Major Tenants
Louis Vuitton(6)	NR/NR/A+	22,745	8.7%	12/31/2019	$192.57	$48,667	$2,140	9.0%
Prada	NR/NR/NR	15,525	5.9%	12/31/2019	$243.45	$11,315	$729	33.4%
Gucci	NR/NR/BBB	10,952	4.2%	12/31/2025	$166.45	$15,115	$1,380	12.1%
Tiffany & Co.(7)	BBB+/Baa2/BBB+	10,000	3.8%	1/31/2024	$220.00	$14,501	$1,450	15.2%
Ermenegildo Zegna	NR/NR/NR	9,926	3.8%	12/31/2020	$277.46	$6,800	$685	40.5%
Roberto Cavalli	NR/NR/NR	9,814	3.7%	12/31/2019	$175.05	$5,559	$566	30.9%
Dolce & Gabbana (Men’s)	NR/NR/NR	9,000	3.4%	12/31/2021	$79.57	$4,813	$535	14.9%
Mastro’s Ocean Club	NR/NR/NR	8,568	3.3%	12/31/2024	$81.23	$13,980	$1,632	5.0%
Todd English Pub	NR/NR/NR	7,963	3.0%	2/11/2020	$91.89	$10,485	$1,317	7.0%
Tom Ford	NR/NR/NR	7,693	2.9%	12/31/2019	$275.55	$12,727	$1,654	16.7%
Subtotal Major Tenants		112,186	42.8%		$186.46	$143,963	$1,283	18.5%
Other		117,723	44.9%		$214.30	$173,853	$1,372	19.8%
Total Occupied Collateral		229,909	87.6%		$200.71	$317,816	$1,330	19.2%

Vacant		32,418	12.4%
Total		262,327	100.0%

(1)	Based on the U/W rent roll as of April 21, 2016.

(2)	Hermès recently executed a lease to expand its space from 4,582 sq. ft. to 13,507 sq. ft. starting in December 2017, which would make Hermès the third largest tenant by net rentable area.

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	Certain tenants, including the fourth largest tenant, Tiffany & Co., have the right to terminate their leases if a certain number of retailers go dark or if the occupancy level decreases below certain thresholds or if the related tenant fails to meet certain sales targets.

(5)	Total Sales, Sales PSF and Occupancy Cost represent sales for the 12 month period ending December 31, 2015 for all tenants.

(6)	Louis Vuitton pays percentage rent in lieu of base rent, calculated using fiscal year 2015 sales and corresponding tenant break points.

(7)	Tiffany & Co. has the right to terminate its lease if it does not achieve gross sales of at least $30 million during the seventh lease year, with 182 days’ notice and the payment of a termination fee. The tenant may exercise the right at any time during the period that is 60 days after the date on which the tenant is obligated to furnish its written report of its gross sales for the year to the borrower.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	1,949	0.7%	1,949	0.7%	$53.76	0.2%	0.2%
2017	0	0	0.0%	1,949	0.7%	$0.00	0.0%	0.2%
2018	5	12,359	4.7%	14,308	5.5%	$234.57	6.3%	6.5%
2019	9	69,021	26.3%	83,329	31.8%	$220.53	33.0%	39.5%
2020(3)	11	45,909	17.5%	129,238	49.3%	$223.94	22.3%	61.8%
2021	4	18,448	7.0%	147,686	56.3%	$109.38	4.4%	66.1%
2022	3	6,560	2.5%	154,246	58.8%	$260.61	3.7%	69.9%
2023	3	9,061	3.5%	163,307	62.3%	$288.86	5.7%	75.5%
2024	10	47,908	18.3%	211,215	80.5%	$156.31	16.2%	91.8%
2025	1	10,952	4.2%	222,167	84.7%	$166.45	4.0%	95.7%
2026	2	3,160	1.2%	225,327	85.9%	$253.16	1.7%	97.4%
Thereafter(4)	1	4,582	1.7%	229,909	87.6%	$258.27	2.6%	100.0%
Vacant	NAP	32,418	12.4%	262,327	100.0%	NAP	NAP
Total / Wtd. Avg.	50	262,327	100.0%			$200.71	100.0%

(1)	Based on the U/W rent roll as of April 21, 2016.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total Expiring Sq. Ft. in 2020 includes a concierge desk for Aria Resort & Casino (250 sq. ft.), which has no base rent or sales.

(4)	Reflects the expiration date of the lease for Hermès’ expansion space but otherwise reflects the current space that is underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

The Loan. The Shops at Crystals loan (“The Shops at Crystals Mortgage Loan”) is a $50.0 million fixed rate loan secured by the borrower’s fee simple interest in a 262,327 sq. ft. luxury shopping center located in Las Vegas, Nevada. The whole loan was co-originated by JPMCB, Bank of America, N.A. and Wells Fargo Bank, National Association and has an outstanding principal balance as of the Cut-off Date of $550.0 million (“The Shops at Crystals Whole Loan”). The Shops at Crystals Whole Loan is comprised of (i) two tranches of companion loans, each comprised of 11 pari passu notes (Note A-1-B-2 and Note B-1-B-2 from each tranche are, collectively, “The Shops at Crystals Mortgage Loan” and the remaining notes in each such tranche are “The Shops at Crystals Pari Passu Companion Loans”), and (ii) three subordinate companion loans, each comprised of three pari passu notes (“The Shops at Crystals Subordinate Companion Loans”) as described below. Each of The Shops at Crystals Pari Passu Companion Loans and each of The Shops at Crystals Subordinate Companion Loans are comprised of one or more pari passu notes. Each tranche of debt comprising The Shops at Crystals Mortgage Loan and each related tranche comprising The Shops at Crystals Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to The Shops at Crystals Subordinate Companion Loans as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Shops at Crystals Whole Loan” in the Prospectus. Note A-1-A was contributed to the SHOPS 2016-CSTL mortgage trust, which governs the servicing and administration of The Shops at Crystals Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control event under the related trust and servicing agreement (“The Shops at Crystals Trust and Servicing Agreement”), the directing certificateholder under The Shops at Crystals Trust and Servicing Agreement). The non-controlling Note A-1-B-1 and Note B-1-B-2, with an original aggregate principal balance of $50,000,000, are expected to be included in the JPMCC 2016-JP2 trust. However, the DBJPM 2016-C3 mortgage trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event).

The Shops at Crystals Whole Loan has a 10-year term and pays interest only for the term of the loan. The Shops at Crystals Mortgage Loan accrues interest at a fixed rate equal to 3.74400%. Loan proceeds were used to return equity to the borrower of approximately $548.0 million and pay closing costs of approximately $2.0 million. Based on the “As-is” appraised value of $1.1 billion as of April 26, 2016, the Cut-Off Date LTV for The Shops at Crystals Whole Loan is 50.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$550,000,000	100.0%	Return of Equity(1)	$548,047,098	99.6%
			Closing Costs	$1,952,902	0.4%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%
(1)	In April 2016, the borrower, an affiliate of a joint venture between the loan sponsors, acquired the property from MGM and Infinity World in an all-cash transaction for approximately $1.1 billion. In June 2016, The Shops at Crystals Whole Loan proceeds were used to recapitalize the joint venture and return equity to affiliates of the loan sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

The Borrower / Sponsor. The borrower, The Crystals Las Vegas, LLC, is a Delaware limited liability company and special purpose entity. The nonrecourse carve-out guarantors are Simon Property Group, L.P. and ICRE REIT Holdings. Simon Property Group, L.P. is an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million sq. ft. ICRE REIT Holdings, a Maryland real estate investment trust, is an affiliate of Invesco, Ltd., a publicly traded independent global investment management firm.

The loan sponsors purchased The Shops at Crystals in April 2016 from MGM Resorts International (“MGM”) and Infinity World Development Corporation (“Infinity World”), a wholly-owned subsidiary of Dubai World, for approximately $1.1 billion. The liability of the guarantors under the nonrecourse carve-out provisions in the loan documents together with the guarantors’ indemnification obligations with respect to the private CMBS securitization is capped at $110.0 million plus reasonable collection costs.

The Property. The Shops at Crystals (“Crystals”) is an approximately 262,327 sq. ft., luxury shopping center located in the CityCenter development in the heart of the Las Vegas strip. Developed in 2009, the property is highly visible with 374 feet of frontage along the strip and easily accessible. Crystals is attached to the Aria Resort & Casino, accessible via the ARIA Express Tram from the Bellagio Resort & Casino and the Monte Carlo and adjacent to the Mandarin Oriental, The Cosmopolitan and the Vdara Hotel & Spa. The property also forms the base of the twin, 37-story, 674-unit Veer Towers luxury condominium. CityCenter is an approximately 18 million sq. ft. development and the largest retail district to receive LEED+ Gold Core & Shell certification from the United States Green Building Council. The development is situated on the west side of Las Vegas Boulevard and was completed by MGM Resorts International and Dubai World.

Crystals provides a luxury shopping experience featuring a collection of globally-renowned brands. Tenants occupying 10,000 or more sq. ft. (“Major Tenants”) include Louis Vuitton, Gucci, Prada and Tiffany & Co., which collectively comprise approximately 22.6% of the property’s net rentable area. Crystals also serves as the Las Vegas flagship location for nine of the tenants (Louis Vuitton, Gucci, Tom Ford, Prada, Roberto Cavalli, Ermenegildo Zegna, Dolce & Gabbana, Tourbillon and Hermès (post expansion)). Crystals also features 23 unique-to-market tenants such as Audemars Piguet, Richard Mille and Yves Saint Laurent and three restaurants: Mastro’s Ocean Club, Todd English Pub and Wolfgang Puck Pizzeria and Cucina. Approximately 39.7% of 2015 sales and 32.0% of net rentable area comes from investment grade tenants such as LVMH (Bulgari, Christian Dior, Emilio Pucci, Fendi, Loro Piana, Louis Vuitton and TAG Heuer), Kering (Yves Saint Laurent, Bottega Veneta, Balenciaga, Gucci and Stella McCartney), JAB Holdings (Bally and Jimmy Choo), Tiffany & Co. and Luxottica (Ilori).

As of April 21, 2016, Crystals was approximately 87.6% occupied by 50 tenants (excluding the Hermès expansion space). Hermès has executed a new lease to relocate from its 4,582 sq. ft. space on the first floor to 13,507 sq. ft. of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, Crystals is 88.2% leased as of April 21, 2016. Crystals had 2015 aggregate sales of approximately $317.8 million and sales per sq. ft. of $1,330. Based on underwritten gross rent and 2015 total sales, the 2015 occupancy cost was 19.2%. Total sales have increased by approximately 10.1% from 2012 to 2015 and net operating income has increased by approximately 35.0% during the same period.

Historical Occupancy(1)
2013	2014	2015	4/21/2016(2)
95.7%	93.8%	91.0%	87.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Most Recent Occupancy does not include three tenants shown on the loan sponsors’ rent roll dated April 21, 2016 (Donna Karan, Miu Miu and Kiki de Montparnasse) that are no longer in occupancy and/or are expected to vacate. Current occupancy includes DSquared2 (2,200 sq. ft.) and Berluti (960 sq. ft.), which have executed leases but are not yet in occupancy.

Environmental Matters. The Phase I environmental report dated February 5, 2016 recommended no further action at The Shops at Crystals.

Major Tenants.

Louis Vuitton (22,745 sq. ft., 8.7% of NRA, 9.5% of U/W Base Rent), is a French fashion house founded in 1854 that sells products ranging from luxury trunks and leather goods to shoes, watches, jewelry, and accessories. Louis Vuitton is rated NR/NR/A+ by Fitch/Moody’s/S&P, respectively, and has its Las Vegas flagship location at Crystals. Louis Vuitton is the largest tenant at Crystals and has occupied its space since December 2009. The tenant reported estimated sales of approximately $48.7 million ($2,140 per sq. ft.) in 2015, with a corresponding occupancy cost of 9.0%. Louis Vuitton leases its spaces through December 2019 and has one, five-year renewal option.

Prada (15,525 sq. ft., 5.9% of NRA, 8.2% of U/W Base Rent), is an Italian luxury fashion house founded in 1913 that specializes in leather goods, travel accessories, shoes, and perfumes. Prada is the second largest tenant at Crystals and reported estimated sales of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

approximately $11.3 million ($729 per sq. ft.) in 2015, with a corresponding occupancy cost of 33.4%. Prada has been at Crystals since June 2010 and leases its space through December 2019. The tenant has no renewal options.

Gucci (10,952 sq. ft., 4.2% of NRA, 4.0% of U/W Base Rent), is an Italian luxury brand founded in 1921 that produces fashion and leather goods. Gucci is the third largest tenant and has occupied its space since September 2010. Gucci is rated NR/NR/BBB by Fitch/Moody’s/S&P, respectively, and has its Las Vegas flagship location at Crystals. Gucci reported estimated sales of approximately $15.1 million ($1,380 per sq. ft.) in 2015, with a corresponding occupancy cost of 12.1%. The tenant leases its space through December 2025 and has no renewal options.

Tiffany & Co. (10,000 sq. ft., 3.8% of NRA, 4.8% of U/W Base Rent), is an American worldwide luxury jewelry and specialty retailer. Tiffany & Co. (“Tiffany”) is rated BBB+/Baa2/BBB+ by Fitch/Moody’s/S&P, respectively, and has its Las Vegas flagship location at Crystals. Tiffany is the fourth largest tenant and reported estimated sales of approximately $14.5 million ($1,450 per sq. ft.) in 2015, with a corresponding occupancy cost of 15.2%. Tiffany has been at Crystals since December 2009 and leases its space through January 2024.The tenant has one, five-year renewal option.

Hermès (4,582 sq. ft., 1.7% of NRA, 2.6% of U/W Base Rent), is one of the most productive tenants at Crystals, on a per sq. ft. basis, with total 2015 sales of approximately $34.9 million ($7,609 per sq. ft.). Hermès has executed a new lease to relocate from its 4,582 sq. ft. space on the ground floor to a new 13,507 sq. ft. space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, Crystals is 88.2% leased as of April 21, 2016. Hermès has been at Crystals since January 2010 and leases its space through December 2027.

The Market. According to the appraisal, the Las Vegas market has rebounded since the financial crisis and retail spending continues to increase as visitor spending becomes more diversified from its historical gaming focus. According to the Nevada Gaming Control Board, non-gaming revenues have increased from 42.1% of Las Vegas revenues in 1990 to 63.1% in 2015. According to the appraisal, visitor spending also reached an all-time high of approximately $42.7 billion in 2015. Retail spending was the third largest non-gaming expenditure after accommodations and food and beverage, at an average of approximately $123 per person for the year. Additionally, Las Vegas experienced a record volume of approximately 42.3 million visitors in 2015, and total 2016 visitations through February 2016 increased from the record level at the same time in 2015 by approximately 3.8%.

Competitive Set(1)
Name	Distance from Subject	Year Built / Renovated	Est. Sales PSF	Total Occupancy	Total Size (Sq. Ft.)	Anchor Tenants / Major Tenants
The Shops at Crystals(2)	NAP	2009 / N/A	$1,279(3)	87.6%	262,327	Louis Vuitton, Gucci, Prada and Tiffany & Co.
Fashion Show Mall	1.3 miles	1981 / 2003	$900-$1,000	93%	1,890,000	Macy’s, Dillard’s, Saks Fifth Avenue and Neiman Marcus
Grand Canal Shoppes	1.1 miles	1999 / 2007	$900-$1,100	95%	806,000	Barneys New York, Burberry, Canali, Dooney & Bourke and Armani
Forum Shops at Caesars(4)	0.8 miles	1992 / 2004	$1,500-$1,700	100%	650,000	Apple, Marc Jacobs, Christian Louboutin, Montblanc and Hugo Boss
Miracle Mile Shops	Adjacent	2000 / 2016	$825-$875	94%	500,000	H&M, Guess, bebe, BCBG MAXAZRIA and LOFT
Bellagio Shops	0.3 miles	1998 / N/A	N/A	100%	N/A	Bottega Veneta, Fendi, Gucci, Chanel, Valentino and Prada
(1)	Source: Appraisal.

(2)	Est. Sales PSF, Total Occupancy and Total Size (Sq. Ft.) based on the underwritten rent roll.

(3)	Est. Sales PSF ($1,279) is derived from 2015 historical sales.

(4)	Owned by Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Rents in Place(1)	$40,421,000	$44,060,423	$46,579,251	$46,145,746	$175.91
Value of Vacant Space	0	0	0	5,578,700	21.27
Gross Potential Rent	$40,421,000	$44,060,423	$46,579,251	$51,724,446	$197.18
Total Recoveries(2)	16,849,275	17,624,637	17,570,608	17,100,944	65.19
Total Other Income	925,597	1,148,318	1,530,859	1,559,047	5.94
Less: Vacancy	(95,577)	(187,033)	(477,517)	(5,578,700)	(21.27)
Effective Gross Income	$58,100,295	$62,646,345	$65,203,201	$64,805,737	$247.04
Total Fixed Expenses	1,193,580	1,187,923	1,194,520	1,433,027	5.46
Total Operating Expenses(2)	16,852,363	17,816,108	17,631,870	13,904,850	53.01
Net Operating Income	$40,054,352	$43,642,314	$46,376,811	$49,467,860	$188.57
TI/LC	0	0	0	1,815,657	6.92
Replacement Reserves	0	0	0	41,972	0.16
Net Cash Flow	$40,054,352	$43,642,314	$46,376,811	$47,610,231	$181.49
(1)	Rents in Place is based on the Borrower’s rent roll dated April 21, 2016, with rent steps underwritten through May 2017 (totaling $939,332), and, in addition, includes the following rents: (i) percentage rent in lieu of base rent of $5.4 million from Louis Vuitton and Christian Dior, calculated using fiscal year 2015 sales and corresponding tenant break points, (ii) profit rent for Wolfgang Puck Pizzeria & Cucina equal to 68% of the trailing twelve month net profits for the period ending August 31, 2015; (iii) $440,000 of base rent that DSquared2 will be required to pay under the related executed new lease when it opens its store in fall 2016; and (iv) annual base rent of $360,000 that Berluti, after taking 960 sq. ft. from Wolfgang Puck Pizzeria & Cucina, will be required to pay under the related executed new lease when it opens its store in fall 2016. Rents in Place excludes rent from Donna Karan, Miu Miu and Kiki de Montparnasse that are no longer in occupancy and/or are expected to vacate.

(2)	As part of the acquisition, expenses that had historically been allocated to Crystals’ component of the larger CityCenter development were reallocated. This has resulted in a reduction in Total Operating Expenses and a reduction in Total Recoveries. The lower operating expenses and recoveries are reflected in the underwriting.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of SPG.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants within 30 days of origination instructing them to deposit all rents and payments into the lockbox account controlled by the designated agent for the benefit of the lenders. The funds are then swept into an account controlled by the designated agent for the benefit of the borrower until the lockbox bank is notified of the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept weekly into a segregated cash management account and held in trust for the benefit of the lenders. The lenders will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event (as defined below), after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager in accordance with the loan documents); or (iv) the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.30x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Lockbox Event may be cured (a) if the Lockbox Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination, (b) if the Lockbox Event is caused solely by clause (i) above, the acceptance by the lenders of a cure of such event of default, provided that the lenders have not accelerated the loan, moved for a receiver or commenced foreclosure proceedings or (c) if the Lockbox Event is caused solely by clause (iii) above, if the borrower replaces the property manager in accordance with the loan documents or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower pays all of the lenders’ reasonable out-of-pocket expenses incurred in connection with curing such Lockbox Event including, reasonable attorney’s fees and expenses and (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

A “DSCR Reserve Trigger Event” will commence upon the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.60x for two consecutive calendar quarters.

Initial Reserves. No upfront reserves were taken at origination.

Ongoing Reserves. On a monthly basis, the requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event exists and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) upon request, provides the lender with satisfactory evidence of such payment of taxes. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents. The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $4,372 per month ($0.20 PSF annually) for replacement reserves. The reserve is subject to a cap of $104,931 ($0.40 PSF). The requirement for the borrower to make monthly deposits (including the monthly deposit required at origination) in cash into the tenant improvement and leasing commissions reserve is waived in the event that the borrower delivers either (i) a guaranty from the guarantors (or replacement guarantors) for all monthly deposits to the tenant improvement and leasing commissions reserve required by the loan documents with the related liabilities of the guarantors capped at the TI/LC Reserve Cap (as defined below) plus all of the reasonable out-of-pocket costs and expenses in enforcing such guaranty or (ii) the borrower delivers a letter of credit in the amount of the TI/LC Reserve Cap, provided that the borrower does not have the right to deliver such guaranty or letter of credit if an event of default has occurred and is continuing. In the event that the borrower has not delivered such guaranty or letter of credit, the borrower is required to deposit $185,000 per month (approximately $8.46 PSF annually) in cash for TI/LC reserves. The reserve is subject to a cap of $4,440,000 (approximately $16.93 PSF) (the “TI/LC Reserve Cap”). The guarantors delivered a guaranty of such amounts on the origination date.

Current Mezzanine or Subordinate Indebtedness. The Shops at Crystals Whole Loan includes three subordinate companion loans, each comprised of three pari passu notes with an aggregate original principal balance of $167.3 million that were contributed to SHOPS 2016-CSTL transaction. See “Description of the Mortgage Pool—The Whole Loans—The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

CARTIFACT
Panorama Towers
The Martin Condos
Aria
Vdara
Bellagio
Monte Carlo
Mandarin Oriental
Cosmopolitan
East Harmon Avenue
The Shops at Crystals
West Aria Place
The Strip
South Las Vegas Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

VACANT
THE NEWS
VACANT
VACANT
VACANT
BALLY
Paul Smith
DOLCE & GABBANA
WOMEN'S
roberto cavalli
VERSACE
BOTTEGA VENETA
BVLGARI
CÉLINE
MIKIMOTO
HERMÈS
PARIS
Dior
Ermenegildo Zegna
AUDEMARS PIGUET
HARMON BUILDING PAD
DOLCE & GABBANA
MEN'S
LANVIN
TOM FORD
LV
PRADA
TIFFANY & CO.
N
Street Level
Major
In-line
Las Vegas Flagship Stores
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

HERMÈS
PARIS
2017 EXPANSION
OPEN TO BELOW
PLANT
OPEN TO TENANT BELOW
PLANT
VEER TOWER
PLANT
OPEN TO MALL BELOW
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
PLANT
OPEN TO TENANT BELOW
VEER TOWER
PLANT
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
PLANT
OPEN TO MALL BELOW
GUCCI
STORAGE
OPEN TO TENANT BELOW
LV
STORAGE
PRADA
STORAGE
Mezzanine Level
N
Major
Las Vegas Flagship Stores
Currently Unimproved Space
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3720 South Las Vegas Boulevard Las Vegas, NV 89158	Collateral Asset Summary – Loan No. 6 The Shops at Crystals	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.8% 3.28x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	AMERCO
Borrower:	U-Haul Co. of Florida 22, LLC; UHIL 22, LLC; AREC 22, LLC
Original Balance(1):	$46,000,000
Cut-off Date Balance(1):	$46,000,000
% by Initial UPB:	5.1%
Interest Rate(2):	3.7200%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2036
Anticipated Repayment Date(2):	August 6, 2026
Amortization:	300 months
Additional Debt(1):	$48,500,000 Pari Passu Debt
Call Protection(3):	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$645,544	Springing
Insurance:	$0	Springing
Replacement:	$126,407	Springing
Required Repairs:	$388,906	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$77
Balloon Balance / Sq. Ft.(6):	$55
Cut-off Date LTV:	67.4%
Balloon LTV(6):	48.0%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.64x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.1%
Underwritten NOI Debt Yield at Balloon(6):	14.5%
Underwritten NCF Debt Yield at Balloon(6):	14.2%

Property Information
Single Asset / Portfolio(7):	Portfolio of 23 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	1,223,463
Property Management:	U-Haul Co. of Arizona; U-Haul Co. of Florida; U-Haul Co. of Georgia; U-Haul Co. of Idaho, Inc.; U-Haul Co. of Iowa, Inc.; U-Haul Co. of Maryland, Inc.; U-Haul Co. of Minnesota; U-Haul Co. of Nevada, Inc.; U-Haul Co. of New Jersey, Inc.; U-Haul Co. of South Carolina, Inc.
Underwritten NOI:	$9,774,858
Underwritten NCF:	$9,522,044
Appraised Value:	$140,165,000
Appraisal Date:	April – May 2016

Historical NOI(8)
Most Recent NOI:	$9,841,358 (T-12 May 31, 2016)
2015 NOI:	$7,715,462 (December 31, 2015)
2014 NOI:	$4,218,991 (December 31, 2014)
2013 NOI:	$2,308,614 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy:	90.7% (May 31, 2016)
2015 Occupancy:	84.3% (December 31, 2015)
2014 Occupancy:	75.5% (December 31, 2014)
2013 Occupancy:	66.0% (December 31, 2013)
(1)	The U-Haul AREC Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $94.5 million. The non-controlling Note A-2 with an original principal balance of $46.0 million will be included in the DBJPM 2016-C3 mortgage trust. The controlling Note A-1 with an original principal balance of $48.5 million, will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	If the U-Haul AREC Portfolio Whole Loan is not paid in full by the Anticipated Repayment Date, the interest rate will increase to the Adjusted Interest Rate. See “Anticipated Repayment Date” herein.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $94.5 million U-Haul AREC Portfolio Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate U-Haul AREC Portfolio Whole Loan.

(6)	The Balloon Balance / Sq. Ft., Balloon LTV, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon calculations are based on the Anticipated Repayment Date.

(7)	The portfolio consists of 23 properties with two additional remote properties rolled up with the parent properties in U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury. See “The Properties” section herein.

(8)	The sponsor only owned eight of the 23 properties prior to 2011. The sponsor acquired two properties in 2011, two properties in 2012, seven properties in 2013 and three properties in 2014. The remote property relating to the U-Haul N Miami Beach Property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury Property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick Property was not provided by the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

Portfolio Summary
Property Name	Location	Sq. Ft.	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
U-Haul N Miami Beach(2)	North Miami Beach, FL	60,678	819	1963, 1972, 1985, 2001 / NAP	$8,909,046	$13,200,000	96.0%
U-Haul Moving & Storage At Oso Blanca	Las Vegas, NV	77,735	761	2009 / 2013	$6,681,784	$9,900,000	89.1%
U-Haul Moving & Storage Of Spring Valley	Las Vegas, NV	60,090	695	1998 / 2013	$5,871,871	$8,700,000	95.2%
U-Haul Moving & Storage Of North Brunswick	North Brunswick, NJ	65,995	594	1988 / NAP	$5,669,393	$8,400,000	88.8%
U-Haul Moving & Storage Of Marlboro	Englishtown, NJ	61,420	538	1988 / NAP	$5,534,407	$8,200,000	90.2%
U-Haul Moving & Storage Of Forestville Rd	District Heights, MD	37,414	427	2002 / NAP	$5,466,914	$8,100,000	92.2%
U-Haul Moving & Storage Of Casa Grande	Casa Grande, AZ	85,998	689	2008 / NAP	$5,196,943	$7,700,000	81.8%
U-Haul Moving & Storage Of East Brunswick	East Brunswick, NJ	39,884	526	1993 / NAP	$4,724,494	$7,000,000	93.8%
U-Haul Coeur D Alene	Coeur D Alene, ID	67,895	663	1945, 1970, 2011 / NAP	$4,387,030	$6,600,000	97.6%
U-Haul Moving & Storage At W Lake Mead Blvd	North Las Vegas, NV	76,475	616	2005 / 2014	$4,252,044	$6,300,000	85.3%
U-Haul Moving & Storage Of Little River	Little River, SC	82,049	603	1996 / 2005	$3,982,073	$5,900,000	88.5%
U-Haul Moving & Storage At Hwy 13 & Portland Ave	Burnsville, MN	47,507	393	2008 / NAP	$3,759,347	$5,570,000	98.3%
U-Haul Storage Of Cumming	Cumming, GA	60,475	408	2007 / 2008	$3,644,610	$5,400,000	90.6%
U-Haul Moving & Storage Of Haines City	Haines City, FL	57,390	407	2007 / NAP	$3,617,612	$5,360,000	86.3%
U-Haul Storage Of Downtown	Jacksonville, FL	46,773	765	1925 / 1996	$3,489,376	$5,170,000	96.4%
U-Haul Moving & Storage Of Salisbury(2)	Salisbury, MD	66,545	649	1990, 2002, 2005 / NAP	$3,448,880	$5,110,000	86.4%
U-Haul Center Dade County	Miami, FL	10,600	149	1958 / NAP	$3,172,160	$4,700,000	98.6%
U-Haul Moving & Storage Of Historic Ybor City	Tampa, FL	19,719	261	1908 / 1976	$2,402,743	$3,560,000	94.0%
U-Haul Of Stone Mountain	Stone Mountain, GA	39,640	444	1988 / 1990	$2,345,374	$3,475,000	98.7%
U-Haul Moving & Storage Of Cedar Rapids	Cedar Rapids, IA	60,000	487	1979 / 2015	$2,139,521	$3,170,000	97.2%
U-Haul Center North Irby St	Florence, SC	27,068	366	1964 / 2012	$1,957,290	$2,950,000	92.1%
U-Haul Moving And Storage Of West Warner Robins	Warner Robins, GA	59,025	405	1994 / 1996-2004	$1,957,290	$2,900,000	80.4%
U-Haul 36th Street	Miami, FL	13,088	175	1965, 1995 / NAP	$1,889,798	$2,800,000	94.1%
Total / Wtd. Avg.		1,223,463	11,840		$94,500,000	$140,165,000	90.7%
(1)	Based on rent roll dated May 31, 2016.

(2)	U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury represent both a parent and remote property.

The Loan. The U-Haul AREC Portfolio loan (the “U-Haul AREC Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in 23 self storage properties, including two remote properties rolled into each parent property, totaling 1,223,463 sq. ft. or 11,840 units, located across 10 states (the “U-Haul AREC Portfolio Properties”) with an Original and Cut-off Date Balance of $46.0 million. The U-Haul AREC Portfolio Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $46.0 million, which will be included in the DBJPM 2016-C3 mortgage trust. The controlling Note A-1, with an original principal balance of $48.5 million, is expected to be held by GACC or an affiliate and contributed to one or more future securitizations. The controlling Note A-1, together with the U-Haul AREC Portfolio Loan, the “U-Haul AREC Portfolio Whole Loan”, are pari passu companion loans and have an aggregate original principal balance of $94.5 million.

The relationship between the holders of the U-Haul AREC Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool – The Whole Loans – U-Haul AREC Portfolio Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$48,500,000	$48,500,000	GACC	Yes
Note A-2	$46,000,000	$46,000,000	DBJPM 2016-C3	No
Total	$94,500,000	$94,500,000

The U-Haul AREC Portfolio Loan will amortize on a 25-year schedule. The U-Haul AREC Portfolio Whole Loan has an anticipated repayment date of August 6, 2026 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of August 6, 2036. Prior to the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate of 3.7200%. From and after the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate that is equal to 3.0000% in excess of the greater of (i) 3.7200% and (ii) the 10-year treasury yield as of the Anticipated Repayment Date plus 2.0200% (the “Adjusted Interest Rate”). See “Anticipated Repayment Date” herein. The U-Haul AREC Portfolio Loan proceeds were used to fund upfront reserves of approximately $1.2 million, pay closing costs of approximately $1.7 million and return $91.7 million to the borrowers to recapitalize the U-Haul AREC Portfolio Properties.

The most recent prior financings of the 2269 Northeast 163rd Street property within the U-Haul N Miami Beach Property, the U-Haul Moving & Storage Of East Brunswick Property, the U-Haul Storage of Downtown Property, the U-Haul Center Dade County Property, the U-Haul Moving & Storage Of Historic Ybor City Property and the U-Haul 36th Street Property were included in the LBUBS 2006-C1 securitization. The most recent prior financing for the U-Haul Moving & Storage Of North Brunswick Property was included in the GCCFC 2007-GG9 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Marlboro Property was included in the BACM 2007-C3 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Forestville Rd Property was included in the GSMS 2007-GG10 securitization. The most recent prior financing for the 1326 North Salisbury Boulevard property within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

the U-Haul Moving & Storage Of Salisbury Property was included in the MLCFC 2007-9. The most recent prior financing for the U-Haul Moving & Storage Of Cedar Rapids Property was included in the MLCFC 2007-7 securitization. The most recent prior financing for the other U-Haul AREC Portfolio properties were not included in a previous securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$94,500,000	100.0%	Reserves	$1,160,858	1.2%
			Closing Costs	$1,656,852	1.8%
			Recapitalization(1)	$91,682,291	97.0%
Total Sources	$94,500,000	100.0%	Total Uses	$94,500,000	100.0%
(1)	Prior to the U-Haul AREC Portfolio Whole Loan, the U-Haul AREC Portfolio Properties were unencumbered.

The Borrower / Sponsor. The borrowers, U-Haul Co. of Florida 22, LLC, UHIL 22, LLC, AREC 22, LLC, are each a Delaware limited liability company with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is AMERCO, the parent company of U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been a leader in the self-storage industry since 1974. U-Haul operates storage units ranging in size from 6 sq. ft. to over 1,000 sq. ft. As of March 31, 2016, U-Haul operates nearly 1,280 self-storage locations in North America, with over 536,000 rentable rooms comprising 47.9 million sq. ft. of rentable storage space. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

AMERCO filed for Chapter 11 bankruptcy in 2003 after failing to refinance $866 million of debt. The company emerged from bankruptcy approximately nine months later, and its creditors were paid in full. For the year ending March 31, 2016, the company had EBIT of $887 million and net earnings of $489 million.

On March 11, 2015, a judgment in the amount of $60.7 million was entered against U-Haul International, Inc., an affiliate of AMERCO, in connection with certain federal trademark infringement and related claims. The case is currently on appeal with the Eleventh Circuit. Please refer to the section “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the accompanying Preliminary Prospectus.

The Properties. The U-Haul AREC Portfolio Loan is secured by the fee simple interests in 23 cross-collateralized self-storage properties with an additional two remote properties rolled up within the parent properties, totaling approximately 1,223,463 sq. ft or 11,840 units. There are approximately 5,136 climate-controlled units and 6,704 non climate-controlled units. The U-Haul AREC Portfolio Properties are located across 10 states including Nevada, Florida, New Jersey, Georgia, South Carolina, Maryland, Arizona, Idaho, Iowa and Minnesota. The U-Haul AREC Portfolio Properties range from 10,600 sq. ft. to 85,998 sq. ft., or 149 units to 819 units. The largest state concentrations by sq. ft. are Nevada, Florida, New Jersey and Georgia which account for 17.5%, 17.0%, 13.7% and 13.0%, respectively. No other state accounts for more than 8.9% of total sq. ft.

Regional Breakdown
State	Property Count	Total Sq. Ft.	% of Sq. Ft.	Total Units	% of Units	Occupancy	U/W NCF	% of U/W NCF
Nevada	3	214,300	17.5%	2,072	17.5%	89.4%	$1,659,791	17.4%
Florida	6	208,248	17.0%	2,576	21.8%	93.3%	$2,356,481	24.7%
New Jersey	3	167,299	13.7%	1,658	14.0%	90.5%	$1,623,356	17.0%
Georgia	3	159,140	13.0%	1,257	10.6%	88.8%	$830,169	8.7%
South Carolina	2	109,117	8.9%	969	8.2%	89.4%	$657,426	6.9%
Maryland	2	103,959	8.5%	1,076	9.1%	88.5%	$927,104	9.7%
Arizona	1	85,998	7.0%	689	5.8%	81.8%	$391,264	4.1%
Idaho	1	67,895	5.5%	663	5.6%	97.6%	$495,079	5.2%
Iowa	1	60,000	4.9%	487	4.1%	97.2%	$254,886	2.7%
Minnesota	1	47,507	3.9%	393	3.3%	98.3%	$326,488	3.4%
Total	23	1,223,463	100.0%	11,840	100.0%	90.7%	$9,522,044	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

The chart below represents the historical occupancy for the U-Haul AREC Portfolio Properties. Occupancy year-over-year, from 2014 to May 2016, has increased 9.5%, 8.9% and 4.3%, respectively. The sponsor acquired eight of the assets prior to 2011, two in 2011, two in 2012, seven in 2013 and three in 2014. The remote property relating to the U-Haul N Miami Beach Property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury Property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick Property was not provided by the sponsor. As of May 31, 2016, the U-Haul AREC Portfolio Properties were 90.7% occupied.

Historical Occupancy
Property Name	2013 Occupancy (Units)	2014 Occupancy (Units)	2015 Occupancy (Units)	Most Recent Occupancy (Units)(1)	Most Recent Occupancy (Sq. Ft.)(1)
U-Haul Coeur D Alene	53.3%	69.4%	86.0%	92.8%	97.6%
U-Haul Moving & Storage Of Casa Grande	55.4%	71.6%	78.4%	85.8%	81.8%
U-Haul Center North Irby St	44.2%	65.2%	68.3%	80.6%	92.1%
U-Haul Of Stone Mountain	42.6%	72.7%	94.8%	97.4%	98.7%
U-Haul Moving & Storage Of Historic Ybor City	91.6%	92.5%	93.6%	95.9%	94.0%
U-Haul 36th Street	91.8%	89.2%	92.8%	93.1%	94.1%
U-Haul Center Dade County	97.3%	97.1%	96.4%	96.9%	98.6%
U-Haul N Miami Beach(2)	85.4%	94.8%	94.4%	89.8%	96.0%
U-Haul Moving & Storage Of Salisbury(2)	54.7%	84.9%	87.6%	84.8%	86.4%
U-Haul Moving & Storage Of Marlboro	82.5%	82.3%	86.1%	87.1%	90.2%
U-Haul Moving & Storage Of East Brunswick	85.6%	85.3%	85.4%	88.3%	93.8%
U-Haul Moving & Storage Of North Brunswick	79.1%	74.7%	85.0%	89.0%	88.8%
U-Haul Moving & Storage At W Lake Mead Blvd	NAP	62.7%	73.7%	82.0%	85.3%
U-Haul Moving & Storage At Hwy 13 & Portland Ave	61.7%	85.9%	94.5%	96.8%	98.3%
U-Haul Moving & Storage At Oso Blanca	50.0%	55.4%	74.1%	82.3%	89.1%
U-Haul Moving And Storage Of West Warner Robins	70.0%	70.8%	72.5%	76.8%	80.4%
U-Haul Moving & Storage Of Little River	62.4%	66.7%	74.4%	81.8%	88.5%
U-Haul Moving & Storage Of Spring Valley	73.0%	79.3%	90.9%	93.5%	95.2%
U-Haul Storage Of Cumming	37.8%	56.2%	79.2%	88.5%	90.6%
U-Haul Storage Of Downtown	72.8%	79.1%	86.8%	91.4%	96.4%
U-Haul Moving & Storage Of Cedar Rapids	NAP	73.2%	85.9%	93.0%	97.2%
U-Haul Moving & Storage Of Haines City	61.8%	68.4%	82.3%	90.6%	86.3%
U-Haul Moving & Storage Of Forestville Rd	NAP	84.4%	91.2%	94.6%	92.2%
Total / Wtd. Avg.	66.0%	75.5%	84.3%	88.6%	90.7%
(1)	Based on rent roll dated May 31, 2016.

(2)	Each of the U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury properties include a separate remote property in addition to the identified property.

Environmental Matters. The Phase I environmental reports dated May 2016 recommended the development and implementation of an asbestos operation and maintenance plans and lead based paint operation and maintenance plans at select properties within the U-Haul AREC Portfolio Properties, all of which are in place. A Phase II environmental assessment was recommended for the U-Haul Center North Irby St Property, however a Phase II was not performed because the property is covered by a blanket environmental insurance policy that covers all of the U-Haul AREC properties owned by AMERCO, including the U-Haul AREC Portfolio Properties. The lender was also named as additionally insured on the sponsor’s environmental blanket policy. AMERCO serves as the environmental indemnitor for the U-Haul AREC Portfolio Loan.

The Market. According to the appraisal, in 2015 the US self-storage market encompassed approximately 41,443 self-storage facilities totaling approximately 2.16 billion sq. ft. The customer base for self-storage is broken down into four categories: residential (68.8%), commercial (17.5%), military (7.4%), and students (6.3%). Over the last four years national occupancy has steadily increased from 85.0% in 2012 to 90.2% in 2015. The appraiser’s comparable market rates concluded a weighted average monthly rate of $106.96 per unit, $1.00 PSF and an overall occupancy of 88.8%. The below chart depicts market information compared to the U-Haul AREC Portfolio Properties and local demographics.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

Market Comparison
	U-Haul AREC Portfolio Properties			Market Comparables(1)			3-Mile Radius(1)
Property Name	Monthly Rent Per Unit (1)	Monthly Rent PSF(1)	Occupancy(2)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy	2016 Population	Median Household Income
U-Haul Coeur D Alene	$82.00	$0.79	97.6%	$82.00	$0.79	94.5%	48,889	$47,304
U-Haul Moving & Storage Of Casa Grande	$89.23	$0.53	81.8%	$89.00	$0.53	77.3%	19,109	$46,476
U-Haul Center North Irby St	$87.00	$1.17	92.1%	$87.00	$1.17	92.2%	29,733	$34,209
U-Haul Of Stone Mountain	$67.00	$0.75	98.7%	$68.00	$0.75	86.0%	108,576	$40,479
U-Haul Moving & Storage Of Historic Ybor City	$106.00	$1.57	94.0%	$106.00	$1.57	92.0%	95,213	$35,201
U-Haul 36th Street	$161.00	$2.15	94.1%	$161.00	$2.15	93.2%	259,035	$24,059
U-Haul Center Dade County	$143.00	$2.01	98.6%	$143.00	$2.01	90.2%	215,548	$27,315
U-Haul N Miami Beach	$122.00	$1.62	96.0%	$122.00	$1.62	94.0%	195,002	$42,523
U-Haul Moving & Storage Of Salisbury	$100.94	$0.99	86.4%	$99.94	$0.98	76.1%	47,491	$38,919
U-Haul Moving & Storage Of Marlboro	$144.00	$1.15	90.2%	$144.00	$1.15	90.2%	50,993	$115,754
U-Haul Moving & Storage Of East Brunswick	$123.00	$1.64	93.8%	$123.00	$1.64	90.2%	84,947	$79,655
U-Haul Moving & Storage Of North Brunswick	$136.00	$1.22	88.8%	$135.71	$1.22	90.2%	126,685	$65,872
U-Haul Moving & Storage At W Lake Mead Blvd	$107.00	$0.87	85.3%	$107.00	$0.87	89.7%	155,606	$39,010
U-Haul Moving & Storage At Hwy 13 & Portland Ave	$116.00	$0.96	98.3%	$116.00	$0.96	92.6%	64,877	$67,281
U-Haul Moving & Storage At Oso Blanca	$120.00	$1.11	89.1%	$120.00	$1.11	90.2%	77,385	$68,904
U-Haul Moving And Storage Of West Warner Robins	$88.00	$0.61	80.4%	$88.00	$0.61	90.7%	51,353	$48,019
U-Haul Moving & Storage Of Little River	$125.00	$0.85	88.5%	$124.00	$0.85	90.0%	18,928	$43,105
U-Haul Moving & Storage Of Spring Valley	$102.00	$1.09	95.2%	$102.00	$1.09	91.6%	125,839	$45,015
U-Haul Storage Of Cumming	$116.00	$0.75	90.6%	$116.00	$0.75	86.0%	18,866	$71,289
U-Haul Storage Of Downtown	$59.00	$0.97	96.4%	$59.00	$0.97	90.1%	71,964	$27,785
U-Haul Moving & Storage Of Cedar Rapids	$68.33	$0.56	97.2%	$70.97	$0.58	96.8%	60,912	$47,421
U-Haul Moving & Storage Of Haines City	$122.00	$0.85	86.3%	$122.00	$0.85	81.6%	22,656	$35,644
U-Haul Moving & Storage Of Forestville Rd	$148.00	$1.69	92.2%	$148.00	$1.69	90.1%	70,152	$61,829
Wtd. Avg.	$106.95	$1.00	90.7%	$106.96	$1.00	88.8%
(1)	Source: Appraisals

(2)	Occupancy based on rent rolls as of May 31, 2016.

Cash Flow Analysis.

Cash Flow Analysis(1)
	12/31/2013	12/31/2014	12/31/2015	T-12 5/31/2016	U/W	U/W PSF
Base Rent(2)	$3,150,947	$6,026,394	$9,897,425	$12,172,465	$12,172,465	$9.95
Value of Vacant Space	0	0	0	0	3,071,968	2.51
Gross Potential Rent	$3,150,947	$6,026,394	$9,897,425	$12,172,465	$15,244,433	$12.46
Total Recoveries	0	0	0	0	0	0.00
Total Other Income(3)	837,105	970,968	1,229,866	1,279,319	1,279,319	1.05
Less: Vacancy	0	0	0	0	(3,071,968)	(2.51)
Effective Gross Income	$3,988,053	$6,997,361	$11,127,291	$13,451,784	$13,451,784	$10.99
Total Operating Expenses	1,679,438	2,778,371	3,411,829	3,610,425	3,676,925	3.01
Net Operating Income	$2,308,614	$4,218,991	$7,715,462	$9,841,358	$9,774,858	$7.99
Capital Expenditures	0	0	0	0	252,815	0.21
Net Cash Flow	$2,308,614	$4,218,991	$7,715,462	$9,841,358	$9,522,044	$7.78

(1)	The sponsor only owned eight of the 23 assets prior to 2011. The sponsor acquired two properties in 2011, two properties in 2012, seven properties in 2013 and three properties in 2014. The remote property relating to the U-Haul N Miami Beach Property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury Property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick Property was not provided by the sponsor.

(2)	U/W Base Rent is based on in-place rent rolls as of May 31, 2016.

(3)	Total Other Income consists of U-Move Net Commissions, U-Box Net Commissions and miscellaneous revenue.

Property Management. The U-Haul AREC Portfolio Properties are managed by 10 separate affiliates of U-Haul International, Inc.

Lockbox / Cash Management. The U-Haul AREC Portfolio Loan is structured with a soft lockbox and springing cash management. The borrowers and property managers collect rents at the U-Haul AREC Portfolio Properties and are required to deposit such amounts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

into a lockbox account. During a Cash Sweep Event (as defined below) all amounts in the lockbox account will be transferred into the cash management account, and all excess cash flow is to be held as additional collateral.

A “Cash Sweep Event” will commence upon the earlier of (i) an event of default, (ii) the failure of the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.15x, (iii) the borrowers failure to provide evidence of payments of real estate taxes or that the properties are insured, (iv) the date on which the property managers become insolvent or the debtor in any bankruptcy action and (v) an Extension Term Trigger Event (as defined below).

A Cash Sweep Event will expire, with regard to clause (i) above, if the cure of the event of default is accepted by the U-Haul AREC Portfolio Loan lender, with regard to clause (ii) above, if the U-Haul AREC Portfolio Whole Loan generates a debt service coverage ratio equal to or greater than 1.15x for four consecutive calendar quarters, with regard to clause (iii) above, if the borrowers provide evidence of payment of taxes or insurance, and with regard to clause (iv) above, if the borrowers enter into a replacement management agreement with a qualified manager in accordance with the terms of the loan agreement. A cash sweep event may be cured no more than a total of five times in the aggregate during the term of the loan.

An “Extension Term Trigger Event” will commence upon the payment date that is three payment dates prior to the Anticipated Repayment Date, if the U-Haul AREC Portfolio Whole Loan has not been repaid in full.

Initial Reserves. At loan origination, the borrowers deposited (i) $645,544 into a tax reserve account, (ii) $126,407 into a replacement reserve account and (iii) $388,906 into a required repairs account, which represents 125% of the estimated costs.

Ongoing Reserves. The borrowers are required to deposit 1/12 of annual real estate taxes upon (i) an event of default, (ii) if the balance of the tax reserve account falls below an amount sufficient to pay six months of taxes or (iii) if the borrowers fail to provide evidence of satisfactory payment of all taxes due. The borrowers are required to deposit 1/12 of the annual insurance premiums upon (i) an event of default, (ii) if an acceptable blanket insurance policy is no longer in place, (iii) if the balance of the insurance reserve account falls below an amount sufficient to pay six months of insurance premiums or (iv) if the borrowers fail to furnish evidence of satisfactory payment of all insurance premiums. On a monthly basis, the borrowers will be required to deposit $21,068 into a replacement reserve account, upon the replacement reserve account balance falling below the replacement reserve cap of $126,407.

Anticipated Repayment Date. The U-Haul AREC Portfolio Whole Loan has an Anticipated Repayment Date of August 6, 2026 and a stated maturity date of August 6, 2036. From and after the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate that is equal to 3.0000% in excess of the greater of (i) 3.7200% and (ii) the 10-year treasury yield as of the Anticipated Repayment Date plus 2.0200% (the “Adjusted Interest Rate”). All excess cash flow after payment of reserves, the interest calculated at the initial interest rate, and the properties’ operating expenses, will be applied to the outstanding principal balance of the U-Haul AREC Portfolio Loan until repaid in full. The additional ARD interest which is not paid current during the post ARD period will accrue and bear interest at the Adjusted Interest Rate.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash. Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul AREC Portfolio Properties.

After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul AREC Portfolio Property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul AREC Portfolio Property, (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul AREC Portfolio Whole Loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related, transferee shall assume or terminate the lease.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 67.4% 1.64x 10.3%

CARTIFACT
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U-Haul Arec Portfolio

#	Property Name	Address	City/State	Zip Code
1	U-Haul N Miami Beach	2269 Northeast 163rd Street and 2100 North 162nd Street	North Miami Beach, FL	33160 and 33162
2	U-Haul Moving & Storage At Oso Blanca	8701 Oso Blanca Road	Las Vegas, NV	89166
3	U-Haul Moving & Storage Of Spring Valley	5220 South Jones Boulevard	Las Vegas, NV	89118
4	U-Haul Moving & Storage Of North Brunswick	1256 How Lane	North Brunswick, NJ	08902
5	U-Haul Moving & Storage Of Marlboro	409 Highway 9 South	Englishtown, NJ	07726
6	U-Haul Moving & Storage Of Forestville Rd	4014 Forestville Road	District Heights, MD	20747
7	U-Haul Moving & Storage Of Casa Grande	242 North Camino Mercado	Casa Grande, AZ	85122
8	U-Haul Moving & Storage Of East Brunswick	397 State Route 18	East Brunswick, NJ	08816
9	U-Haul Coeur D Alene	750 West Appleway Avenue	Coeur D Alene, ID	83814
10	U-Haul Moving & Storage At W Lake Mead Blvd	3083 West Lake Mead Boulevard	North Las Vegas, NV	89032
11	U-H Moving & Storage Of Little River	3195 Highway 9 East	Little River, SC	29566
12	U-Haul Moving & Storage At Hwy 13 & Portland Ave	12200 Portland Avenue	Burnsville, MN	55337
13	U-Haul Storage Of Cumming	3060 Keith Bridge Road	Cumming, GA	30041
14	U-Haul Moving & Storage Of Haines City	3307 US Highway 17-92 West	Haines City, FL	33844
15	U-Haul Storage Of Downtown	400 West Ashley Street	Jacksonville, FL	32202
16	U-Haul Moving & Storage Of Salisbury	1326 & 1402 North Salisbury Boulevard	Salisbury, MD	21801
17	U-Haul Center Dade County	5341 Northwest 7th Avenue	Miami, FL	33127
18	U-Haul Moving & Storage Of Historic Ybor City	2309 Angel Oliva Senior Street	Tampa, FL	33605
19	U-Haul Of Stone Mountain	4940 Memorial Drive	Stone Mountain, GA	30083
20	U-Haul Moving & Storage Of Cedar Rapids	1550 16th Avenue Southwest	Cedar Rapids, IA	52404
21	U-Haul Center North Irby St	369 North Irby Street	Florence, SC	29501
22	U-Haul Moving And Storage Of W Warner Robins	301 Robins West Parkway	Warner Robins, GA	31088
23	U-Haul 36th Street	2460 Northwest 36th Street	Miami, FL	33142

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Recapitalization
Sponsor(1):	CIM Commercial Trust Corporation
Borrower:	CIM/Oakland 1901 Harrison, LP
Original Balance:	$42,500,000
Cut-off Date Balance:	$42,500,000
% by Initial UPB:	4.8%
Interest Rate:	4.1400%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest Only
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI:	$2,444,444	$0
Free Rent:	$44,494	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$153
Balloon Balance / Sq. Ft.:	$153
Cut-off Date LTV:	41.8%
Balloon LTV:	41.8%
Underwritten NOI DSCR:	2.65x
Underwritten NCF DSCR:	2.30x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	9.6%
Underwritten NOI Debt Yield at Balloon:	11.1%
Underwritten NCF Debt Yield at Balloon:	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Oakland, CA
Year Built / Renovated:	1986 / NAP
Total Sq. Ft.:	277,655
Property Management:	CIM Management, Inc.
Underwritten NOI:	$4,735,466
Underwritten NCF(4):	$4,094,840
Appraised Value:	$101,600,000
Appraisal Date:	May 19, 2016

Historical NOI
Most Recent NOI:	$4,853,375 (T-12 March 31, 2016)
2015 NOI:	$4,961,367 (December 31, 2015)
2014 NOI:	$4,733,099 (December 31, 2014)
2013 NOI:	$4,117,872 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(5):	97.3% (March 31, 2016)
2015 Occupancy:	98.2% (December 31, 2015)
2014 Occupancy:	99.4% (December 31, 2014)
2013 Occupancy:	87.3% (December 31, 2013)
(1)	The sponsor is also the sponsor of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Center 21 and 260 Townsend Street, which have Cut-off Date Balances of $83.0 million and $28.2 million, respectively.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	Underwritten NCF contemplates the current in-place rent roll, excluding the 65,571 sq. ft. that Wells Fargo Bank, N.A. (“Wells Fargo”) is expected to vacate. Assuming the appraiser’s concluded market vacancy of 5.0%, including a current market rent applied to the vacated Wells Fargo space, base rent would increase by $3,304,778.

(5)	Most Recent Occupancy as of March 31, 2016 is significantly higher than the contemplated underwritten occupancy of 73.0% as Wells Fargo plans to vacate 65,571 sq. ft. upon its current lease expiration in December 2017. Under its current lease, Wells Fargo pays substantially lower rent than the appraiser’s market rent, providing considerable upside to the sponsor. See “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Wells Fargo(3)	AA-/A2/A	87,000	31.3%	$48.75	50.3%	Various
Burnham & Brown	NR/NR/NR	40,337	14.5%	$39.84	19.1%	12/31/2022
Burke, Williams & Sorensen, LLP	NR/NR/NR	16,385	5.9%	$35.77	7.0%	5/31/2019
Regus(4)	NR/NR/NR	13,841	5.0%	$33.10	5.4%	9/30/2025
Orbach Huff Suarez & Henderson, LLP	NR/NR/NR	5,840	2.1%	$34.32	2.4%	11/30/2019
Remcho, Johansen & Purcell, LLP	NR/NR/NR	5,335	1.9%	$51.54	3.3%	9/30/2021
Valdez Law Group LLP	NR/NR/NR	5,051	1.8%	$32.52	1.9%	11/30/2019
Fortunas, L.L.C. and K. Pace Law Group, Inc.	NR/NR/NR	4,275	1.5%	$40.17	2.0%	4/30/2021
Joe Trapasso - State Farm Insurance Agent	NR/NR/AA	3,820	1.4%	$12.69	0.6%	7/31/2019
Bennett, Johnson & Galler	NR/NR/NR	3,127	1.1%	$36.17	1.3%	10/31/2016
Subtotal / Wtd. Avg.		185,011	66.6%	$42.51	93.3%
Other		17,760	6.4%	$31.87	6.7%
Total / Wtd. Avg. Occupied(5)		202,771	73.0%	$41.58	100.0%
Vacant		74,884	27.0%
Total / Wtd. Avg.		277,655	100.0%

(1)	Based on the U/W rent roll as of March 31, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Wells Fargo leases multiple spaces with two different expiration dates. The expiration date with respect to 69,600 sq. ft. (25.1% of the property’s net rentable area) is December 31, 2022 and the expiration date with respect to 17,400 sq. ft. (6.3% of the property’s net rentable area) is December 31, 2018. Net Rentable Area (Sq. Ft.) excludes 65,671 sq. ft. for which Wells Fargo plans to vacate upon its current lease expiration in December 2017. See “The Property” herein.

(4)	Regus has the right to terminate its lease after August 31, 2022 with 12 months’ notice and the payment of a termination fee of three months of base rent plus unamortized tenant improvements, leasing commissions and free rent.

(5)	The property is 97.3% physically occupied as of March 31, 2016; however Wells Fargo has been underwritten as vacant. Wells Fargo plans to vacate 65,571 sq. ft. upon lease expiration in December 2017.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	3,127	1.1%	3,127	1.1%	$36.17	1.3%	1.3%
2017	2	4,950	1.8%	8,077	2.9%	$36.10	2.1%	3.5%
2018	2	19,363	7.0%	27,440	9.9%	$47.29	10.9%	14.3%
2019	5	32,108	11.6%	59,548	21.4%	$32.32	12.3%	26.6%
2020	1	2,791	1.0%	62,339	22.5%	$35.28	1.2%	27.8%
2021	4	14,019	5.0%	76,358	27.5%	$44.93	7.5%	35.3%
2022(4)	2	111,820	40.3%	188,178	67.8%	$44.71	59.3%	94.6%
2023	0	0	0.0%	188,178	67.8%	$0.00	0.0%	94.6%
2024	0	0	0.0%	188,178	67.8%	$0.00	0.0%	94.6%
2025	1	13,841	5.0%	202,019	72.8%	$33.10	5.4%	100.0%
2026	0	0	0.0%	202,019	72.8%	$0.00	0.0%	100.0%
Thereafter(5)	0	752	0.3%	202,771	73.0%	$0.00	0.0%	100.0%
Vacant	NAP	74,884	27.0%	277,655	100.0%	NAP	NAP
Total / Wtd. Avg.	18	277,655	100.0%			$41.58	100.0%

(1)	Based on the U/W rent roll as of March 31, 2016.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Annual U/W Base Rent PSF is inclusive of approximately $1,492,244 in base rent steps.

(4)	Includes a 1,883 sq. ft. storage space for Burnham & Brown which has no attributable underwritten base rent.

(5)	Includes a 683 sq. ft. boiler room and a 69 sq. ft. storage space for CIM Group which have no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

The Loan. The 1901 Harrison Street loan (the “1901 Harrison Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 17-story Class A office building consisting of 277,655 sq. ft. located at 1901 Harrison Street in downtown Oakland, California (the “1901 Harrison Street Property”) with an Original and a Cut-off Date Balance of $42.5 million. The 1901 Harrison Street Loan has a 10-year term and pays interest only for the term of the loan. The 1901 Harrison Street Loan accrues interest at a fixed rate equal to 4.1400%. Loan proceeds were used to pay off corporate debt of approximately $37.1 million, return equity to the sponsor of approximately $2.7 million, fund reserves of approximately $2.5 million and pay closing costs of approximately $0.1 million. Based on the “As-is” appraised value of $101.6 million as of May 19, 2016, the Cut-off Date LTV is 41.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,500,000	100.0%	Payoff of Corporate Debt(1)	$37,146,952	87.4%
			Return of Equity	$2,739,594	6.4%
			Reserves	$2,488,938	5.9%
			Closing Costs	$124,516	0.3%
Total Sources	$42,500,000	100.0%	Total Uses	$42,500,000	100.0%

(1) The property was previously unencumbered. This is the repayment of corporate debt.

The Borrower / Sponsor. The borrowing entity for the 1901 Harrison Street Loan is CIM/Oakland 1901 Harrison, LP, a Delaware limited partnership and special purpose entity.

The loan sponsor and non-recourse carve-out guarantor is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and a publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million sq. ft. of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT has a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that mitigates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $68.2 million (approximately $246 PSF). Since acquisition, the loan sponsor has invested approximately $9.8 million (approximately $35 PSF) for a total cost basis of approximately $77.9 million (approximately $281 PSF).

The Property. The 1901 Harrison Street Property is a 17-story, 277,655 sq. ft., Class A office building located on Harrison Street between 19th and 20th Streets consisting of approximately 271,497 sq. ft. of office space and 2,668 sq. ft. of retail space. As of March 31, 2016, the property was 97.3% physically occupied, however, the property has been underwritten to a 73.0% occupancy, excluding certain sq. ft. associated with Wells Fargo. Wells Fargo currently occupies 152,571 sq. ft. through December 2017. Wells Fargo has renewed 69,600 sq. ft. through December 2022 and 17,400 sq. ft. through December 2018, but plans to vacate 65,571 sq. ft. upon lease expiration in December 2017. After vacating 65,571 sq. ft. in December 2017, Wells Fargo will still be the largest tenant. If the sponsor executes a lease for a replacement tenant prior to the expiration of the current Wells Fargo lease, the sponsor has the ability to terminate a portion of this space with 120 days’ notice. The current base rent associated with the space that Wells Fargo is vacating is $33.04 PSF, well below the appraiser’s concluded office market rent of $49.80 PSF Should the sponsor lease the Wells Fargo space at the appraiser’s concluded market rent, the net increase in rental income equates to approximately $1.1 million. According to the sponsor, the vacated Wells Fargo space provides considerable upside given the quality of the asset, current market rent and market occupancy. Additionally, the 1901 Harrison Street Property has experienced strong leasing momentum. Since June 2014, the sponsor has signed two renewal and seven new leases accounting for 45.4% of net rentable area and 67.7% of underwritten rent.

Environmental Matters. The Phase I environmental report dated May 24, 2016 recommended no further action at the 1901 Harrison Street Property other than the implementation of an asbestos operations and maintenance plan.

Major Tenants.

Wells Fargo (87,000 sq. ft.; 31.3% of NRA; 50.3% of U/W Base Rent; AA-/A2/A by Fitch/Moody’s/S&P) Wells Fargo operates approximately 8,700 branches across the United States. The company and its subsidiaries specialize in retail banking, corporate and investment banking and investment services. Wells Fargo has been at the property since 1998 and currently occupies 152,571 sq. ft. through December 2017. Wells Fargo has renewed 69,600 sq. ft. through December 2022 and 17,400 sq. ft. through December 2018, but plans to vacate 65,571 sq. ft. upon lease expiration in December 2017. Wells Fargo has one, five-year renewal option remaining.

Burnham & Brown (40,337 sq. ft.; 14.5% of NRA; 19.1% of U/W Base Rent) Founded in 1899, Burnham & Brown is a law firm that focuses on business counseling and litigation, offering clients leading-edge expertise and strategic guidance. Burnham & Brown is active across a diverse scope of industries including financial services, food and restaurant, healthcare, insurance, retail, hospitality and transportation, logistics and manufacturing. The firm has been a tenant since 1989 and leases its space through December 2022. The property currently serves as its headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

Burke, Williams & Sorensen, LLP (16,385 sq. ft.; 5.9% of NRA; 7.0% of U/W Base Rent) Founded in 1927, Burke, Williams & Sorensen, LLP is a law firm that specializes in construction, education, insurance, labor/employment, litigation, public, and real estate law. The firm has operated in California for over 80 years and now employs over 100 attorneys. Burke, Williams & Sorensen, LLP has been a tenant at the property since 2010 and leases its space through May 2019. Burke, Williams & Sorensen, LLP has one seven-year renewal option remaining.

The Market. The 1901 Harrison Street Property is located in the downtown Oakland neighborhood of Lake Merritt. The metropolitan area is benefiting from growth from the high tech industry, which is expected to remain the driving force behind the Oakland economy. As the business cycle matures, strong demand for tech workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area with Uber being the latest and most high profile relocation. Uber recently purchased Uptown Station, a historic downtown Oakland building for $123.5 million and reportedly plans to eventually move 3,000 employees to the site in 2017. Additionally, the 1901 Harrison Street Property has many demand drivers within walking distance of the 1901 Harrison Street Property, including the Oakland City Center and the City Center BART station, both of which are within approximately 0.3 miles. There are also a number of diverse restaurants within walking distance of the 1901 Harrison Property, including Ozumo, Pican, Plum and Umami Burger. The 1901 Harrison Street Property is also located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the 1901 Harrison Property is located approximately 0.9 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located within walking distance mile southeast of the 1901 Harrison Street Property and is historic for being the United States’ oldest official wildlife refuge established in 1870. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

The 1901 Harrison Street Property is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million sq. ft. of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 PSF. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million sq. ft. of net rentable area with an overall vacancy rate of 3.4% and average rents of $51.60 PSF. Additionally, according to the appraisal, there is only one other Class A building that can accommodate a full floor tenant. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 sq. ft. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 PSF, with a weighted average of $49.45 PSF. The weighted average underwritten office rent for the 1901 Harrison Street Property is $42.24 PSF, below the appraisal’s concluded market rent of $49.80 PSF. Additionally, the appraisal identified three directly comparable retail properties built between 1923 and 1980. Recently executed leases for the comparable retail properties ranged from $22.56 to $36.00 PSF, with a weighted average of $32.20 PSF. The weighted average underwritten retail rent for the 1901 Harrison Street Property is $33.93 PSF, which is below the appraisal’s concluded market rent of $40.00 PSF.

The appraisal identified three comparable Class A office properties that are under construction. Uptown Station is a 380,000 sq. ft. building undergoing approximately $40.0 million of renovations prior to Uber relocating 3,000 employees to Uptown Station in 2017. EmeryStation West and San Leandro Tech Campus are 248,000 and 132,000 sq. ft., respectively.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 3/31/2016	U/W	U/W PSF
Base Rent(1)	$7,580,853	$8,042,854	$8,726,656	$8,741,767	$8,431,540	$30.37
Value of Vacant Space	0	0	0	0	3,731,062	13.44
Gross Potential Rent	$7,580,853	$8,042,854	$8,726,656	$8,741,767	$12,162,602	$43.80
Total Recoveries	287,792	533,137	225,392	163,013	409,885	1.48
Total Other Income	258,728	242,112	295,151	277,159	249,410	0.90
Less: Vacancy(2)	0	0	0	0	(3,731,062)	(13.44)
Effective Gross Income	$8,127,373	$8,818,103	$9,247,198	$9,181,939	$9,090,835	$32.74
Total Operating Expenses	894,037	1,066,948	1,072,300	1,179,392	1,108,318	3.99
Total Fixed Expenses	3,115,465	3,018,056	3,213,531	3,149,171	3,247,051	11.69
Net Operating Income	$4,117,872	$4,733,099	$4,961,367	$4,853,375	$4,735,466	$17.06
TI/LC	0	0	0	0	565,381	2.04
Capital Expenditures	0	0	0	0	75,245	0.27
Net Cash Flow(1)(2)	$4,117,872	$4,733,099	$4,961,367	$4,853,375	$4,094,840	$14.75
(1)	U/W Base Rent does not include 65,571 sq. ft. of space that Wells Fargo will be vacating upon lease expiration in December 2017.

(2)	Underwritten NCF contemplates the current in-place rent roll, excluding the 65,571 sq. ft. that Wells Fargo Bank, N.A. (“Wells Fargo”) is expected to vacate. Assuming the appraiser’s concluded market vacancy of 5.0%, including a current market rent applied to the vacated Wells Fargo space, base rent would increase by $3,304,778.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

Property Management. The 1901 Harrison Street Property is managed by CIM Management, Inc., a borrower affiliate.

Lockbox / Cash Management. The 1901 Harrison Street Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence of a Cash Sweep Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) any bankruptcy or insolvency action of the borrower or property manager (provided, to the extent the manager is not affiliated with the borrower, the manager is not replaced with a qualified manager in accordance with the loan documents within 60 days, or such filing is not dismissed within 30 days following the filing or to the extent the manager is affiliated with the borrower, the borrower has not replaced the manager within 15 days in accordance with the loan documents).

A Cash Sweep Event may be cured by (a) if caused by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused by clause (ii) above with respect to the property manager, the lender replacing such manager in accordance with the loan agreement or bankruptcy action of property manager is dismissed or discharged within 30 days following its filing and (c) with respect to an involuntary bankruptcy filing by the borrower in which neither the borrower nor the guarantor (or their affiliates) colludes with any creditor for such filing, the dismissal of such action within 90 days without adverse consequences to the property or the borrower (each of the foregoing, a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following conditions: (i) there is no event of default continuing under the loan documents, (ii) the borrower pays the lender’s reasonable out of pocket expenses in connection with the Cash Sweep Event Cure and (iii) the borrower may not cure a voluntary or collusive bankruptcy.

Initial Reserves. At loan origination, the borrower deposited (i) $2,444,444 for outstanding tenant improvements associated with four tenants and (ii) $44,494 for free rent associated with Remcho, Johansen & Purcell, LLP. The guarantor also delivered the guaranty referenced in “Ongoing Reserves” below at origination.

Ongoing Reserves. The requirement for the borrower to make deposits into the tax escrow on a monthly basis is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date. The requirement for the borrower to make deposits into the insurance escrow on a monthly basis is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. So long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. In the event that monthly deposits are required, the borrower is required to deposit an amount that is equal to the quotient of the reserve cap divided by the number of payment dates remaining through and including the payment date in December 2017. The reserve is subject to a cap of $5,000,000 (approximately $18.00 PSF). The loan documents require that the reserve cap be reduced by the amount attributed under the loan documents to Wells Fargo ($5,000,000 attributed), when either (i) such tenant has either renewed or extended its lease or (ii) the space occupied by such tenant has been re-let to one or more replacement tenants, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant or replacement tenant is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1901 Harrison Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 8 1901 Harrison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,500,000 41.8% 2.30x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Krishna K. Mehta; Chandra Mehta
Borrower:	340 West 40 Realty, LLC; 340 West 40 Realty Two, LLC
Original Balance(1):	$38,600,000
Cut-off Date Balance(1):	$38,600,000
% by Initial UPB:	4.3%
Interest Rate:	4.2350%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	$28,900,000 Pari Passu Debt
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$294,193	$294,193
Insurance:	$73,163	$18,291
FF&E:	$0	At least 4% of prior month’s gross revenues
PIP:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Room:	$217,742
Balloon Balance / Room:	$198,396
Cut-off Date LTV:	49.1%
Balloon LTV:	44.7%
Underwritten NOI DSCR(5):	2.34x
Underwritten NCF DSCR(5):	2.09x
Underwritten NOI Debt Yield:	13.8%
Underwritten NCF Debt Yield:	12.3%
Underwritten NOI Debt Yield at Balloon:	15.2%
Underwritten NCF Debt Yield at Balloon:	13.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2010 / NAP
Total Rooms:	310
Property Management:	334-340 Hotel Management LLC
Underwritten NOI:	$9,336,406
Underwritten NCF:	$8,307,612
“As-is” Appraised Value(6):	$137,500,000
“As-is” Appraisal Date:	June 1, 2016
“As Stabilized” Appraised Value(7):	$152,000,000
“As Stabilized” Appraisal Date:	June 1, 2018

Historical NOI
Most Recent NOI:	$9,950,365 (T-12 May 31, 2016)
2015 NOI:	$10,816,433 (December 31, 2015)
2014 NOI:	$12,528,633 (December 31, 2014)
2013 NOI:	$12,286,123 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	99.7% (May 31, 2016)
2015 Occupancy:	99.5% (December 31, 2015)
2014 Occupancy:	99.4% (December 31, 2014)
2013 Occupancy:	97.4% (December 31, 2013)
(1)	The Staybridge Suites Times Square Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $67.5 million. The controlling Note A-1 with an original principal balance of $38.6 million will be included in the DBJPM 2016-C3 mortgage trust. The non-controlling Note A-2 with an original principal balance of $28.9 million, is expected to be held by CGMRC or its affiliates and contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2016. Defeasance of the full $67.5 million Staybridge Suites Times Square Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 22, 2019. The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Staybridge Suites Times Square Whole Loan.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.22x and 2.86x, respectively.

(6)	The borrowers have the option to convert the Staybridge Suites Times Square Property into an independent hotel without a brand affiliation upon expiration of the franchise agreement in April 2020. The appraiser determined a value of $142.5 million if such conversion were to take place. Based on the appraiser’s “As-is” appraised value with no brand affiliation, the Staybridge Suites Times Square Property has a Cut-off Date LTV of 47.4% and Balloon LTV of 43.2%.

(7)	The “As Stabilized” Appraised Value assumes that the Staybridge Suites Times Square Property achieves occupancy and ADR of 90.0% and $281.31, respectively, by June 1, 2018. Based on the “As Stabilized” Appraised Value, the Staybridge Suites Times Square Property has an “As Stabilized” Cut-off Date LTV of 44.4% and Balloon LTV of 40.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

Historical Occupancy, ADR, RevPAR(1)
	Staybridge Suites Times Square Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	97.4%	$252.95	$246.31	92.8%	$257.61	$239.09	104.9%	98.2%	103.0%
2014(3)	98.5%	$253.39	$249.50	92.0%	$257.52	$236.88	107.0%	98.4%	105.3%
2015(3)	99.4%	$252.22	$250.81	93.4%	$250.66	$234.05	106.5%	100.6%	107.2%
T-12 May 2016(3)	99.4%	$236.82	$235.44	92.8%	$243.78	$226.33	107.1%	97.1%	104.0%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Staybridge Suites Times Square Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2013 hospitality research report.

(3)	Source: May 2016 hospitality research report.

The Loan. The Staybridge Suites Times Square loan (the “Staybridge Suites Times Square Loan”) is a fixed rate loan with an original principal balance and Cut-off Date principal balance of $38.6 million secured by the borrowers’ fee simple interest in a 310-room extended stay hotel located at 340 West 40th Street in New York, New York (the “Staybridge Suites Times Square Property”). The Staybridge Suites Times Square Loan is evidenced by the controlling Note A-1 which will be included in the DBJPM 2016-C3 mortgage trust. The non-controlling Note A-2, with an original principal balance of $28.9 million and (together with the Staybridge Suites Times Square Loan, the “Staybridge Suites Times Square Whole Loan”), will not be included in the trust and is expected to be held by CGMRC or its affiliates and contributed to one or more future securitizations. The Staybridge Suites Times Square Whole Loan was co-originated by GACC and CGMRC.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$38,600,000	$38,600,000	DBJPM 2016-C3	Yes
Note A-2	$28,900,000	$28,900,000	CGMRC	No
Total	$67,500,000	$67,500,000

The Staybridge Suites Times Square Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The Staybridge Suites Times Square Loan accrues interest at a fixed rate equal to 4.2350%. Loan proceeds were used to retire existing debt of approximately $64.3 million, fund reserves of approximately $0.4 million, pay closing costs of approximately $2.3 million and return approximately $0.5 million of equity to the borrowers. Based on the “As-is” appraised value of $137.5 million as of June 1, 2016, the Cut-off Date LTV is 49.1%. Based on the “As Stabilized” appraised value of $152.0 million as of June 1, 2018, the Cut-off Date LTV is 44.4%. The most recent prior financing of the Staybridge Suites Times Square Property was included in the MSC 2011-C3 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$67,500,000	100.0%	Loan Payoff	$64,268,524	95.2%
			Reserves	$367,357	0.5%
			Closing Costs	$2,342,711	3.5%
			Return of Equity	$521,408	0.8%
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%

The Borrowers / Sponsors. The borrowers, 340 West 40 Realty, LLC and 340 West 40 Realty Two, LLC, as tenants-in-common, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. 340 West 40 Realty, LLC is 100% owned by Mehta Family, LLC, which has six members, Krishna Mehta Trust (41%), Chandra Mehta Trust (19%), Krishna K. Mehta (10%), Chandra Mehta (10%), Rajeev Mehta Trust (10%) and Sanjeev Mehta Trust (10%). 340 West 40 Realty Two, LLC is 100% owned by 340-344 Realty, LLC, which has five members, Krishna Mehta Trust (32%), Krishna K. Mehta (19%), Chandra Mehta (1%), Rajeev Mehta Trust (24%) and Sanjeev Mehta Trust (24%). The sponsors of the borrowers and non-recourse carve-out guarantors are Krishna K. Mehta and Chandra Mehta, on a joint and several basis.

Krishna K. Mehta has been in the hotel industry for approximately 30 years, owning and operating various branded hotels from the InterContinental Hotels Group, Marriott and Hilton Corporations including Holiday Inn – Tyler, Texas, Marriott Fairfield Inn – La Guardia Airport, New York and Holiday Inn – Downtown Brooklyn, in addition to the Staybridge Suites Times Square Property.

Chandra Mehta has served on the Board of Directors of Intercontinental Hotels Group (“IHG”) Owner Association. IHG is a global company with over 9 hotel brands and over 4,900 hotels in approximately 100 countries around the world. IHG Owner Association represents the interest of owners and operators of more than 3,400 IHG hotels worldwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

The Property. The Staybridge Suites Times Square Property is a 32-story 310-room extended stay hotel located in the Times Square neighborhood of New York City. The Staybridge Suites Times Square Property is located on West 40th street between Eighth Avenue and Ninth Avenue. The Staybridge Suites Times Square Property opened in April 2010 and includes 225 king studio suites and 85 double/double suites, as well as 1,000 sq. ft. of meeting space and banquet facilities. The Staybridge Suites Times Square Property also features a bar, Bar 40, on the ground floor with seating for approximately 45 guests, as well as a breakfast dining area, which offers a complimentary continental breakfast and seating for an additional 50 guests. Additional amenities include a concierge service, business center, fitness center, guest laundry facility and a sundries shop. The Staybridge Suites Times Square Property is also a winner of TripAdvisor’s Certificate of Excellence Award, with a 4.5 out of 5.0 star rating.

The Staybridge Suites Times Square Property is operated under a franchise agreement with Holiday Hospitality Franchising, Inc., which expires in April 2020. A cash flow sweep will commence 12 months prior to the expiration of the franchise agreement or at any time that lender determines there is a deficiency in PIP costs that have been previously deposited with lender and will continue until sufficient funds to pay all PIP costs (which shall be equal to $15,000 per room until such time as lender can determine the actual amount required to complete any PIP) or “Re-Branding Costs” (as herein defined), as applicable, have been accumulated in a reserve account held by lender. The “Re-Branding Costs” shall be equal to 115% of all costs and expenses, as determined by lender, anticipated to be incurred in connection with the de-flagging of the Staybridge Suites Times Square Property into an independent hotel, the removal and replacement of all “Staybridge Suites” branded material, the implementation of a new reservation system and any applicable fees payable to the current franchisor. No cash flow sweep shall commence if sponsor deposits the PIP Costs or Re-Branding Costs, as applicable, with lender prior to April 10, 2019 (or a later date in the case of a reassessment by lender of total PIP Costs).

If the borrowers enter into a replacement franchise agreement (with a new franchisor) or elect to convert the Staybridge Suites Times Square Property into an independent hotel, the borrowers shall satisfy certain conditions prior to April 10, 2020, including, among other things, (i) the borrower having paid all outstanding costs in connection with such de-flagging, (ii) the borrower having satisfied any requirements that the current franchisor may have imposed in connection with the de-flagging, (iii) replacement of credit card company servicing agreements and (iv) transitioning the Staybridge Suites Times Square Property to a reservation system approved by lender. Additionally, sponsor shall remove and replace all Staybridge Suites branded material no later than the earlier to occur of (a) 60 days after expiration of the current franchise agreement and (b) the date required by the current franchise agreement for such branded material to be removed.

Environmental Matters. The Phase I environmental report dated May 27, 2016 recommended no further action at the Staybridge Suites Times Square Property.

The Market. The Staybridge Suites Times Square Property is located on 40th Street between Eighth and Ninth Avenues, just blocks from New York City’s Times Square. This location is across the street from the Port Authority, which provides access to the A, C, and E subway lines, and within walking distance to the 1, 2, 3, 7, N, Q, R, B, D, F, M, and shuttle trains. Midtown Manhattan is also home to over 280 million sq. ft. of office space, providing ample corporate demand to the Staybridge Suites Times Square Property’s broad business mix. The location on West 40th Street provides guests with access to New York’s transportation systems including bus access throughout the city and subway stations at Times Square and Bryant Park, and is only a short walk away from the Port Authority Bus Terminal which has access to trains from Penn Station and Grand Central Station.

For the past five years, the number of visitors to New York City has set record breaking numbers, with approximately 58.3 million in 2015 and approximately 59.7 million visitors expected in 2016. Additionally, approximately 330,000 people pass through Times Square daily, the majority of which are tourists. Major attractions around Times Square include the Broadway Theater District, Madame Tussaud’s Wax Museum, Dave & Buster’s, Ripley’s Believe it or Not, Madison Square Garden, Bryant Park, New York Public Library, the Empire State Building, Rockefeller Center, Radio City Music Hall, as well as numerous shopping and restaurants.

The subsequent chart presents the primary competitive set to the Staybridge Suites Times Square Property:

Primary Competitive Set(1)
Property	Rooms	Year Built	Distance	2015 Occupancy	2015 ADR	2015 RevPAR
Staybridge Suites Times Square Property	310	2010	NAP	100.0%	$245.88	$244.71
Manhattan NYC - An Affinia Hotel	610	1974	0.7 mile	94.0%	$235.00	$220.90
Courtyard New York Manhattan Times Sq. South	244	1998	0.5 mile	92.0%	$275.00	$253.00
Residence Inn Times Square	357	2005	0.5 mile	95.0%	$285.00	$270.75
Fairfield Inn & Suites - Times Square	244	2009	<0.1 mile	94.0%	$250.00	$235.00
Four Points Midtown Times Square	244	2009	<0.1 mile	94.0%	$240.00	$225.60
Candlewood Suites New York City Times Square	188	2009	0.2 mile	92.0%	$210.00	$193.20
Hampton Inn Times Square South	184	2009	0.2 mile	94.0%	$230.00	$216.20
Element - Times Square West	411	2010	0.2 mile	94.0%	$240.00	$225.60
Total / Wtd. Avg.(2)	2,482			93.8%	$246.65	$231.41
(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Staybridge Suites Times Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

The appraiser determined demand segmentation of 50% leisure, 40% commercial, and 10% meeting and group for the Staybridge Suites Times Square Property, compared to a weighted average of 33% leisure, 54% commercial and 13% meeting and group travel for the primary competitive set. Corporate bookings at the hotel include Ernst & Young, WalMart Stores, Samsung Group, Morgan Stanley and the New York Times.

2015 Demand Segmentation(1)
Property	Rooms	Meeting Space (sq. ft.)	Commercial	Meeting and Group	Leisure
Staybridge Suites Times Square Property	310	1,000	40.0%	10.0%	50.0%
Manhattan NYC - An Affinia Hotel	610	10,000	45.0%	25.0%	30.0%
Courtyard New York Manhattan Times Sq. South	244	652	65.0%	5.0%	30.0%
Residence Inn Times Square	357	5,000	65.0%	10.0%	25.0%
Fairfield Inn & Suites - Times Square	244	0	55.0%	15.0%	30.0%
Four Points Midtown Times Square	244	0	55.0%	5.0%	40.0%
Candlewood Suites New York City Times Square	188	0	50.0%	5.0%	45.0%
Hampton Inn Times Square South	184	0	55.0%	5.0%	40.0%
Element - Times Square West	411	500	50.0%	15.0%	35.0%
Total / Wtd. Avg.(2)	2,482	3,324	53.8%	13.3%	33.0%
(1)	Source: Appraisal

(2)	Total / Wtd. Avg. excludes the Staybridge Suites Times Square Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	2015	T-12 5/31/2016	U/W	U/W per Room
Occupancy	97.2%	97.4%	99.4%	99.5%	99.7%	95.0%
ADR	$249.26	$252.89	$260.80	$245.88	$236.78	$236.78
RevPAR	$242.28	$246.26	$259.17	$244.71	$236.05	$224.94

Room Revenue	$27,488,937	$27,864,207	$29,325,307	$27,688,800	$26,709,489	$25,452,295	$82,104
F&B Revenue	212,487	175,858	154,218	128,130	139,702	133,126	429
Other Revenue	165,640	155,850	195,466	149,235	141,076	134,436	434
Total Revenue	$27,867,064	$28,195,915	$29,674,991	$27,966,165	$26,990,267	$25,719,857	$82,967
Operating Expenses	5,674,758	5,734,356	6,708,120	6,427,099	6,473,086	6,169,231	19,901
Undistributed Expenses	5,741,269	6,109,183	6,050,509	6,263,070	6,088,949	5,802,032	18,716
Gross Operating Profit	$16,451,038	$16,352,376	$16,916,362	$15,275,996	$14,428,231	$13,748,593	44,350
Management Fee(1)	829,637	840,602	885,623	835,141	835,141	771,596	2,489
Total Fixed Charges	1,879,624	3,225,651	3,502,107	3,624,422	3,642,725	3,640,591	11,744
Net Operating Income	$13,741,776	$12,286,123	$12,528,633	$10,816,433	$9,950,365	$9,336,406	$30,117
FF&E(2)	1,106,183	1,120,802	1,180,831	1,113,521	1,079,611	1,028,794	3,319
Net Cash Flow	$12,635,593	$11,165,321	$11,347,802	$9,702,912	$8,870,755	$8,307,612	$26,799

(1)   U/W Management Fee is 3.0% of gross revenues.

(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Staybridge Suites Times Square Property is managed by 334-340 Hotel Management LLC, a borrower affiliate.

Lockbox / Cash Management. The Staybridge Suites Times Square Loan is structured with a springing hard lockbox and springing cash management. Following a Trigger Period (as defined herein), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrowers and property manager are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

A “Trigger Period” will commence upon (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a PIP Sweep Period (as defined below).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.15x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.20x for two consecutive quarters.

A “PIP Sweep Period” will occur (a) on April 10, 2019 or (b) at any time that lender determines that there is a deficiency in PIP costs that have been previously deposited with lender and will continue until sufficient funds to pay all PIP costs or Re-Branding Costs, as applicable, have been accumulated into a reserve account held by lender. Notwithstanding the foregoing, a PIP Sweep Period will not commence if the borrowers have deposited sufficient PIP costs or Re-Branding Costs, as applicable, into the PIP reserve account prior to April 10, 2019 (or a later date in the case of a reassessment by lender of total PIP costs).

Initial Reserves. At loan origination, the borrowers deposited (i) $294,193 into a tax reserve account and (ii) $73,163 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $294,193, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $18,291, into an insurance reserve account, and (iii) the greatest of (a) 4.0% of the prior month’s projected gross income per the most recently approved budget, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work into an FF&E reserve account, subject to an FF&E reserve cap of $3,000,000. In addition, on each monthly payment date during a PIP Sweep Period, the borrowes are required to deposit all excess cash into the PIP Reserve. If Borrower has spent at least $2,000,000 on FF&E work, then prior to April 10, 2020, upon Borrower’s request (made to lender ten business days prior to April 10, 2020), Lender will transfer any remaining FF&E reserve funds to the PIP reserve to be spent on PIP work or re-branding costs.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

340 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 9 Staybridge Suites Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,600,000 49.1% 2.09x 13.8%

Staybridge Suites Times Square
340 West 40th Street
New York, NY 10018
New York
MANHATTAN
Upper East Side
Upper West Side
West New York
Central Park
Metropolitan Museum of Art
Astoria
Carnegie Hall
Rockefeller Center
Long Island City
Times Square
Midtown
United Nations
Empire State Building
Hoboken
JFK Stadium
NYU+
SoHo
Financial District
Jersey City
BROOKLYN
Hudson River
East River
MIDTOWN
RESTAURANT ROW
THEATER DISTRICT
GARMENT DISTRICT
HUDSON YARDS
LINCOLN TUNNEL ENTRANCE
LINCOLN TUNNEL ENTRANCE & EXIT
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
BROADWAY
DYER AVENUE
Manhattan Plaza
Port Authority Bus Terminal
New York Times Building
Madison Square Garden
Skylight at Moynihan Station
One Penn Plaza
Manhattan West by Brookfield
Penn Station
Macy's Herald Square
Hotel Pennsylvania
New York Marriott Marquis Hotel
PlayStation Theater
Hilton Times Square
E-Walk
Microsoft
Post Office
World Apparel Center
Owned by NY Convention Center
Magnuson Convention Center Hotel
The Pearl Theatre Company
FedEx Ship Center
The Victory
Croatian Church New York
City University of New York
Holy Cross Church
Intercontinental NY Times Square
Church of Saint Michael
The New Yorker
30 Hudson Yards
10 Hudson Yards
35 Hudson Yards
50 Hudson Yards
The Shops and Restaurants at Hudson Yards
Culture Shed
5 MW by Brookfield
Two Penn Plaza
Manhattan West Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Invest West Financial Corporation
Borrower:	IWF MDRH, LLC
Original Balance:	$38,000,000
Cut-off Date Balance:	$38,000,000
% by Initial UPB:	4.3%
Interest Rate:	5.0900%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(23), YM1(92), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$96,271	$32,090
Insurance:	$0	Springing
FF&E:	$0	Springing
Ground Rent:	$205,061	Ground Rent Funds
Ground Lease Extension Fee:	$0	$1,668

Financial Information
Cut-off Date Balance / Room:	$231,707
Balloon Balance / Room:	$231,707
Cut-off Date LTV(3):	57.5%
Balloon LTV(3):	57.5%
Underwritten NOI DSCR:	2.78x
Underwritten NCF DSCR:	2.40x
Underwritten NOI Debt Yield:	14.3%
Underwritten NCF Debt Yield:	12.4%
Underwritten NOI Debt Yield at Balloon:	14.3%
Underwritten NCF Debt Yield at Balloon:	12.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Leasehold
Location:	Marina del Rey, CA
Year Built / Renovated:	1964 / 2013-2014
Total Rooms:	164
Property Management:	Pacifica Hotel Management, LLC
Underwritten NOI:	$5,442,385
Underwritten NCF:	$4,701,943
“As-is” Appraised Value:	$66,100,000
“As-is” Appraisal Date:	November 9, 2015
“As Stabilized” Appraised Value(3):	$73,300,000
“As Stabilized” Appraisal Date(3):	December 1, 2018

Historical NOI(4)
Most Recent NOI:	$5,180,269 (T-12 April 30, 2016)
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	80.8% (April 30, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	The “As Stabilized” Appraised Value assumes that the Marina Del Rey Hotel Property achieves occupancy and ADR of 81.0% and $255.76, respectively, by December 1, 2018. Based on the “As Stabilized” Appraised Value, the Marina Del Rey Hotel Property has an “As Stabilized” Cut-off Date LTV of 51.8% and Balloon LTV of 51.8%.

(4)	The Marina Del Rey Hotel Property underwent a $28.5 million renovation and repositioning from late 2013 through the end of 2014. The hotel closed in September 2013 and reopened in January 2015.

Historical Occupancy, ADR, RevPAR(1)
	Marina Del Rey Hotel Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
April 2016	80.5%	$242.73	$195.42	83.7%	$265.22	$221.97	96.2%	91.5%	88.0%

(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marina Del Rey Hotel Property are attributable to variances in reporting methodologies and/or timing differences. Occupancy, ADR and RevPAR are based on a travel research report as of April 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

The Loan. The Marina Del Rey Hotel loan (the “Marina Del Rey Hotel Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in a 164-room full service hotel located at 13534 Bali Way in Marina del Rey, California (the “Marina Del Rey Hotel Property”) with an original and Cut-off Date principal balance of $38.0 million. The Marina Del Rey Hotel Loan has a 10-year term and pays interest only for the term of the loan. The Marina Del Rey Hotel Loan accrues interest at a fixed rate equal to 5.0900%. Loan proceeds were used to pay off existing debt of approximately $16.7 million, fund reserves of approximately $0.3 million, pay closing costs of approximately $0.4 million and return equity of approximately $20.6 million to the sponsor. Based on the “As-is” appraised value of $66.1 million as of November 9, 2015, the Cut-off Date LTV is 57.5%. Based on the “As Stabilized” appraised value of $73.3 million as of December 1, 2018, the Cut-off Date LTV is 51.8%. The most recent prior financing of the Marina Del Rey Hotel Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$38,000,000	100.0%	Loan Payoff	$16,715,751	44.0%
			Upfront Reserves	$301,332	0.8%
			Closing Costs	$399,217	1.1%
			Return of Equity(1)(2)	$20,583,700	54.2%
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The sponsor acquired the hotel in 2006 for approximately $17.3 million ($105,316 per room) and invested an additional $28.5 million ($174,077 per room) in renovations from 2013 to 2014, resulting in a total cost basis of approximately $45.8 million ($279,394 per room).

(2)	As part of the refinance, the sponsor reportedly paid off approximately $8.2 million of mezzanine debt and a $3.7 million partnership loan.

The Borrower / Sponsor. The borrower, IWF MDHR, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Invest West Financial Corporation.

Invest West Financial Corporation is a full-service real estate and private equity investment firm founded in 1970. Over the last 40 years, Invest West has developed or acquired almost $1.0 billion of real estate and operating ventures. The company currently owns and manages 25 hotels and eight other commercial centers throughout California, Oregon, Texas, Hawaii, and Florida.

Pacifica Hotel Management, LLC, the property manager, is a wholly-owned subsidiary of Invest West Financial Corporation. Formed in 1995, Pacifica Hotel Management, LLC specializes in the operation of full-service, boutique hotels and has been consistently listed as one of the top 10 Hotel Management Companies in the United States by Hotel Business magazine. Pacifica Hotels currently operates 30 hotels along the California coast, Hawaii and Florida.

The Property. The Marina Del Rey Hotel Property consists of a three-story 164-room full service hotel located in Marina del Rey, California, approximately 18 miles southwest of downtown Los Angeles and approximately four miles north of the Los Angeles International airport. Situated within one of the world’s largest man-made harbors, the Marina Del Rey Hotel Property is located near Venice Beach as well as some of the main thoroughfares of Los Angeles which provide access to premiere business and leisure destinations in Santa Monica, Hollywood and Beverly Hills. The Marina Del Rey Hotel Property features approximately 9,700 sq. ft. of meeting space, the SALT Restaurant & Bar, a heated year-round infinity pool and spa with a marina view sundeck, a business center, and a 24-hour fitness center. The Marina Del Rey Hotel Property has served as a meeting point for local yacht clubs, fashion shows, and high-profile Los Angeles functions over the past half-century. In addition, there are 378 parking spaces for a parking ratio of approximately 2.3 spaces per room.

The room mix includes 83 king guestrooms, 71 double queen guestrooms and 10 suites. The room mix includes 14 cabana style rooms (6 queen cabanas and 8 king cabanas) and rooms with both marina and city views. SALT Restaurant and Bar is located within the Marina Del Rey Hotel Property on the marina side, and has earned the distinction as “Best Hotel Restaurant” in 2015 in the Best of the Westside poll. The restaurant offers, breakfast, lunch, dinner and room service daily.

The Marina Del Rey Hotel Property was built in 1964 and was acquired by the sponsor in 2006 for approximately $17.3 million. In September 2013, the sponsor commenced a $28.5 million ($174,077 per room) renovation and repositioning of the hotel that included the addition of seven new guest rooms as well as upgrades to existing guest rooms, exterior façade improvements, roof replacements, new HVAC systems, interior walkway upgrades, new balconies, updated lighting, and landscaping. In addition, the Marina Del Rey Hotel Property underwent a full guestroom and public area renovation, complete with new electrical, plumbing and amenities. The hotel was completely shut down for the duration of the renovation and re-opened in January 2015. The renovation and repositioning has allowed the hotel to utilize an upscale product and a superior location to capitalize on strong transient, corporate, and group demand in the Marina del Rey, Venice, and Santa Monica submarkets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

The table below outlines the renovations completed during 2013 and 2014:

2013-2014 Renovation
Description	Amount	Per Room
Hotel Guestroom Construction	$15,956,922	$97,298
FF&E	$4,157,959	$25,353
Marina Construction	$1,500,609	$9,150
Professional Costs	$1,055,273	$6,435
Soft Costs	$647,695	$3,949
Food Service	$355,252	$2,166
Cabling	$224,330	$1,368
Elevator Modernization	$211,457	$1,289
Miscellaneous	$4,439,204	$27,068
Total	$28,548,702	$174,077

In addition, the Marina Del Rey Hotel Property is positioned on a long term ground lease to the County of Los Angeles that expires February 28, 2061. The original ground lease commenced March 1, 1962 and was set to expire February 28, 2022, but the sponsor amended the lease in August 2013 to extend through February 2061. See “Ground Lease” herein for additional details.

Environmental Matters. The Phase I environmental report dated January 25, 2016 recommended no further action at the Marina Del Rey Hotel Property other than the implementation of an asbestos operations and maintenance plan, which is currently in place.

The Market. The Marina Del Rey Hotel Property is located at the tip of the Bali Way peninsula in Marina del Rey, approximately two miles from Venice Beach, 15 miles southwest of Downtown Los Angeles and approximately five miles north of the Los Angeles International Airport (LAX), the nation’s third busiest airport. The Marina Del Hotel Rey Property is an 800-acre coastal community established in the 1950’s and is characterized by numerous high-end condominiums, a diverse selection of upscale retail offerings, and is proximate to Venice Beach, Playa del Rey Beach and Santa Monica Beach. The Marina Del Rey Hotel Property is in the heart of the coastal area that is known as “Silicon Beach,” a burgeoning high-technology hub stretching from Santa Monica through El Segundo/Manhattan Beach. These coastal communities have attracted innovative companies including Facebook, Yahoo!, and Google. Furthermore, the Marina Del Rey Hotel Property is located approximately eight miles north of El Segundo, which houses the second largest concentration of Fortune 500 companies in the state of California (second to San Francisco).

The Marina Del Rey Hotel Property is easily accessed by the San Diego Freeway (Interstate-405) located four miles to the east via the Marina Freeway (CA-90). The Metro Expo Line is located four miles north and connects the Westside by rail to Downtown Los Angeles, Hollywood, the South Bay, Long Beach, and Pasadena. The Harbor at Marina Del Rey provides dock and dry storage to over 5,200 recreational boats. Surrounding the 19 marinas that make up the harbor are high-rise condos, luxury apartments, single family homes, hotels, retail shops, and restaurants. Visitors can participate in various water activities, such as boating, parasailing, kayaking, fishing, and bird-watching, while having access to hundreds of acres of salt and freshwater marsh, as well as shopping and dining at the Fisherman’s Village and other nearby venues.

The Marina Del Rey Hotel Property generated the majority of its 2015 business from transient and online travel agents (“OTAs”) during the post renovation ramp up. Since December 2015, the sponsor has decreased room revenue away from OTAs and increased group and corporate revenue. The sponsor has successfully obtained rates with local companies to be part of their 2016 preferred hotel program, including Google, Apple, Nike, Belkin, Electronic Arts, Sony, Omnicon, Imax, AOL, Snapchat, Siemens Turbo Machinery and Dun and Bradstreet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

The primary competitive set for the Marina Del Rey Hotel Property consists of five full service properties located in the immediate Marina Del Rey area.

Primary Competitive Set(1)
						Demand Segmentation
Property	Location	Distance	Year Opened	Rooms	Meeting Space	Commercial	Meeting & Group	Leisure
Marina Del Rey Hotel Property	13534 Bali Way	NAP	1964	164	9,700(2)	25%	10%	65%
Hilton Garden Inn Marina Del Rey	4200 Admiralty Way	1.25 mi.	1974	134	1,775	35%	5%	60%
Hotel MdR Marina Del Rey a Doubletree by Hilton	13480 Maxella Avenue	0.5 mi.	1978	283	7,951	55%	10%	35%
Jamaica Bay Inn Marina Del Rey	4175 Admiralty Way	1.5 mi	1960	111	933	30%	10%	60%
Marriott Marina Del Rey	4100 Admiralty Way	1.5 mi	1982	370	16,369	40%	25%	35%
Ritz-Carlton Marina Del Rey	4375 Admiralty Way	0.75 mi	1990	304	13,878	45%	20%	35%
Total / Wtd. Avg.(3)				1,202	8,181
(1)	Source: Appraisal.

(2)	Source: Borrower.

(3)	Total / Wtd. Avg. does not include the Marina Del Rey Hotel Property.

The appraiser noted that the segmentation is more heavily weighted within the leisure segment, but as market awareness on the Marina Del Rey Hotel Property continues to grow, the subject’s commercial and meeting and group segments are anticipated to grow through the stabilized year.

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-12 4/30/2016	U/W	U/W per Room
Occupancy	80.8%	80.8%
ADR	$242.50	$242.61
RevPAR	$195.84	$195.92

Room Revenue	$11,722,906	$11,728,000	$71,512
F&B Revenue	5,661,874	6,154,522	37,528
Other Revenue	628,549	628,549	3,833
Total Revenue	$18,013,329	$18,511,071	$112,872
Operating Expenses	7,229,518	7,350,688	44,821
Undistributed Expenses	3,186,191	3,326,366	20,283
Gross Operating Profit	$7,597,620	$7,834,018	$47,768
Management Fee(2)	540,402	555,332	3,386
Ground Lease Payments	1,323,701	1,323,701	8,071
Total Fixed Charges	553,248	512,599	3,126
Net Operating Income	$5,180,269	$5,442,385	$33,185
FF&E(3)	771,127	740,443	4,515
Net Cash Flow	$4,409,142	$4,701,943	$28,670
(1)	The Marina Del Rey Hotel Property underwent a $28.5 million renovation and repositioning from late 2013 through the end of 2014. The hotel closed in September 2013 and reopened in January 2015.

(2)	U/W Management Fee is 3.0% of gross revenues.

(3)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Marina Del Rey Hotel Property is managed by Pacifica Hotel Management, LLC, a borrower affiliate. Pacifica Hotel Management, LLC, the property manager, is a wholly-owned subsidiary of Invest West Financial Corporation. Formed in 1995, Pacifica Hotels specializes in the operation of full-service, boutique hotels and has been consistently listed as one of the top 10 Hotel Management Companies in the United States by Hotel Business magazine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

Lockbox / Cash Management. The Marina Del Rey Hotel Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account are swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied to pay all monthly amounts due under the loan documents.

A “Trigger Period” will commence (i) upon the occurrence an event of default or (ii) the DSCR is less than 1.25x on the first day of any calendar quarter, and will end upon, (a) with respect to clause (i), such event of default is cured or (b) with respect to clause (ii), the DSCR is at least 1.30x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $96,271 into a tax reserve account and (ii) $205,061 into a ground rent reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $32,090, into a tax reserve account, (ii) $1,668 into a ground lease extension reserve in order cover ground rent extension fees associated with the prior early extension and (iii) the monthly ground rent amount into a ground rent reserve. The borrower is required to maintain two months of ground rent in the Ground Rent reserve throughout the term of the loan. If at any time the funds in the Ground Rent reserve fall below the required threshold, borrower is required to deposit the deficiency within 10 days. In addition, if an acceptable blanket insurance policy is no longer in place, borrower shall deposit 1/12 of the annual insurance premiums into the insurance account. The borrower is also required to make monthly deposits of 5.0% of the prior month’s rents into an FF&E Reserve, unless the borrower is required to make deposits into the FF&E Fund pursuant to the ground lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted provided, among other things, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 57.5%, (iii) the combined debt service coverage ratio is not less than 1.53x, (iv) the combined debt yield is not less than 10.0%, (v) the maturity date of the mezzanine loan is co-terminous with the maturity date of the Marina Del Rey Hotel Loan and (vi) the mezzanine lender enters into an intercreditor agreement acceptable to the mortgage lender.

Ground Lease. The Marina Del Rey Hotel Property is subject to a long-term ground lease to the County of Los Angeles that expires February 28, 2061. The original ground lease commenced March 1, 1962 and was set to expire February 28, 2022, but the sponsor amended the lease in August 2013 to extend through February 2061. Pursuant to the ground lease, the ground rent payment is based on the greater of (i) a fixed base rent amount or (ii) a percentage rent amount. The annual base rent is currently $742,428 and is adjusted every three years through the term based on an amount equal to 75% of the average ground rent amount paid throughout the three year period prior to such adjustment, but no less than the previous base rent amount. The percentage rent amount is based on various percentages of gross revenue categories and has historically been higher than the base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13534 Bali Way Marina del Rey, CA 90292	Collateral Asset Summary – Loan No. 10 Marina Del Rey Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.5% 2.40x 14.3%

CARTIFACT
Marina Del Rey Hotel
13534 Bali Way
Marina del Rey, CA 90292
Beverly Hills
Los Angeles
Santa Monica
Culver City
Marina Del Rey
Santa Monica Bay
SILICON BEACH
PLAYA VISTA
WESTSIDE
MID CITY
Inglewood
El Segundo
Hawthorne
Lawndale
Manhattan Beach
The Getty
UCLA
WESTWOOD VILLAGE
GOLDEN TRIANGLE
MELROSE AVENUE
Cedars-Sinai Medical Center
Beverly Center
Beverly Connection
The Grove
PURPLE LINE EXTENSION
Westfield Century City
VA Medical Center
Westside Pavilion
EXPO LINE
Saint John's Health Center
3RD STREET PROMENADE
Santa Monica Place
Santa Monica College
SANTA MONICA AIRPORT
MAIN STREET
Culver City Studios
Sony Pictures Studios
Baldwin Hills Crenshaw Plaza
West Los Angeles College
CRENSHAW/LAX TRANSIT CORRIDOR (UNDER CONSTRUCTION)
Kindred Hospital Los Angeles
Westfield Culver City
Marina Marketplace
Waterside Shopping Center
Runway Shopping Center
Promenade at Howard Hughes
Loyola Marymount University
Otis College of Arts & Design
Westchester Village
The Forum
Future Los Angeles Rams Stadium
Centinela Hospital
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
Crenshaw Imperial Shopping Center
HAWTHORNE AIRPORT
LA AIR FORCE BASE
MAIN STREET
Plaza El Segundo
The Point
Manhattan Village
Manhattan Marketplace
Oceangate Commerce Center
Manhattan Beach Pier
El Camino College
Burbank
Pasadena
Glendale
Los Angeles
Culver City
Long Beach
Anaheim
Fullerton
Torrance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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401 Ward Parkway Kansas City, MO 64112	Collateral Asset Summary – Loan No. 11 Intercontinental Kansas City Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,140,000 65.1% 1.62x 11.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	TH Investment Holdings II, LLC
Borrower:	TPG KC MO I, LLC
Original Balance(1):	$30,140,000
Cut-off Date Balance(1):	$30,140,000
% by Initial UPB:	3.4%
Interest Rate:	4.7100%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$45,000,000 Pari Passu Debt
Call Protection:	L(30), D(85), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$145,115	$72,557
Insurance(3):	$0	Springing
FF&E(4):	$0	At least 4% of prior month’s gross revenues
PIP(5):	$15,898,677	Springing
Low Debt Service Cure(6):	$0	Springing

Financial Information(7)
Cut-off Date Balance / Room:	$205,301
Balloon Balance / Room:	$176,296
Cut-off Date LTV(8):	65.1%
Balloon LTV(8):	56.6%
Underwritten NOI DSCR(9):	1.85x
Underwritten NCF DSCR(9):	1.62x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.1%
(1)	The Original Balance and Cut-off Date Balance of $30.14 million represents the non-controlling Note A-2 of a $75.14 million whole loan evidenced by two pari passu notes. The Controlling Note A-1, with an original principal balance of $45.0 million was included in the COMM 2016-DC2 mortgage trust. See the footnotes to the Annex A-1 for further details.

(2)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x during any calendar quarter, no more than four times during the loan term, (iii) a PIP required by the franchisor (other than the PIP in effect) or (iv) the date which is 12 calendar months prior to expiration of the term of the franchise agreement or if the franchise agreement has terminated.

(3)	If an acceptable blanket insurance policy is no longer in place, borrower shall deposit 1/12 of the annual insurance premiums into the insurance reserve account.

(4)	The borrower is required to deposit the greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under management agreement or franchise agreement for FF&E work.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Kansas City, MO
Year Built / Renovated:	1972 / 2006, 2009, 2011, 2012, 2015
Total Rooms:	366
Property Management:	TPG KC Hotel Manager, LLC
Underwritten NOI:	$8,668,889
Underwritten NCF:	$7,594,988
“As-is” Appraised Value:	$91,000,000
“As-is” Appraisal Date:	December 3, 2015
“As Complete” Appraised Value(10):	$110,000,000
“As Complete” Appraisal Date:	January 1, 2017
“As Stabilized” Appraised Value(10):	$114,000,000
“As Stabilized” Appraisal Date:	January 1, 2018

Historical NOI
Most Recent NOI:	$8,683,005 (T-12 March 31, 2016)
2015 NOI:	$8,900,607 (December 31, 2015)
2014 NOI:	$8,466,522 (December 31, 2014)
2013 NOI:	$8,096,470 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	66.7% / $183.07 / $122.15 (March 31, 2016)
2015 Occupancy:	67.4% / $182.29 / $122.81 (December 31, 2015)
2014 Occupancy:	67.9% / $178.79 / $121.46 (December 31, 2014)
2013 Occupancy:	65.4% / $177.73 / $116.23 (December 31, 2013)

(5)	If the franchisor requires the borrower to implement a PIP, excluding the existing PIP, borrower will be required to deposit 125% of estimated PIP costs within five days. If the borrower fails to make the PIP deposit within five days, a cash sweep will be implemented and in place until the PIP amount is deposited. A cash sweep will also be triggered if the franchise agreement has less than 12 calendar months of term remaining or has terminated.

(6)	The borrower is permitted, up to four times during the term of the loan, to make a deposit into the Low Debt Service Cure reserve account, which if applied to the principal balance, would be sufficient to increase the DSCR to equal or exceed 1.25x.

(7)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Intercontinental Kansas City Hotel whole loan.

(8)	Cut-off Date LTV is based on the “As-is” Appraised Value and is calculated net of the approximately $15.9 million PIP upfront reserve. Based on the full $75.14 million whole loan amount, Cut-off Date LTV is 82.6%. Balloon LTV is calculated based on the “As Stabilized” Appraised Value.

(9)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.42x and 2.12x, respectively.

(10)	The “As Complete” Appraised Value assumes the completion of the PIP renovation to the Intercontinental Kansas City Hotel property in 2016. Based on the “As Complete” Value, the Intercontinental Kansas City Hotel property has an “As Complete” LTV of 68.3%. The “As Stabilized” Appraised Value assumes that the Intercontinental Kansas City Hotel property achieves occupancy, ADR and RevPAR of 75.0%, $197.76 and $147.81, respectively, by January 1, 2018. Based on the “As Stabilized” Value, the Intercontinental Kansas City Hotel Property has an “As Stabilized” LTV of 65.9%.

TRANSACTION HIGHLIGHTS

■	Property. The Intercontinental Kansas City Hotel is a 366-room full service hotel located in the Country Club Plaza District of Kansas City, Missouri. The Intercontinental Kansas City Hotel, built in 1972 and renovated most recently in 2015, consists of a 10-story main tower and a six-story wing tower. There is an adjacent parking garage with 514 parking spaces at the property which equates to 1.40 spaces per room. Amenities at the Intercontinental Kansas City Hotel include 29,000 sq. ft. of meeting and event space, a rooftop ballroom, an outdoor pool area, a full service bar/restaurant called The Oak Room, fitness center and 24-hour complimentary business center. The Intercontinental Kansas City Hotel property’s 29,000 sq. ft. of meeting and event space features 18 distinct meeting rooms including an approximately 5,000 sq. ft. ground floor ballroom and approximately 6,600 sq. ft. of rooftop ballroom and pre-function/bar space located on the top floor of the hotel. The guestrooms consist of 273 single king rooms, 73 double queen rooms and 20 suites with small sitting areas. Additionally, nearly all rooms have private balconies facing the main Country Club Plaza or the entrance to the hotel.

■	Property Improvement Plan. The sponsor has planned an approximately $15.9 million ($43,439 per room) renovation, which is currently underway. The renovation budget includes approximately $9.8 million ($26,769 per room) of PIP work required under the franchise agreement, as well as approximately $6.1 million ($16,670 per room) of additional discretionary renovations. The renovation will address all areas of the hotel including the Oak Room restaurant and poolside area which are leased to a third party operator.

■	Sponsorship. The Procaccianti Group (“TPG”), founded in 1964, is a second generation, privately-held real estate investment and management company with a national platform that spans all sectors of real estate. Over five decades, The Procaccianti Group has owned or managed hundreds of real estate assets in 28 states surpassing 50 million sq. ft. with a value of over $5.0 billion. The Procaccianti Group has a 25 year history in hospitality management, having managed over 100 hotels and over 20,000 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 Townsend Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 12 260 Townsend Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,200,000 43.7% 1.77x 10.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Recapitalization
Sponsor(1):	CIM Commercial Trust Corporation
Borrower:	CIM Urban REIT Properties II, L.P.
Original Balance:	$28,200,000
Cut-off Date Balance:	$28,200,000
% by Initial UPB:	3.2%
Interest Rate:	4.1400%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest Only
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$0	Springing
Insurance(4):	$0	Springing
TI/LC(5):	$0	Springing
Vacant Space(6):	$6,000,000	$0
Outstanding TI/LC:	$683,472	$0
Free Rent:	$114,862	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$430
Balloon Balance / Sq. Ft.:	$430
Cut-off Date LTV(7):	43.7%
Balloon LTV(8):	53.2%
Underwritten NOI DSCR:	1.91x
Underwritten NCF DSCR:	1.77x
Underwritten NOI Debt Yield(7):	10.2%
Underwritten NCF Debt Yield(7):	9.4%
(1)	The sponsor is also the sponsor of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Center 21 and 1901 Harrison Street, with Cut-off Date Balances of $83.0 million and $42.5 million, respectively.

(2)	Future mezzanine debt is permitted, provided, among other conditions, (i) the combined LTV ratio does not exceed the LTV as of the origination date and (ii) the combined DSCR is not less than the DSCR as of the origination date.

(3)	In place cash management will be triggered upon (i) an event of default or (ii) any bankruptcy action of the borrower or manager; provided, the borrower shall have 60 days to replace a non-affiliated manger (15 days with respect to an affiliated manger) with a qualified manager.

(4)	Upon (i) an event of default or (ii) failure of the borrower to provide satisfactory evidence that all taxes have been paid on or prior to the date when due, the borrower is required to deposit 1/12 of annual taxes into the tax reserve account on a monthly basis. Additionally, if an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1986 / 2015
Total Sq. Ft.:	65,638
Property Management:	CIM Management, Inc.
Underwritten NOI:	$2,265,121
Underwritten NCF:	$2,096,686
“As-is” Appraised Value:	$50,780,000
“As-is” Appraisal Date:	June 9, 2016
“As Stabilized” Appraised Value(8):	$53,050,000
“As Stabilized” Appraisal Date:	November 8, 2016

Historical NOI
Most Recent NOI:	$2,862,039 (T-12 March 31, 2016)
2015 NOI(9):	$2,738,024 (December 31, 2015)
2014 NOI(9):	$587,275 (December 31, 2014)
2013 NOI(9):	$1,874,154 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(10):	78.7% (April 1, 2016)
2015 Occupancy(10):	89.7% (December 31, 2015)
2014 Occupancy:	89.5% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(5)	At origination, the guarantor delivered a guaranty in lieu of the borrower’s requirement to make initial and monthly deposits to the TI/LC Reserves in accordance with the terms set forth in the loan documents. TI/LC Reserves are subject to an initial cap of $3,000,000.

(6)	Vacant Space Reserves represent a $6.0 million holdback to be released to the borrower in a single disbursement, provided the borrower shall have entered into leases with third parties for all or a portion of the Vacant Space (defined below) in accordance with the loan documents such that the DSCR is equal to or greater than 2.25x. “Vacant Space” means the vacant tenant spaces designated as suite 175 and suite 610, which comprise 100% of currently vacant sq. ft.

(7)	Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $6.0 million Vacant Space Reserve holdback, which assumes that the Vacant Space has yet to be leased at a rate covering the relevant DSCR threshold outlined above. The Cut-off Date LTV is based on the “As-is” Appraised Value as of June 9, 2016. Based on the full Cut-off Date Balance of $28.2 million Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 8.0% and 7.4%, respectively.

(8)	Balloon LTV is based on the “As Stabilized” Appraised Value as of November 8, 2016. The “As Stabilized” Appraised Value as determined by CBRE assumes a stabilized occupancy of 97.0%, including lease-up of the vacated Swinerton space, a condition for the release of the Vacant Space holdback. This assumes the full Vacant Space holdback has been funded. Based on the full Cut-off Date Balance of $28.2 million and the “As-is” Appraised Value as of June 9, 2016, the Balloon LTV is 55.5%.

(9)	The decrease in NOI from 2013 to 2014 was primarily due to (i) free rent concessions and tenant improvement allowances in connection with the extension of the Swinerton lease through March 2026 and (ii) the modification of the Swinerton lease from triple net to modified gross expense reimbursements. The subsequent increase in NOI from 2014 to 2015 was primarily due to the burn-off of free rent concessions and tenants improvements allowances allocated to the Swinerton lease renewal.

(10)	On March 31, 2016 Swinerton vacated 20,056 sq. ft. (30.6% of NRA), 12,832 sq. ft. (19.5% of NRA) of which was subsequently re-leased to Breeze Labs, Inc.

TRANSACTION HIGHLIGHTS

■	Property/Location. The 260 Townsend Street property consists of a 65,638 sq. ft. seven-story Gold LEED-EB office building, as well as the adjacent parking garage containing 82 total spaces, located in San Francisco, California. The property was built in 1986 and renovated in 2015 with upgrades to the interior and common areas.

■	Market. The property is located in the South of Market submarket of San Francisco which, as of the first quarter of 2016, has a market vacancy rate of 7.0% and asking rents of $71.01 PSF for Class B office properties. Additionally, the appraiser’s concluded market rent for the 260 Townsend Street property was $72.96 PSF, in excess of the current underwritten base rent of $60.89 PSF. The current market vacancy rate and the appraiser’s concluded market rent, provide for potential upside upon lease-up of the recently vacated Swinerton space. The property is located one block from San Francisco Caltrain stop, connecting San Francisco to Silicon Valley, Palo Alto and San Jose. Furthermore, the property is located two blocks west of AT&T Park (home of the MLB’s San Francisco Giants) and is in close proximity to Interstate 80 and US 101, connecting the property to San Francisco, San Jose and the greater Los Angeles area.

■	Tenancy. As of April 1, 2016, the property was 78.7% leased to three tenants. Tenants include Swinerton (53.5% of NRA; 65.3% of UW Base Rent; Lease Ex. March 2026), Breeze Labs, Inc (19.5% of NRA; 26.9% of UW Base Rent; Lease Ex. Oct. 2021) and Battery Management Corp. (5.6% of NRA; 7.7% of UW Base Rent; Lease Ex. Oct. 2019). The 260 Townsend Street loan is structured with a $6.0 million leasing holdback, requiring additional lease-up of the property, including the vacated Swinerton space.

■	Sponsorship. CIM Commercial Trust Corporation (“CMCT”) is an experienced sponsor and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million sq. ft. of office space. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11111 North 7th Street Phoenix, AZ 85020	Collateral Asset Summary – Loan No. 13 Pointe Hilton Tapatio Cliffs Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,909,324 29.4% 2.09x 19.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	Andrew Segal
Borrower:	11111 North 7th Street Property DE, LLC
Original Balance:	$26,000,000
Cut-off Date Balance:	$25,909,324
% by Initial UPB:	2.9%
Interest Rate:	4.8000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2016
Maturity Date:	May 6, 2026
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(3):	$0	Springing
FF&E(3):	$0	Springing
Required Repairs:	$724,638	NAP
Renovation Work:	$7,000,000	$0
Pipeline Work:	$3,712,769	$0
Debt Service(4):	$825,000	$0
Ground Rent(3):	$18,250	Springing
Seasonal Working Capital(3)(5):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$44,365
Balloon Balance / Room:	$36,362
Cut-off Date LTV:	29.4%
Balloon LTV:	24.1%
Underwritten NOI DSCR:	3.07x
Underwritten NCF DSCR:	2.09x
Underwritten NOI Debt Yield:	19.4%
Underwritten NCF Debt Yield:	13.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple/Leasehold
Location:	Phoenix, AZ
Year Built / Renovated:	1982 / 2007, 2016
Total Rooms:	584
Property Management:	Hilton Hotels Corporation
Underwritten NOI:	$5,027,772
Underwritten NCF:	$3,424,068
Appraised Value:	$88,200,000
Appraisal Date:	November 17, 2015

Historical NOI
Most Recent NOI:	$4,912,073 (T-12 March 31, 2016)
2015 NOI:	$4,333,659 (December 31, 2015)
2014 NOI:	$3,619,249 (December 31, 2014)
2013 NOI:	$2,368,110 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	56.2% / $144.48 / $81.20 (March 31, 2016)
2015 Occupancy:	55.6% / $144.51 / $80.36 (December 31, 2015)
2014 Occupancy:	58.6% / $138.23 / $80.95 (December 31, 2014)
2013 Occupancy:	57.4% / $130.70 / $75.08 (December 31, 2013)
(1)	Mezzanine debt is permitted provided, among other conditions, (i) a combined DSCR of no less than 1.50x and (iii) the term of the mezzanine debt is coterminous with the mortgage loan.
(2)	In place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.50x during any calendar quarter.
(3)	Provided Hilton Hotels Corporation (“Hilton”) is collecting the required monthly reserves for (and making the applicable payments for) real estate taxes, insurance, FF&E, ground rent and seasonal working capital pursuant to the terms of the management agreement with Hilton, the borrower is not required to deposit related monthly reserves with lender. In the event Hilton is removed as, or is no longer, the manager of the property, or if Hilton defaults in its obligations under the management agreement beyond all cure periods (or, with respect to insurance, also if an acceptable blanket policy is no longer in place), the borrower will be required to provide monthly reserves in an amount equal to: (i) with respect to taxes, 1/12 of annual taxes, (ii) with respect to Insurance, 1/12 of annual premiums, (iii) with respect to FF&E, the greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under a management agreement or franchise agreement for FF&E work, (iv) with respect to ground rent, 1/12 of the then current ground rent payable, and (v) with respect to seasonal working capital, the product of (A) the sum of the prior year’s negative monthly seasonality cash flows and (B) negative one, rounded upwards to the nearest ten thousand dollar increment.
(4)	On the payment date in May of each year, the borrower is required to deposit an amount equal to $825,000 less the amount on deposit in the debt service reserve account, subject to a cap of $825,000.

TRANSACTION HIGHLIGHTS

■	Property. The Pointe Hilton Tapatio Cliffs Resort property is a full-service 584-room hotel located in Phoenix, Arizona. The five-story property was built in 1982 and renovated in 2007 and 2016. The $21.9 million renovation included a complete guestrooms update, along with renovations to the lobby, food and beverage outlets, and technology updates. In 2008, approximately $4.4 million was spent constructing the Highland Center, which contains approximately 12,000 sq. ft. of meeting and exhibit space. The property is comprised of 37 buildings, with a main building, meeting and banquet buildings, multiple restaurant buildings and guestroom buildings. The property offers three restaurants, two lounges totaling approximately 37,840 sq. ft., eight outdoor pools, an 18-hole golf course and a spa. As of March 31, 2016, Pointe Hilton Tapatio Cliffs Resort had an ADR and RevPAR of $144.48 and $81.20, respectively.
■	Location. The resort is located approximately 10 miles north of the central business district and approximately 14 miles north of Phoenix Sky Harbor International Airport. The University of Phoenix Stadium, home to the Arizona Cardinals, is located approximately 18 miles from the resort. Maricopa County is the largest incorporated area within the metropolitan statistical area with an estimated population of 4.6 million.
■	Capital Expenditure Plan. The sponsor will invest approximately $7.0 million ($11,978 per room) to renovate guestrooms and bathrooms. The improvements will consist of the replacement of all hard and soft goods including new carpet, drapes, beds, bathroom tiling and tub surrounds. Additionally, the sponsor is working with the local agencies to redirect the water supply used to water the golf course to a more cost effective location. Approximately $3.7 million has been reserved upfront for the completion of the water pipeline work.
■	Ground Lease. Approximately 32.5 acres of the property’s golf course is situated on land leased from the City of Phoenix. The ground lease has an initial term of 65 years and expires in March 2054 with a sponsor-elected right to extend the term for an additional 65 years. As of June 1, 2016, the ground rent payment was $3,158 per month. Pursuant to the ground lease, rent increases every five years based on the consumer price index (assumed 3.0% in underwriting), with the next increase in 2019. In addition, approximately 45 acres of the golf course is situated on land subject to an easement that will continue so long as the borrower continues to operate the golf course.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5434 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 14 Hampton Inn – San Diego/Kearny Mesa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,903,630 64.5% 1.65x 13.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Jeffrey A. Carlstead
Borrower:	Carlstead, LLC
Original Balance:	$21,000,000
Cut-off Date Balance:	$20,903,630
% by Initial UPB:	2.3%
Interest Rate:	5.2400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2016
Maturity Date:	May 6, 2026
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$0	$13,467
Insurance:	$2,435	$2,435
FF&E(1):	$0	At least 4% of prior month’s gross revenue
Required Repairs:	$13,750	NAP
PIP:	$1,081,100	$0
Ground Rent(2):	$20,198	Springing

Financial Information
Cut-off Date Balance / Room:	$142,202
Balloon Balance / Room:	$107,745
Cut-off Date LTV(3):	64.5%
Balloon LTV(3):	48.9%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.65x
Underwritten NOI Debt Yield:	13.0%
Underwritten NCF Debt Yield:	11.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple/Leasehold
Location:	San Diego, CA
Year Built / Renovated:	1990 / 2007, 2013
Total Rooms:	147
Property Management:	Carlstead, Inc.
Underwritten NOI:	$2,721,247
Underwritten NCF:	$2,489,900
“As-is” Appraised Value:	$32,400,000
“As-is” Appraisal Date:	January 11, 2016
“As-Stabilized” Appraised Value(3):	$34,300,000
“As-Stabilized” Appraised Date:	January 11, 2017

Historical NOI
Most Recent NOI:	$2,846,314 (T-12 April 30, 2016)
2015 NOI:	$2,855,534 (December 31, 2015)
2014 NOI:	$2,578,111 (December 31, 2014)
2013 NOI:	$2,012,162 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	76.8% / $138.85 / $106.61 (April 30, 2016)
2015 Occupancy:	78.4% / $137.72 / $108.02 (December 31, 2015)
2014 Occupancy:	74.0% / $135.16 / $100.07 (December 31, 2014)
2013 Occupancy:	69.8% / $125.86 / $87.91 (December 31, 2013)

(1)	On a monthly basis, the borrower is required to deposit the greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under management agreement or franchise agreement for FF&E work.
(2)	Borrower is not required to make monthly deposits of 1/12 of the annual ground rent due so long as (i) no event of default has occurred, (ii) borrower pays all ground rent required under the ground lease, and borrower provides satisfactory evidence that all amounts have been paid when required, (iii) no default has occurred under the ground lease and (iv) borrower maintains funds in the Ground Rent reserve equal to one quarter of the ground rent due under the ground lease for the next ensuing twelve months.
(3)	The sponsor plans to complete a property improvement plan (“PIP”) primarily to renovate the guestrooms. Approximately $1.1 million was reserved upfront for the completion of the PIP. Based on the “As-Stabilized” Appraised Value, which assumes completion of the scheduled PIP, the Cut-off Date LTV and Balloon LTV are 60.9% and 46.2%, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Hampton Inn – San Diego/Kearny Mesa property is a 147-room, limited service hotel located in San Diego, California. The five-story property opened in 1990 and was last renovated in 2013, which included upgrades to the exterior, pool, guestrooms, lobby and elevator equipment. Features include a fitness facility, business center, an approximately 566 sq. ft. boardroom, an outdoor swimming pool, guest laundry and complimentary breakfast/evening reception area. The guestrooms consists of 72 single king rooms, 69 double double rooms and six ADA suites. The property features 147 surface parking spaces, which equate to a ratio of 1.00 spaces per guestroom.
■	Property Improvement Plan: The property will undergo an approximate $1.1 million property improvement plan to upgrade the guestrooms. Renovations will include, but not limited to, replacement of the beds, TV’s, headboards, carpeting, nightstands, chairs, ottomans, linens and bathroom refurbishings. The property is currently affiliated with Hilton’s Hampton Inn brand and is under a franchise agreement which expires on June 30, 2034.
■	Location/Market. The property is located in Kearny Mesa directly off Route 163, a major thoroughfare which is accessible from Route 163 and Interstate 15 to the east and Interstate 805 to the west. The property is located approximately 10.6 miles northeast of the San Diego International Airport, the nation’s busiest single runway commercial airport and approximately 9.9 miles north of the San Diego Convention Center. Qualcomm Stadium, home to the San Diego Chargers and San Diego State University Aztecs football teams is approximately 5.2 miles southeast of the property. SeaWorld and the San Diego Zoo, major demand generators for the local transient market are approximately 10.2 miles and 7.8 miles away from the property, respectively.
■	Performance. As of April 30, 2016 the Hampton Inn – San Diego/Kearny Mesa property had an occupancy rate of 76.8%, ADR of $138.85 and RevPAR of $106.61. According to a market research report, the property outperformed its competitive set with Occupancy, ADR and RevPAR penetration rates of 104.5%, 109.4% and 114.3%, respectively, for the trailing 12-month period ending April 30, 2016.
■	Ground Lease. The borrower leases the property’s 3.18 acre parking lot from the Al Bahr Shrine Temple, (whose facility is north of the subject), pursuant to a ground lease with an initial expiration date in April 2008 with four, 10-year renewal options. For additional information, please refer to “Fee & Leasehold Estates; Ground Leases” in the accompanying Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38-01 47th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 15 38-01 47th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,750,000 65.0% 1.59x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Steven J. Guttman
Borrower:	47th Avenue LLC
Original Balance:	$20,750,000
Cut-off Date Balance:	$20,750,000
% by Initial UPB:	2.3%
Interest Rate:	4.1000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$20,086	$10,043
Insurance(3):	$0	Springing
Replacement:	$0	$1,016
Ground Rent(4):	$150,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$254
Balloon Balance / Sq. Ft.:	$203
Cut-off Date LTV:	65.0%
Balloon LTV:	51.9%
Underwritten NOI DSCR:	1.60x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Self Storage
Collateral:	Leasehold
Location:	Long Island City, NY
Year Built / Renovated:	1952 / 2005
Total Sq. Ft.:	81,630
Property Management:	Cubesmart Asset Management, LLC
Underwritten NOI:	$1,931,005
Underwritten NCF:	$1,918,810
Appraised Value:	$31,900,000
Appraisal Date:	May 27, 2016

Historical NOI
Most Recent NOI:	$2,002,053 (T-12 May 31, 2016)
2015 NOI:	$1,906,941 (December 31, 2015)
2014 NOI:	$1,675,871 (December 31, 2014)
2013 NOI:	$1,511,065 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	92.4% (June 2, 2016)
2015 Occupancy:	90.3% (December 31, 2015)
2014 Occupancy:	89.2% (December 31, 2014)
2013 Occupancy:	87.2% (December 31, 2013)
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 39-25 21st Street, which has a Cut-off Date Balance of approximately $20.72 million.
(2)	A hard lockbox and in place cash management will be triggered during the commencement of a “Trigger Period”, which will occur (i) upon an event of default or (ii) if the DSCR falls below 1.15x during any calendar quarter.
(3)	If an acceptable blanket insurance policy is no longer in place or the manager fails to pay all insurance premiums directly, borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.
(4)	During a “Ground Rent Trigger Period”, defined as (i) the borrower failing to pay all ground rent when due and payable or (ii) at any time a Trigger Period is continuing, the borrower will be required to deposit an amount equal to the ground rent that was due for such month in which the trigger occurred.

TRANSACTION HIGHLIGHTS

▪	Property/Location. The 38-01 47th Avenue property consists of 1,569 climate-controlled self storage units across 81,630 sq. ft. within a four-story building located in Long Island City, New York, a neighborhood in the western area of Queens and situated opposite Midtown Manhattan. Converted to a self storage facility by the sponsor in 2005, the subject is considered to be Class A by the appraiser. The property is located within three blocks from the 7 train subway (40th street stop), which provides convenient access to Manhattan. Since 2006, at least 9,000 residential units have been completed in the neighborhood. There are currently more than 14,000 units under construction in the area, and at least 3,500 more units planned for the future. The 14,000 units under construction are anticipated to be delivered between 2015 and 2018.
▪	Market. As of 2015, the population within a one-mile radius of the property is 70,519 with an average household income of $66,241 and the population within a three-mile radius is 1,178,567 with an average household income of $106,581. The property’s trade area is approximately 79.3% occupied by renters within one mile and 74.6% within three miles. In terms of self storage supply, a peer group analysis of the United States by state reports that existing supply in New York is approximately 4.40 sq. ft. per person compared to nationwide supply of 8.29 sq. ft. per person.
▪	Sponsorship. The sponsor of the borrower and non-recourse carve-out guarantor is Steven J. Guttman, who founded Storage Deluxe Management Company, LLC (“Storage Deluxe”) in 1998. Storage Deluxe is a Manhattan-based owner, developer and manager of self storage properties within the New York metropolitan area. Storage Deluxe manages 10 facilities with an additional seven properties under construction.
▪	Ground Lease. The property is subject to a 49-year ground lease which expires on February 28, 2054 and has five, 10-year renewal options. For each five year extension option, the base rent will be equal to the base rent in effect on the day immediately preceding the first day of the lease year which begins such five year period plus 10% of such base rent then in effect.
▪	Tax Abatement. The 38-01 47th Avenue property is subject to three 25-year Industrial & Commercial Abatement Program (“ICAP”) property tax abatements. The first abatement started in the 1998/1999 tax year and will end in June 2023. The other two abatements began in the 2006/2007 tax year and will end in June 2032. Each ICAP abatement freezes the assessment on structural improvement made to the building for 15 years and is then phased in by increments of 10% per annum during the final 10 years of each abatement. The real estate taxes for the property were underwritten based on the 10 year average through the maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39-25 21st Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 16 39-25 21st Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,723,402 66.8% 1.48x 8.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Steven J. Guttman
Borrower:	21st Street DE LLC
Original Balance:	$20,750,000
Cut-off Date Balance:	$20,723,402
% by Initial UPB:	2.3%
Interest Rate:	4.1700%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$3,861	$3,861
Insurance(3):	$0	Springing
Replacement:	$0	$827

Financial Information
Cut-off Date Balance / Sq. Ft.:	$313
Balloon Balance / Sq. Ft.:	$251
Cut-off Date LTV:	66.8%
Balloon LTV:	53.5%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.48x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	1925 / 2006
Total Sq. Ft.:	66,164
Property Management:	Cubesmart Asset Management, LLC
Underwritten NOI:	$1,802,071
Underwritten NCF:	$1,792,146
Appraised Value:	$31,000,000
Appraisal Date:	May 27, 2016

Historical NOI
Most Recent NOI:	$1,785,668 (T-12 April 30, 2016)
2015 NOI:	$1,748,922 (December 31, 2015)
2014 NOI:	$1,636,788 (December 31, 2014)
2013 NOI:	$1,568,773 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	89.1% (April 30, 2016)
2015 Occupancy:	85.9% (December 31, 2015)
2014 Occupancy:	82.6% (December 31, 2014)
2013 Occupancy:	88.7% (December 31, 2013)
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 38-01 47th Avenue, which has a Cut-off Date Balance of $20.75 million.
(2)	A hard lockbox and in place cash management will be triggered during the commencement of a “Trigger Period”, which will occur (i) upon an event of default or (ii) if the DSCR falls below 1.15x during any calendar quarter.
(3)	If an acceptable blanket insurance policy is no longer in place, borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account.

TRANSACTION HIGHLIGHTS

▪	Property/Location. The 39-25 21st Street property consists of 1,139 climate-controlled self storage units across 66,164 sq. ft. within a five-story building located in Long Island City, New York, a neighborhood in the western area of Queens and situated opposite Midtown Manhattan. Converted to a self storage facility by the Sponsor in 2006, the property is considered to be Class A by the appraisal. The property is located within three blocks from the 7 train subway (Queensboro Plaza stop), and one block north of the F train subway (21st Street Queensbridge stop), both of which provide convenient access to Manhattan. Since 2006, at least 9,000 residential units have been completed in the neighborhood. There are currently more than 14,000 units under construction in the area, and at least 3,500 more units planned for the future. The 14,000 units under construction are anticipated to be delivered between 2015 and 2018.
▪	Market. As of 2015, the population within a one-mile radius of the property is 74,590 with an average household income of $76,760 and the population within a three-mile radius is 1,225,273 with an average household income of $130,176. The property’s trade area is approximately 85.0% occupied by renters within one mile and 74.3% within three miles. In terms of self storage supply, a peer group analysis of the United States by state reports that existing supply in New York is approximately 4.40 sq. ft. per person compared to nationwide supply of 8.29 sq. ft. per person.
▪	Sponsorship. The sponsor of the borrower and non-recourse carve-out guarantor is Steven J. Guttman, who founded Storage Deluxe Management Company, LLC (“Storage Deluxe”) in 1998. Storage Deluxe is a Manhattan-based owner, developer and manager of self storage properties within the New York metropolitan area. Storage Deluxe manages 10 facilities with an additional seven properties under construction.
▪	Tax Abatement. The property is subject to two Industrial & Commercial Abatement Program (“ICAP”) property tax abatements. The first 22-year abatement started in the 1995/1996 tax year and will end in June 2017. The second 25-year abatement began in the 2007/2008 tax year and will end in June 2032. Each ICAP abatement freezes the assessment on structural improvement made to the building for 15 years and is then phased in by increments of 10% per annum during the final ten years of each abatement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 Soscol Avenue Napa, CA 94559	Collateral Asset Summary – Loan No. 17 River Terrace Inn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 49.4% 2.26x 12.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Robert Gustin
Borrower:	WCH Napa, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.2%
Interest Rate:	4.7200%
Payment Date:	6th of each month
First Payment Date:	June 6, 2016
Maturity Date:	May 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$20,393
Insurance(2):	$0	Springing
FF&E(3):	$0	At least 4% of prior month’s gross revenue
Required Repairs:	$11,470	NAP
Hotel Expansion(4):	$2,500,000	$0
Seasonal Working Capital(5):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$190,476
Balloon Balance / Room:	$190,476
Cut-off Date LTV:	49.4%
Balloon LTV:	49.4%
Underwritten NOI DSCR:	2.52x
Underwritten NCF DSCR:	2.26x
Underwritten NOI Debt Yield:	12.0%
Underwritten NCF Debt Yield:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Napa, CA
Year Built / Renovated:	2003 / 2011-2015
Total Rooms:	105
Property Management:	RTI Management, LLC
Underwritten NOI:	$2,408,525
Underwritten NCF:	$2,161,723
Appraised Value:	$40,500,000
Appraisal Date:	December 21, 2015

Historical NOI
Most Recent NOI:	$2,734,519 (T-12 March 31, 2016)
2015 NOI:	$2,637,217 (December 31, 2015)
2014 NOI:	$2,184,968 (December 31, 2014)
2013 NOI:	$1,807,741 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	71.1% / $242.13 / $172.15 (March 31, 2016)
2015 Occupancy:	70.2% / $239.54 / $168.06 (December 31, 2015)
2014 Occupancy:	71.0% / $216.87 / $153.98 (December 31, 2014)
2013 Occupancy:	70.3% / $204.54 / $143.75 (December 31, 2013)

(1)	In place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.40x during any calendar quarter.

(2)	If an acceptable blanket insurance policy is no longer in place, the borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account.

(3)	On a monthly basis, the borrower is required to deposit the greater of (i) 4.0% of prior month’s gross revenues and (ii) the then-current amount required by the approved annual budget.

(4)	$2,500,000 was reserved at closing to fund the potential future expansion of the number of guestrooms at the property. The Hotel Expansion reserve applies solely to the potential rooms expansion and not voluntary planned capital expenditures.

(5)	On each payment date in July through and including November, the borrower is required to deposit $80,000 into the Seasonal Working Capital reserve, subject to a $320,000 cap.

TRANSACTION HIGHLIGHTS

■	Property. The River Terrace Inn property is a 105-room, full service hotel located in Napa, California. The property was built in 2003 and from 2011 to 2015 underwent approximately $1.5 million of improvements including upgrades to guestrooms, pool and health club, dining areas and the hotel exterior. The property site measures approximately 3.38 acres and with 360 feet of linear frontage along the Napa River. Amenities include, a café and bar, an outdoor pool, a fitness room, and an outdoor patio and fire pit. Additionally, the property has over 50,000 sq. ft. of meeting and event space including a 40,000 sq. ft. River View Event Garden, which was recently approved to host weddings. As of March 31, 2016, River Terrace Inn had an Occupancy, ADR, and RevPAR of 71.1%, $242.13 and $172.15, respectively.

■	Location. The property is located in Napa County in the North Bay Area, approximately 50 miles north of San Francisco and 45 miles southwest of Sacramento. River Terrace Inn is located approximately one-half mile from downtown Napa next to the Oxbow Public Market and is just north of the historic Napa Wine train on McKinstry Street. Napa Valley is recognized as a prominent global wine destination. The region is home to thousands of wineries creating a strong base of tourism. In 2014, over three million people visited Napa Valley, generating an estimated $1.63 billion in total visitor spending.

■	Sponsorship/Management. The sponsor of the borrower and non-recourse carve-out guarantor, Robert Gustin, has over 20 years of experience developing and operating hotels, completing over $200 million in real estate transactions across the Central and Western United States. Robert Gustin is the founder of Gustin Property Group, a private real estate investment firm with a portfolio of over 1,500 rooms and over 10 properties in the west and southwest United States. The property manager, RTI Management, LLC, is an affiliate of Noble House Hotels & Resorts, Ltd. which is a privately held, fully integrated hotel ownership and management company. Nobel House Hotels & Resorts, Ltd. currently owns and/or operates 18 upper segment boutique hotels with a portfolio of over 2,300 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4550 West Mockingbird Lane Dallas, TX 75209	Collateral Asset Summary – Loan No. 18 The Shops at Mockingbird	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,209,000 74.8% 1.30x 8.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Sponsors:	William L. Hutchinson; Donald Engle
Borrowers(1):	Mockingbird Dunhill LLC; DE Mockingbird Borrower LLC
Original Balance:	$19,209,000
Cut-off Date Balance:	$19,209,000
% by Initial UPB:	2.1%
Interest Rate:	4.5000%
Payment Date:	1st of each month
First Payment Date:	August 1, 2016
Maturity Date:	July 1, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing
Replacements:	$955	$955
TI/LC(5):	$8,333	$8,333

Financial Information
Cut-off Date Balance / Sq Ft.:	$251
Balloon Balance / Sq. Ft.:	$220
Cut-off Date LTV:	74.8%
Balloon LTV:	65.5%
Underwritten NOI DSCR(6):	1.39x
Underwritten NCF DSCR(6):	1.30x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	7.9%
(1)	The borrowers own the property as tenants-in-common.

(2)	In place cash management will be triggered upon (i) an event of default, (ii) the bankruptcy or insolvency action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing three month period falling below 1.15x or (iv) an LA Fitness Trigger Event (defined below) (collectively, a “Cash Sweep Event”). An “LA Fitness Trigger Event” means the occurrence of (i) a bankruptcy or insolvency action with respect to LA Fitness, (ii) LA Fitness does not renew its lease prior to 12 months prior to expiration or (iii) LA Fitness goes dark, vacates or abandons its leased premises.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	76,426
Property Management:	Dunhill Property Management Services, Inc.
Underwritten NOI:	$1,618,522
Underwritten NCF:	$1,516,555
Appraised Value:	$25,665,000
Appraisal Date:	May 18, 2016

Historical NOI
Most Recent NOI:	$1,770,098 (T-12 April 30, 2016)
2015 NOI:	$1,699,272 (December 31, 2015)
2014 NOI:	$1,400,201 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	100.0% (June 30, 2016)
2015 Occupancy:	97.0% (December 31, 2015)
2014 Occupancy:	85.0% (December 31, 2014)
(3)	Beginning on the payment date in January 2017, the borrowers will be required to deposit 1/12 of annual real estate taxes into the tax reserve account. To the extent that the Tax Waiver Criteria (as defined below) are satisfied with respect to any Tax Waiver Tenant (as defined below), monthly deposits for real estate taxes will be waived. A “Tax Waiver Tenant” means (i) LA Fitness, (ii) Family Dollar and (iii) the US Postal Service. The “Tax Waiver Criteria” will mean the following with respect to each Tax Waiver Tenant: (i) no Cash Sweep Event exists, (ii) the applicable Tax Waiver Tenant is required to reimburse the borrowers for its proportionate share of taxes and other charges, (iii) the borrowers provide evidence satisfactory to lender within 30 days that taxes have been paid, (iv) the applicable Tax Waiver Tenant lease is in full force and effect and (v) the borrowers make one or more additional deposits at least 10 days prior to delinquency in an amount equal to the amount the applicable Tax Waiver Tenant is responsible for reimbursing the borrowers pursuant to the related lease.

(4)	If either (i) an acceptable blanket insurance policy is no longer in place or (ii) there is an event of default under the loan documents, the borrowers are required to deposit 1/12 of the annual premiums into the insurance reserve account on a monthly basis.

(5)	The TI/LC reserve account is subject to a cap of $500,000.

(6)	Based on amortizing debt service payments. Based on the current interest only payments Underwritten NOI DSCR and Underwritten NCF DSCR are 1.85x and 1.73x, respectively.

TRANSACTION HIGHLIGHTS

■	Property/Location. The Shops at Mockingbird property is a 76,426 sq. ft. anchored retail shopping center located in Dallas, Texas, approximately 3.7 miles from Uptown Dallas and 5.5 miles from the Dallas CBD. The property was constructed in 2009 and is located adjacent to Dallas Love Field Airport. Additionally the property is located approximately 2.5 miles from Parkland Memorial Hospital, an approximately $1.3 billion facility that opened in August 2015 and includes 862-beds and approximately 10,938 employees. The property sits in a highly visible location along a dense retail corridor including Home Depot, Lowe’s and Whole Foods, and benefits from approximately 23,932 in daily vehicle traffic.

■	Tenancy. As of June 30, 2016, the property was 100.0% occupied by 16 tenants, including a diverse set of national and local retailers. The property is anchored by LA Fitness (49.0% of NRA; 54.3% of UW Base Rent; Lease Expiration February 2025) and junior anchored by Family Dollar (10.8% of NRA; 7.5% of UW Base Rent; rated Ba2/BB+ by Moody’s/S&P; Lease Expiration January 2026). In-line tenants include the US Postal Service (5.5% of NRA; 4.7% of UW Base Rent; rated Aaa/AA+/AAA by Moody’s/S&P/Fitch; Lease Expiration August 2020) and State Farm Insurance, as well as a mix of service, food and discount merchants. The loan is structured with a cash flow sweep commencing 12 months prior to the LA Fitness lease expiration if the tenant fails to renew its lease, in addition to ongoing TI/LC deposits amounting to approximately $100,000 annually, with total estimated collections of approximately $27 PSF with respect to the LA Fitness space prior to February 2025.

■	Market. The property is located in the Dallas / Fort Worth metropolitan statistical area and the Central Dallas submarket. According to the appraiser, the property is considered a Class A neighborhood retail center with a primary trade area within an approximately three-mile radius. Per the appraisal, estimated average household income and population within a three-mile radius of the property for 2016 are approximately $119,123 and 129,844, respectively, with projected population growth through 2021 of approximately 6.0%. The appraiser’s concluded market rents for the LA Fitness, Family Dollar and in-line spaces were $25.00, $16.00 and $24.00 PSF, respectively. Current UW Base Rent for the LA Fitness and Family Dollar tenants is in line with the appraiser’s concluded market rent, while weighted average UW Base Rent for in-line tenants is 8.3% below the appraiser’s concluded market rent.

■	Sponsorship. Dunhill Partners specializes in the sale, acquisition, leasing and management of retail shopping centers. Founded in 1984, Dunhill has bought and sold $3.0 billion of shopping centers throughout the Southwestern United States and manages more than 4.0 million sq. ft. of retail. Dunhill’s capital partners include numerous institutional investors and various high net worth individuals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 West Baker Road Baytown, TX 77521	Collateral Asset Summary – Loan No. 19 Oxford at Country Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 70.4% 1.45x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Oxford Enterprises, Inc.
Borrower:	RC 2015 - I TX Property, LP
Original Balance:	$18,300,000
Cut-off Date Balance:	$18,300,000
% by Initial UPB:	2.0%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$91,391	$45,696
Insurance:	$3,692	$6,186
Replacement:	$0	$4,750

Financial Information
Cut-off Date Balance / Unit:	$80,263
Balloon Balance / Unit:	$73,559
Cut-off Date LTV:	70.4%
Balloon LTV:	64.5%
Underwritten NOI DSCR(2):	1.50x
Underwritten NCF DSCR(2):	1.45x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Baytown, TX
Year Built / Renovated:	2013 / NAP
Total Units:	228
Property Management:	Oxford Enterprises Management, LLC
Underwritten NOI:	$1,685,846
Underwritten NCF:	$1,628,846
Appraised Value:	$26,000,000
Appraisal Date:	November 5, 2015

Historical NOI
Most Recent NOI:	$1,750,127 (T-12 March 31, 2016)
2015 NOI:	$1,690,882 (December 31, 2015)
2014 NOI:	$1,541,243 (December 31, 2014)
2013 NOI(3):	NAP

Historical Occupancy
Most Recent Occupancy:	98.7% (March 31, 2016)
2015 Occupancy:	99.1% (December 31, 2015)
2014 Occupancy:	93.9% (December 31, 2014)
2013 Occupancy(3):	NAP

(1)	A soft lockbox and in-place cash management will be triggered upon (i) an event of default, (ii) the DSCR falls below 1.10x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.91x, respectively.

(3)	The property was completed in 2013. As such, full year 2013 NOI and 2013 Occupancy are not available.

TRANSACTION HIGHLIGHTS

■	Property. The Oxford at Country Club property is a 228 unit, Class A, apartment community built in 2013 and located in Baytown, Texas. The property is comprised of 12, three-story buildings with a unit mix consisting of 134 one-bedroom units, 90 two-bedroom units and four three-bedroom units. Property amenities include an outdoor swimming pool, outdoor grill area and pond, fitness center, laundry room and community room.

■	Occupancy. As of March 31, 2016, the property is 98.7% occupied and since stabilization in March 2014, the property has averaged over 96% occupancy.

■	Location/Market. The property is located in Baytown, Texas. According to REIS, as of the first quarter of 2016, the Baytown submarket has an average occupancy of 92.4%. The property benefits from access to major highways, and proximity to the Port of Houston.

■	Sponsorship. Oxford Enterprises, Inc., a privately held real estate owner, developer and investment manager, is the sponsor and non-recourse carve-out guarantor. Headquartered in Dallas, Texas, Oxford Enterprises has acquired and developed over $1 billion worth of commercial real estate focusing on multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8383 North Booth Avenue Kansas City, MO 64158	Collateral Asset Summary – Loan No. 20 Village at Shoal Creek	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,230,000 74.3% 1.37x 8.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Kevin T. Kelly; Daniel K. Carr; Richard D. Baier; Daniel K. Carr Trust Under Trust Agreement Dated June 1, 2006; Richard D. Baier Trust Under Trust Agreement Dated November 1, 2006
Borrowers:	SCV Retail LLC; SCV Small Shops LLC
Original Balance:	$15,230,000
Cut-off Date Balance:	$15,230,000
% by Initial UPB:	1.7%
Interest Rate:	4.5500%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), YM1(89), O(7)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$170,466	$18,941
Insurance:	$11,090	$1,232
Replacement:	$0	$1,001
TI/LC:	$0	$3,337
Required Repairs:	$6,250	NAP
Tuesday Morning Occupancy Holdback(2):	$1,170,000	$0
Outstanding Tenant Improvements:	$367,730	$0
Tuesday Morning Rent Abatement(3):	$114,184	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$190
Balloon Balance / Sq. Ft.:	$154
Cut-off Date LTV:	74.3%
Balloon LTV:	60.2%
Underwritten NOI DSCR:	1.44x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Kansas City, MO
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	80,093
Property Management:	USFP Property Management, Inc.
Underwritten NOI:	$1,343,039
Underwritten NCF:	$1,272,557
Appraised Value:	$20,500,000
Appraisal Date:	June 6, 2016

Historical NOI
Most Recent NOI:	NAV
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy
Most Recent Occupancy(5):	96.2% (April 30, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.10x, until such time that the DSCR is at least 1.15x for two consecutive calendar quarters or (iii) upon the commencement of Lease Sweep Period (collectively, a “Trigger Period”). A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond an applicable notice and cure period or (v) insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the lease with Boot Barn, Party City, Sprouts or Tuesday Morning or (ii) any lease or leases that replace(s) any lease described in clause (i).

(2)	The holdback of $1,170,000 (provided no Trigger Period is continuing) will be released to the borrowers upon Tuesday Morning (or an acceptable replacement tenant) taking occupancy of its space (expected to be the later of August 22, 2016 and the date the borrower completes tenant improvement work and delivers the premises to the tenant).

(3)	Provided the borrower delivers the space to Tuesday Morning within 90 days of August 22, 2016 such tenant is required to commence paying rent on March 1, 2017.

(4)	On each monthly payment date during a Lease Sweep Period, the borrowers are required to deposit all excess cash into the Lease Sweep Reserve.

(5)	The Village at Shoal Creek property is 96.2% leased as of April 30, 2016. Tuesday Morning is expected to take occupancy by September 2016 and was included in the Most Recent Occupancy rate. The Most Recent Occupancy excluding Tuesday Morning is 83.8%.

TRANSACTION HIGHLIGHTS

■	Property. The Village at Shoal Creek property is an 80,093 sq. ft. grocery anchored retail center located in Kansas City, Missouri. The property was developed by the sponsors in 2015 and leased to its current stabilized occupancy of 96.2% within 18 months of the first tenant taking occupancy. The property is anchored by Sprouts and other national tenants, including Party City, Tuesday Morning and Boot Barn. The four largest tenants, Sprouts (35.5% of NRA), Party City (15.0% of NRA), Tuesday Morning (12.4% of NRA) and Boot Barn (11.1% of NRA), all signed long-term leases which run through at least 2025 with a weighted average lease term of 12.4 years.

■	Market. The property is located 12 miles northeast of the Kansas City CBD adjacent to Liberty Township, one half-mile west of I-35 and along MO-152. The surrounding area is experiencing a growing population, with a total of 1,076 multifamily units coming online over the past 12 months or projected to come online over the next 24 months. The property is located within a well occupied retail corridor as the one-, three- and five-mile retail vacancy rates are 1.6%, 2.3%, and 3.4% respectively. The total 2016 median household income within a one-, three- and five-mile radius is estimated to be $67,033, $77,168 and $70,012, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the DBJPM 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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